Exhibit 4.1

EXECUTION VERSION

SERIES 2015-I INDENTURE SUPPLEMENT

Dated as of March 16, 2015

to

AMENDED AND RESTATED MASTER INDENTURE

Dated as of December 6, 2013

Series 2015-I Asset-Backed Notes

$218,750,000 Class A-1 Fixed Rate Asset-Backed Notes, Series 2015-I

$100,000,000 Class A-2 Floating Rate Asset-Backed Notes, Series 2015-I

$30,000,000 Class B Fixed Rate Asset-Backed Notes, Series 2015-I

$15,937,000 Class C Fixed Rate Asset-Backed Notes, Series 2015-I

$10,313,000 Class D Fixed Rate Asset-Backed Notes, Series 2015-I

CABELA’S CREDIT CARD MASTER NOTE TRUST

SERIES 2015-I

among

CABELA’S CREDIT CARD MASTER NOTE TRUST

Issuer

WORLD’S FOREMOST BANK

Servicer

and

U.S. BANK NATIONAL ASSOCIATION

Indenture Trustee

on behalf of the Series 2015-I Noteholders

SCHEDULES

SCHEDULE 1	Minimum Net Worth Covenant
SCHEDULE 2	Perfection Representations, Warranties and Covenants

EXHIBITS

EXHIBIT A-1	Form of Class A-1 Note
EXHIBIT A-2	Form of Class A-2 Note
EXHIBIT A-3	Form of Class B Note
EXHIBIT A-4	Form of Class C Note
EXHIBIT A-5	Form of Class D Note
EXHIBIT B	Form of Monthly Payment Instructions and Notification to Indenture Trustee
EXHIBIT C	Form of Monthly Noteholders’ Statement
EXHIBIT D	Form of Investment Letter

Exhibit 4.1

EXECUTION VERSION

SERIES 2015-I INDENTURE SUPPLEMENT, dated as of March 16, 2015 (this “Supplement”), among CABELA’S CREDIT CARD MASTER NOTE TRUST, a statutory trust created and existing under the laws of the State of Delaware (the “Issuer”), WORLD’S FOREMOST BANK, a Nebraska state banking corporation, as Servicer (the “Servicer”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, but solely as Indenture Trustee (together with its successors in the trusts thereunder as provided in the Indenture, the “Indenture Trustee”) under the Amended and Restated Master Indenture, dated as of December 6, 2013 (as amended, supplemented or otherwise modified and in effect from time to time, the “Indenture”), among the Issuer, the Servicer and the Indenture Trustee.

Section 2.10 of the Indenture provides that the Issuer may, pursuant to one or more Indenture Supplements, direct the Indenture Trustee, on behalf of the Issuer, to issue one or more Series of Notes and to set forth the Principal Terms of such Series.

Pursuant to this Supplement, the Issuer and the Indenture Trustee shall create a new Series of Notes and specify the Principal Terms thereof.

ARTICLE I

CREATION OF THE SERIES 2015-I NOTES

Section 1.01. Designation.

(a) There is hereby created and designated a Series of Notes to be issued pursuant to the Indenture and this Supplement to be known as “Cabela’s Credit Card Master Note Trust, Series 2015-I Notes” or the “Series 2015-I Notes.” The Series 2015-I Notes shall be issued in five Classes, which shall be known as the “Class A-1 Fixed Rate Asset-Backed Notes, Series 2015-I”, the “Class A-2 Floating Rate Asset-Backed Notes, Series 2015-I”, the “Class B Fixed Rate Asset-Backed Notes, Series 2015-I”, the “Class C Fixed Rate Asset-Backed Notes, Series 2015-I”, and the “Class D Fixed Rate Asset-Backed Notes, Series 2015-I.”

(b) Series 2015-I shall be included in Group I and shall be a Principal Sharing Series and an Excess Allocation Series. Series 2015-I shall not be a Pre-Funded Series. Series 2015-I shall not be subordinated to any other Series. Notwithstanding any provision in the Indenture or in this Supplement to the contrary, the first Distribution Date with respect to Series 2015-I shall be May 15, 2015. The Series 2015-I Notes shall be due and payable on the Stated Maturity Date.

(c) In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture, the terms and provisions of this Supplement shall be controlling.

ARTICLE II

DEFINITIONS

Section 2.01. Definitions.

(a) All capitalized terms not otherwise defined herein are defined in the Indenture. Each capitalized term defined herein shall relate only to the Series 2015-I Notes and no other Series of Notes issued by the Issuer. Whenever used in this Supplement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and the masculine as well as the feminine and neuter genders of such terms.

“Accumulation Period” shall mean, unless an Early Redemption Event with respect to Series 2015-I shall have occurred prior thereto, the period commencing on the close of business on February 28, 2019, or such later date as is determined in accordance with subsection 4.03(a), and ending upon the first to occur of (a) the commencement of the Early Redemption Period and (b) the Series Termination Date.

“Adjusted Allocation Amount” shall mean, for any date of determination, an amount equal to the Allocation Amount minus the Principal Funding Account Balance (in an amount not to exceed the Allocation Amount) on such date of determination.

“Allocation Amount” shall mean, as of any date of determination, an amount equal to (a) the Initial Note Principal Balance, minus (b) the total amount of principal payments made on the Series 2015-I Notes on or prior to such date, minus (c) the excess, if any, of the total amount of Reduction Amounts and Reallocated Principal Collections for all prior Distribution Dates over the reimbursement of such amounts pursuant to subsection 4.05(g) prior to such date; provided that the Allocation Amount shall not be less than zero.

“Allocation Percentage” shall mean for any day during a Monthly Period, (a) with respect to Collections of Finance Charge Receivables and Defaulted Amounts at any time and Collections of Principal Receivables during the Revolving Period, the Floating Allocation Percentage; provided that if Collections of Finance Charge Receivables for any other series are allocated using a fixed allocation percentage during the redemption period, limited redemption period or similar period for such Series, the Allocation Percentage with respect to Collections of Finance Charge Receivables during the Accumulation Period or the Early Redemption Period shall be the Fixed Allocation Percentage rather than the Floating Allocation Percentage, and (b) with respect to Collections of Principal Receivables during the Accumulation Period or the Early Redemption Period, the Fixed Allocation Percentage.

“Available Cash Collateral Account Amount” shall mean, with respect to any Distribution Date, the lesser of (a) the amount on deposit in the Cash Collateral Account on such date (before giving effect to any deposit or withdrawal to be made to or from the Cash Collateral Account on such date) and (b) the Required Cash Collateral Account Amount.

“Available Finance Charge Collections” shall mean with respect to any Distribution Date, an amount equal to the sum of (a) an amount equal to the applicable Allocation Percentage of all the Collections of Finance Charge Receivables (as such term is defined in the Pooling and Servicing Agreement) received during the related Monthly Period, plus (b) the amount of funds, if any, to be withdrawn from the Spread Account pursuant to subsection 4.11(b) with respect to such Distribution Date, plus (c) if such Distribution Date is a Distribution Date relating to the Accumulation Period, the amount of Principal Funding Investment Proceeds, if any, for such Distribution Date, plus (d) the amount of funds, if any, to be withdrawn from the Reserve Account, which pursuant to subsection 4.12(b) or 4.12(d) are required to be included in Available Finance Charge Collections with respect to such Distribution Date, plus (e) the amount of funds, if any, to be withdrawn from the Cash Collateral Account pursuant to subsection 4.14(b) with respect to such Distribution Date.

“Available Funds” shall mean, for any Distribution Date, an amount equal to the sum of (a) the Available Finance Charge Collections, plus (b) the Excess Finance Charge Collections allocated to Series 2015-I.

“Available Principal Collections” shall mean, with respect to any Distribution Date, an amount equal to the sum of (a) an amount equal to the applicable Allocation Percentage of all Collections of Principal Receivables received during the related Monthly Period, minus (b) the amount of Reallocated Principal Collections with respect to such Monthly Period which pursuant to Section 4.08 are required to be applied on such Distribution Date, plus (c) any Shared Principal Collections with respect to other Series that are allocated to Series 2015-I in accordance with Section 8.04 of the Indenture and Section 4.10, plus (d) any other amounts which pursuant to Section 4.05 are to be treated as Available Principal Collections with respect to such Distribution Date.

“Available Reserve Account Amount” shall mean, with respect to any Distribution Date, the lesser of (a) the amount on deposit in the Reserve Account on such date (before giving effect to any deposit or withdrawal to be made to or from the Reserve Account on such date) and (b) the Required Reserve Account Amount.

“Available Spread Account Amount” shall mean, with respect to any Distribution Date, the lesser of (a) the amount on deposit in the Spread Account on such date (before giving effect to any deposit or withdrawal to be made to or from the Spread Account on such date) and (b) the Required Spread Account Amount.

“Business Day” shall mean any day other than (a) a Saturday or Sunday or (b) any other day on which national banking associations or state banking or savings institutions in New York, New York, or any other city in which the principal executive offices of the Account Owner, the Transferor, the Owner Trustee or the Indenture Trustee are located, are authorized or obligated by law, executive order or governmental decree to be closed.

“Cabela’s” shall mean Cabela’s, Incorporated, a Delaware corporation.

“Cabela’s Fiscal Year” shall mean the 52 or 53 week period ending on the Saturday nearest to December 31.

“Cash Collateral Account” shall have the meaning specified in subsection 4.14(a).

“Cash Collateral Account Draw Amount” shall have the meaning specified in subsection 4.14(c).

“Cash Collateral Account Funding Event” shall mean, for any Distribution Date, the failure to satisfy the Minimum Net Worth Covenant as of the last day of the Related Fiscal Quarter.

“Cash Collateral Account Surplus” shall mean, as of any date of determination, the amount, if any, by which the amount on deposit in the Cash Collateral Account exceeds the Required Cash Collateral Account Amount; provided, however, that if a Cash Collateral Account Funding Event shall have occurred, except as set forth in the following proviso, the Cash Collateral Account Surplus shall be $0 until the first Distribution Date occurring at least six months after the date on which a Cash Collateral Account Funding Event ceased to be continuing; provided, further, that notwithstanding anything contained herein to the contrary, the Cash Collateral Account Surplus shall equal the amount by which the sum of the Principal Funding Account Balance, the Available Spread Account Amount and the amount on deposit in the Cash Collateral Account exceeds the Note Principal Balance as of such date of determination, which surplus shall not exceed the amount on deposit in the Cash Collateral Account.

“Certificateholder Servicing Fee” shall have the meaning specified in the Series 2004-1 Certificate Supplement.

“Class A Additional Interest” shall equal the sum of the Class A-1 Additional Interest and the Class A-2 Additional Interest.

“Class A Initial Note Principal Balance” shall equal the sum of the Class A-1 Initial Note Principal Balance and the Class A-2 Note Principal Balance.

“Class A Interest Shortfall” shall equal the sum of the Class A-1 Interest Shortfall and the Class A-2 Interest Shortfall.

“Class A Monthly Interest” shall equal the sum of the Class A-1 Monthly Interest and the Class A-2 Monthly Interest.

“Class A Noteholders” shall mean collectively the Class A-1 Noteholders and the Class A-2 Noteholders.

“Class A Note Principal Balance” shall equal the sum of the Class A-1 Note Principal Balance and the Class A-2 Note Principal Balance.

“Class A Notes” shall mean collectively the Class A-1 Notes and the Class A-2 Notes.

“Class A Required Amount” shall mean, for any Distribution Date, an amount equal to the excess of the amounts described in subsection 4.05(a) over Available Finance Charge Collections applied to pay such amount pursuant to Section 4.05.

“Class A-1 Additional Interest” shall have the meaning specified in Section 4.02(a).

“Class A-1 Global Note” shall mean a Class A-1 Note in the form of Exhibit A-1.

“Class A-1 Initial Note Principal Balance” shall mean $218,750,000.

“Class A-1 Interest Shortfall” shall have the meaning specified in Section 4.02(a).

“Class A-1 Monthly Interest” shall have the meaning specified in Section 4.02(a).

“Class A-1 Noteholder” shall mean the Person in whose name a Class A-1 Note is registered in the Note Register.

“Class A-1 Note Principal Balance” shall mean, on any date, (a) the Class A-1 Initial Note Principal Balance, minus (b) the total amount of principal payments made on the Class A-1 Notes on or prior to such date.

“Class A-1 Note Rate” shall mean a per annum rate equal to 2.26%, calculated on the basis of 30 days in the related Interest Period and a 360-day year.

“Class A-1 Notes” shall mean any one of the Notes executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A-1.

“Class A-2 Additional Interest” shall have the meaning specified in Section 4.02(b).

“Class A-2 Global Note” shall mean a Class A-2 Note in the form of Exhibit A-2.

“Class A-2 Initial Note Principal Balance” shall mean $100,000,000.

“Class A-2 Interest Shortfall” shall have the meaning specified in Section 4.02(b).

“Class A-2 Monthly Interest” shall have the meaning specified in Section 4.02(b).

“Class A-2 Noteholder” shall mean the Person in whose name a Class A-2 Note is registered in the Note Register.

“Class A-2 Note Principal Balance” shall mean, on any date, (a) the Class A-2 Initial Note Principal Balance, minus (b) the total amount of principal payments made on the Class A-2 Notes on or prior to such date.

“Class A-2 Note Rate” shall mean, for any Interest Period for the Class A-2 Notes, a per annum rate equal to 0.54% above LIBOR determined on the related LIBOR Determination Date, calculated on the basis of the actual days elapsed and a 360-day year.

“Class A-2 Notes” shall mean any one of the Notes executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A-2.

“Class B Additional Interest” shall have the meaning specified in Section 4.02(c).

“Class B Initial Note Principal Balance” shall mean $30,000,000.

“Class B Interest Shortfall” shall have the meaning specified in Section 4.02(c).

“Class B Monthly Interest” shall have the meaning specified in Section 4.02(c).

“Class B Noteholder” shall mean the Person in whose name a Class B Note is registered in the Note Register.

“Class B Note Principal Balance” shall mean, on any date, (a) the Class B Initial Note Principal Balance, minus (b) the total amount of principal payments made on the Class B Notes on or prior to such date, including.

“Class B Note Rate” shall mean a rate per annum equal to 0.00% calculated on the basis of 30 days in the related Interest Period and a 360-day year.

“Class B Notes” shall mean any one of the Notes executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A-3.

“Class B Required Amount” shall mean, for any Distribution Date, an amount equal to the excess of the amounts described in subsection 4.05(b) over Available Finance Charge Collections applied to pay such amount pursuant to Section 4.05.

“Class C Additional Interest” shall have the meaning specified in Section 4.02(d).

“Class C Initial Note Principal Balance” shall mean $15,937,000.

“Class C Interest Shortfall” shall have the meaning specified in Section 4.02(d).

“Class C Monthly Interest” shall have the meaning specified in Section 4.02(d).

“Class C Noteholder” shall mean the Person in whose name a Class C Note is registered in the Note Register.

“Class C Note Principal Balance” shall mean, on any date, (a) the Class C Initial Note Principal Balance, minus (b) the total amount of principal payments made on the Class C Notes on or prior to such date.

“Class C Note Rate” shall mean a rate per annum equal to 0.00% calculated on the basis of 30 days in the related Interest Period and a 360-day year.

“Class C Notes” shall mean any one of the Notes executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A-4.

“Class C Required Amount” shall mean, for any Distribution Date, an amount equal to the excess of the amounts described in subsection 4.05(d) over Available Finance Charge Collections applied to pay such amount pursuant to Section 4.05.

“Class D Additional Interest” shall have the meaning specified in Section 4.02(e).

“Class D Initial Note Principal Balance” shall mean $10,313,000.

“Class D Interest Shortfall” shall have the meaning specified in Section 4.02(e).

“Class D Monthly Interest” shall have the meaning specified in Section 4.02(e).

“Class D Noteholder” shall mean the Person in whose name a Class D Note is registered in the Note Register.

“Class D Note Principal Balance” shall mean, on any date, (a) the Class D Initial Note Principal Balance, minus (b) the total amount of principal payments made on the Class D Notes on or prior to such date.

“Class D Note Rate” shall mean a rate per annum equal to 0.00% calculated on the basis of 30 days in the related Interest Period and a 360-day year.

“Class D Notes” shall mean any one of the Notes executed by the Issuer and authenticated by or on behalf of the Indenture Trustee, substantially in the form of Exhibit A-5.

“Closing Date” shall mean March 16, 2015.

“Controlled Accumulation Amount” shall mean, for any Distribution Date with respect to the Accumulation Period, $31,250,000; provided, however, that if the Controlled Accumulation Period Length is determined to be less than 12 months, the Controlled Accumulation Amount for each Distribution Date with respect to the Accumulation Period will be equal to (a) the product of (i) the Initial Note Principal Balance and (ii) the Controlled Accumulation Period Factor for the related Monthly Period divided by (b) the Required Accumulation Factor Number.

“Controlled Accumulation Period Factor” shall mean, for each Monthly Period, a fraction, the numerator of which is equal to the sum of the allocation amounts as of the last day of the prior Monthly Period of all outstanding Series, and the denominator of which is equal to the sum (without duplication) of (a) the Allocation Amount as of the last day of the prior Monthly Period, (b) the sum of the allocation amounts as of the last day of the prior Monthly Period of all outstanding Series (other than Series 2015-I) that are not expected to be in their revolving periods, and (c) the sum of the allocation amounts as of the last day of the prior Monthly Period of all other outstanding Series that are not Principal Sharing Series and are in their revolving periods.

“Controlled Accumulation Period Length” shall have the meaning specified in subsection 4.03(a).

“Controlled Deposit Amount” shall mean, for any Distribution Date with respect to the Accumulation Period, an amount equal to the sum of the Controlled Accumulation Amount for such Distribution Date and any Deficit Controlled Accumulation Amount for the immediately preceding Distribution Date.

“Covered Amount” shall mean, for any Distribution Date with respect to the Accumulation Period or the first Special Payment Date, if such Special Payment Date occurs prior to the date the Note Principal Balance is paid in full, an amount equal to the sum of: (a) one-twelfth the product of (i) the Class A-1 Note Rate, multiplied by (ii) the lesser of (A) the product of: (x) a fraction, the numerator of which is the Class A-1 Note Principal Balance as of the Record Date preceding such Distribution Date, and the denominator of which is the sum of the Class A-1 Note Principal Balance and the Class A-2 Note Principal Balance, each as of the Record Date preceding such Distribution Date, multiplied by (y) the aggregate amount on deposit in the Principal Funding Account and (B) the Class A-1 Note Principal Balance as of the Record Date preceding such Distribution Date; plus (b) the product of (i) a fraction, the numerator of which is the actual number of days in the immediately preceding Interest Period and the denominator of which is 360, multiplied by (ii) the Class A-2 Note Rate, with respect to such Interest Period, multiplied by (iii) the lesser of (A) the product of: (x) a fraction, the numerator of which is the Class A-2 Note Principal Balance as of the Record Date preceding such Distribution Date, and the denominator of which is the sum of the Class A-1 Note Principal Balance and the Class A-2 Note Principal Balance, each as of the Record Date preceding such Distribution Date, multiplied by (y) the aggregate amount on deposit in the Principal Funding Account and (B) the Class A-2 Note Principal Balance as of the Record Date preceding such Distribution Date; plus (c) one-twelfth of the product of (i) the Class B Note Rate multiplied by (ii) the aggregate amount on deposit in the Principal Funding Account in excess of the Class A Note Principal Balance as of the Record Date preceding such Distribution Date up to the Class B Note Principal Balance as of the Record Date preceding such Distribution Date; plus (d) one-twelfth of the product of (i) the Class C Note Rate multiplied by (ii) the aggregate amount on deposit in the Principal Funding Account in excess of the sum of the Class A Note Principal Balance and the Class B Note Principal Balance as of the Record Date preceding such Distribution Date up to the Class C Note Principal Balance as of the Record Date preceding such Distribution Date; plus (e) one-twelfth of the product of (i) the Class D Note Rate multiplied by (ii) the aggregate amount on deposit in the Principal Funding Account in excess of the sum of the Class A Note Principal Balance, the Class B Note Principal Balance and the Class C Note Principal Balance as of the Record Date preceding such Distribution Date.

“Deficit Controlled Accumulation Amount” shall mean (a) on the first Distribution Date with respect to the Accumulation Period, the excess, if any, of the Controlled Accumulation Amount for such Distribution Date over the principal amount deposited in the Principal Funding Account on such Distribution Date and (b) on each subsequent Distribution Date with respect to the Accumulation Period, the excess, if any, of the Controlled Deposit Amount for such subsequent Distribution Date over the principal amount deposited in the Principal Funding Account on such subsequent Distribution Date.

“Dilution” shall mean any downward adjustment made by the Servicer in the amount of any Receivable (a) because of a rebate, refund, unauthorized charge, fraudulent or counterfeit charge or billing error to the accountholder; (b) because such Receivable was created in respect of merchandise which was refused or returned by an accountholder; (c) because of a credit pursuant to a debt cancellation or debt deferral program which is not recovered from Collections or Insurance Proceeds or reserves funded by fees generated through such programs or (d) for any other reason other than receiving Collections therefore or charging off such amount as uncollectible.

“Distribution Date” shall mean the fifteenth day of each calendar month, or if such fifteenth day is not a Business Day, the next succeeding Business Day commencing with May 15, 2015.

“Early Redemption Event” shall mean any Early Redemption Event specified in Section 5.01 of the Indenture and any Early Redemption Event specified in Section 6.01.

“Early Redemption Period” shall mean the period commencing at the close of business on the Business Day immediately preceding the day on which an Early Redemption Event with respect to Series 2015-I occurs, and ending on the Series Termination Date.

“Excess Finance Charge Collections” shall have the meaning specified in Section 8.04 of the Indenture, as further described in subsection 4.05(l) and Section 4.09.

“Excess Funding Account” shall have the meaning specified in the Pooling and Servicing Agreement.

“Excess Spread Percentage” shall mean, with respect to any Monthly Period, an amount equal to the percentage equivalent of a fraction, (a) the numerator of which is the product of (i) the remainder of (A) the Available Finance Charge Collections with respect to the related Distribution Date, minus (B) the amount of funds, if any, withdrawn from the Spread Account pursuant to subsection 4.11(b) and treated as Available Finance Charge Collections with respect to such Distribution Date, if any, minus (C) the aggregate amount of the distributions on such Distribution Date provided for in clauses (a) through (g) of Section 4.05, minus (D) the amount of funds, if any, withdrawn from the Cash Collateral Account and treated as Available Funds with respect to such Distribution Date, and (ii) 12, and (b) the denominator of which is the Allocation Amount for such Monthly Period.

“Expected Principal Payment Date” shall mean the March 2020 Distribution Date.

“Finance Charge Shortfall” shall have the meaning specified in Section 4.09.

“Fiscal Quarter” shall mean a fiscal quarter of a Cabela’s Fiscal Year.

“Fixed Allocation Percentage” shall mean, with respect to any day during a Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is, during the Accumulation Period or the Early Redemption Period, the Allocation Amount for Series 2015-I as of the close of business on the date on which the Revolving Period shall have terminated and the denominator of which is the sum of the numerators used to determine the allocation percentages with respect to Collections of Principal Receivables for all Series of Notes Outstanding; provided, however, that with respect to any Monthly Period in which one or more Reset Dates occurs, the Fixed Allocation Percentage shall be recalculated as provided above but with the denominator determined as of such Reset Date for the period from and including such Reset Date to but excluding the next such Reset Date, if any, or if no other Reset Date occurs during such Monthly Period, to and including the last day of such Monthly Period, as applicable. The “Fixed Allocation Percentage” for a Monthly Period shall mean the sum of the Fixed Allocation Percentages for each day in such Monthly Period divided by the number of days in such Monthly Period.

“Floating Allocation Percentage” shall mean, with respect to any day during a Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Adjusted Allocation Amount for Series 2015-I as of the close of business on the last day of the preceding Monthly Period (or in the case of the first Monthly Period, the Initial Note Principal Balance) and the denominator of which is the sum of the numerators used to determine the allocation percentages with respect to Collections of Finance Charge Receivables for all Series of Notes Outstanding; provided, however, that with respect to any Monthly Period in which one or more Reset Dates occurs, the Floating Allocation Percentage shall be recalculated as provided above but with the numerator and denominator determined as of such Reset Date, for the period from and after the date on which any such Reset Date occurs to but excluding the date, if any, that another such Reset Date occurs or, if no other Reset Date occurs during such Monthly Period, to and including the last day of such Monthly Period. The “Floating Allocation Percentage” for a Monthly Period shall mean the sum of the Floating Allocation Percentages for each day in such Monthly Period divided by the number of days in such Monthly Period.

“Full Investor Interest” shall have the meaning specified in the Series 2004-1 Certificate Supplement.

“Global Note” shall mean a Class A-1 Global Note or a Class A-2 Global Note.

“Group I” shall mean a group of Series which will include Series 2015-I and each other Series specified in the related Supplement to be included in Group I.

“Initial Note Principal Balance” shall mean $375,000,000.

“Insurance Proceeds” shall have the meaning specified in the Pooling and Servicing Agreement.

“Interest Period” shall mean, with respect to any Distribution Date, the period from and including the previous Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to but excluding such Distribution Date.

“Investment Letter” shall have the meaning specified in subsection 9.05(a).

“Investor Interest” shall have the meaning specified in the Series 2004-1 Certificate Supplement.

“LIBOR” shall mean, with respect to any Interest Period, an interest rate per annum determined by the Indenture Trustee for such Interest Period in accordance with the provisions of Section 4.13.

“LIBOR Determination Date” shall mean, for any Interest Period, the second London Business Day prior to the commencement of such Interest Period (or, in the case of the initial Interest Period, the second London Business Day prior to the Closing Date).

“London Business Day” shall mean any Business Day on which dealings in deposits in United States dollars are transacted in the London interbank market.

“Minimum Net Worth Covenant” shall mean the covenant set forth in Schedule 1 hereto, as the same may be amended from time to time by the Servicer. Notwithstanding anything contained herein to the contrary, Schedule 1 may be amended by the Servicer, without the consent of any Series 2015-I Noteholder or any other Person and without satisfaction of the Rating Agency Condition, in connection with any amendment, modification, supplement or replacement to the Cabela’s Credit Agreement (as such term is defined in Schedule 1) by delivery by the Servicer to the Indenture Trustee of a revised Schedule 1, together with a duly executed certificate of the Servicer to the effect that such revised Schedule 1 accurately reflects the minimum net worth covenant, if any, then applicable under the Cabela’s Credit Agreement.

“Modified Excess Spread Percentage” shall mean, with respect to the initial Monthly Period, an amount equal to the percentage equivalent of a fraction, (a) the numerator of which is the product of (i) the remainder of (A) the Available Finance Charge Collections with respect to the related Distribution Date, minus (B) the amount of funds, if any, withdrawn from the Spread Account pursuant to subsection 4.11(b) and treated as Available Finance Charge Collections with respect to such Distribution Date, if any, minus (C) the aggregate amount of the distributions that would be made on such Distribution Date as provided for in clauses (a) through (g) of Section 4.05 (such amounts to be determined, solely for the purposes of this definition, based on the assumption that the initial Interest Period includes the same number of days as the initial Monthly Period), minus (D) the amount of funds, if any, withdrawn from the Cash Collateral Account and treated as Available Funds with respect to such Distribution Date, and (ii) 12, and (b) the denominator of which is the Allocation Amount for such Monthly Period.

“Monthly Interest” shall mean, with respect to any Distribution Date, the sum of Class A Monthly Interest, Class B Monthly Interest, Class C Monthly Interest and Class D Monthly Interest for such Distribution Date.

“Monthly Period” shall mean, with respect to each Distribution Date, the period from and including the first day of the preceding calendar month to and including the last day of such calendar month; provided, however, that the initial Monthly Period with respect to Series 2015-I will commence on the Closing Date and end on April 30, 2015.

“Monthly Principal Payment Rate” shall mean, with respect to any Monthly Period, a fraction (expressed as a percentage) the numerator of which is Collections of Principal Receivables for such Monthly Period and the denominator of which is the aggregate amount of Principal Receivables as of the first day of such Monthly Period.

“Monthly Principal Reallocation Amount” shall mean, for any Monthly Period, an amount equal to the sum of:

(a) the lower of (i) the Class A Required Amount and (ii) the greater of (A)(x) the product of (I) 15.00% and (II) the Initial Note Principal Balance minus (y) the amount of unreimbursed Reduction Amounts (after giving effect to Reduction Amounts for the related Monthly Period) and unreimbursed Reallocated Principal Collections (as of the previous Distribution Date) and (B) zero; and

(b) the lower of (i) the sum of the Class B Required Amount and the Servicing Fee Required Amount, and (ii) the greater of (A)(x) the product of (I) 7.00% and (II) the Initial Note Principal Balance minus (y) the amount of unreimbursed Reduction Amounts (after giving effect to Reduction Amounts for the related Monthly Period) and unreimbursed Reallocated Principal Collections (as of the previous Distribution Date and as determined pursuant to clause (a) above) and (B) zero; and

(c) the lower of: (i) the Class C Required Amount and (ii) the greater of (A)(x) the product of (I) 2.75% and (II) the Initial Note Principal Balance minus (y) the amount of unreimbursed Reduction Amounts (after giving effect to Reduction Amounts for the related Monthly Period) and unreimbursed Reallocated Principal Collections (as of the previous Distribution Date and as determined pursuant to clauses (a) and (b) above) and (B) zero.

“Monthly Servicing Fee” shall have the meaning specified in Section 3.01.

“Net Servicing Fee Rate” shall have the meaning specified in the Series 2004-1 Certificate Supplement.

“Note Assignment” shall have the meaning specified in subsection 9.05(c).

“Note Principal Balance” shall mean, for any date of determination, an amount equal to the sum of the Class A Note Principal Balance, the Class B Note Principal Balance, the Class C Note Principal Balance and the Class D Note Principal Balance for such date of determination.

“Payment Date” shall mean each Distribution Date.

“Principal Funding Account” shall have the meaning specified in subsection 4.03(c)(i).

“Principal Funding Account Balance” shall mean, with respect to any date of determination during the Accumulation Period, the principal amount, if any, on deposit in the Principal Funding Account on such date of determination.

“Principal Funding Investment Proceeds” shall have the meaning specified in subsection 4.03(c)(ii).

“Principal Funding Investment Shortfall” shall mean, with respect to each Distribution Date for the Accumulation Period, the amount, if any, by which the Principal Funding Investment Proceeds are less than the Covered Amount.

“Principal Shortfall” shall have the meaning specified in Section 4.10.

“Private Holder” shall mean each holder of a right to receive interest or principal in respect of any direct or indirect interest in the Issuer or the Master Trust, including any financial instrument or contract the value of which is determined in whole or in part by reference to the Issuer or the Master Trust (including the Issuer’s assets or the Master Trust’s assets, income of the Issuer or the Master Trust or distributions made by the Issuer or the Master Trust), but excluding any interest in the Issuer or the Master Trust represented by any Series or Class of Notes or Certificates or any other interest as to which the Transferor has provided an Opinion of Counsel to the effect that such Series, Class or other interest will be treated as debt or otherwise not as an equity interest in the Issuer, the Master Trust or the Receivables for federal income tax purposes, provided, that in each case, such interest is not convertible or exchangeable into an interest in the Issuer or the Master Trust or the Issuer’s or Master Trust’s income or equivalent value. Notwithstanding the immediately preceding sentence, (i) “Private Holder” shall also include any other Person that the Transferor determines is, may be or may become a “partner” for purposes of Section 1.7704-1(h)(1)(ii) (including by reason of Section 1.7704-1(h)(3)) of the United States Treasury Regulations. “Private Holders” shall include the Holders of the Transferor Certificate (as defined in the Pooling and Servicing Agreement) or any interest therein, the Trust Certificate, the Transferor Certificates or any interest in either, and the Servicer. Any person holding more than one interest in the Issuer or the Master Trust each of which separately would cause such Person to be a Private Holder shall be treated as a single Private Holder. Each holder of an interest in a Private Holder which is a partnership, S corporation or a grantor trust under the Code shall be treated as a Private Holder unless excepted with the consent of the Transferor (which consent shall be based on an Opinion of Counsel generally to the effect that the action taken pursuant to the consent will not cause the Issuer or the Master Trust to become a publicly traded partnership treated as a corporation).

“Pro-Rata Share” shall mean, with respect to any payment of principal or interest to be made to the Class A Noteholders on any date, (a) as to the Class A-1 Noteholders, the amount (expressed as a percentage) obtained by dividing (i) the amount of such principal or interest payable to the Class A-1 Noteholders on such date by (ii) the sum of the amounts of principal or interest payable to the Class A-1 Noteholders and the Class A-2 Noteholders on such date, and (b) as to the Class A-2 Noteholders, the amount (expressed as a percentage) obtained by dividing (i) the amount of such principal or interest payable to the Class A-2 Noteholders on such date by (ii) the sum of the amounts of principal or interest payable to the Class A-1 Noteholders and the Class A-2 Noteholders on such date.

“Qualified Maturity Agreement” shall mean a written agreement between the Issuer and an Eligible Institution under which the Eligible Institution agrees to deposit into the Principal Funding Account before the Expected Principal Payment Date, an amount equal to Initial Note Principal Balance (reduced by any amount on deposit in the Principal Funding Account).

“Rating Agency” shall mean, with respect to each outstanding Class of the Series 2015-I Notes and as of any date of determination, the rating agency or agencies, if any, selected by the Transferor to rate such outstanding Class of the Series 2015-I Notes.

“Rating Agency Condition” shall mean, with respect to any action relating to Series 2015-I, that each Rating Agency shall have notified the Transferor, the Servicer, the Issuer and the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of the rating of any outstanding Series or Class with respect to which such Rating Agency rates such outstanding Series or Class.

“Reallocated Principal Collections” shall mean, for any Distribution Date, Available Principal Collections applied in accordance with Section 4.08 in an amount not to exceed the Monthly Principal Reallocation Amount for the related Monthly Period.

“Redemption Amount” shall mean, with respect to any Distribution Date, after giving effect to any deposits and distributions otherwise to be made on such Distribution Date, the sum of (a) the Note Principal Balance on such Distribution Date, plus (b) the Monthly Interest for such Distribution Date and any Monthly Interest previously due but not distributed to the Series 2015-I Noteholders on a prior Distribution Date.

“Reduction Amount” shall have the meaning specified in Section 4.07.

“Reference Banks” shall mean three major banks in the London Interbank market selected by Servicer.

“Related Fiscal Quarter” shall mean (a) for any Distribution Date occurring in June or July, the first Fiscal Quarter; (b) for any Distribution Date occurring in August, September or October, the second Fiscal Quarter; (c) for any Distribution Date occurring in November, December, January or February, the third Fiscal Quarter; and (d) for any Distribution Date occurring in March, April or May, the fourth Fiscal Quarter.

“Required Accumulation Factor Number” shall be equal to a fraction, rounded upwards to the nearest whole number, the numerator of which is one and the denominator of which is equal to the lowest Monthly Principal Payment Rate on the Accounts, expressed as a decimal, for the twelve months preceding the date of such calculation.

“Required Cash Collateral Account Amount” shall mean (i) with respect to any Distribution Date prior to the occurrence and continuation of a Cash Collateral Account Funding Event, $0; and (ii) with respect to any Distribution Date on which a Cash Collateral Account Funding Event has occurred and is continuing, an amount equal to the product of 5% multiplied by the Initial Note Principal Balance; provided, however, that the Required Cash Collateral Account Amount for any Distribution Date shall not exceed an amount equal to the excess of the Note Principal Balance as of such Distribution Date over the sum of the Principal Funding Account Balance and the Available Spread Account Amount as of such Distribution Date.

“Required Reserve Account Amount” shall mean, with respect to any Distribution Date on or after the Reserve Account Funding Date, an amount equal to (a) 0.50% of the Note Principal Balance (after giving effect to all changes to the Note Principal Balance on such date) or (b) any other amount designated by the Issuer; provided, that if such amount is less than the amount specified in clause (a) above, the Issuer shall have received prior written notice from each Rating Agency that the Rating Agency Condition shall have been satisfied with respect to such designation and shall have delivered copies of each such written notice to the Servicer and the Indenture Trustee.

“Required Spread Account Amount” shall mean, on any date of determination, the product of (a) the Initial Note Principal Balance, and (b) the Required Spread Account Percentage as of such date of determination; provided that if an Early Redemption Event shall have occurred, the Required Spread Account Amount will equal the sum of the Class C Note Principal Balance and the Class D Note Principal Balance as of the close of business on the day on which the Revolving Period shall have terminated; provided further that notwithstanding anything herein to the contrary, the Required Spread Account Amount shall not exceed an amount equal to the sum of the Class C Note Principal Balance and the Class D Note Principal Balance, minus the excess, if any, of the Principal Funding Account Balance over the sum of the Class A Note Principal Balance and the Class B Note Principal Balance on such date of determination.

“Required Spread Account Percentage” shall mean, as of any date of determination, if the most recent Three-Month Average Excess Spread Percentage for the related Determination Date is greater than or equal to the percentage set forth in the first left-hand column of the table below, and less than the percentage set forth in the second column from the left of the table below, an amount equal to the percentage set forth next to such percentages in the third column from the left of the table below:

Three- Month Average Excess

Spread Percentage

Greater Than or Equal to	Less Than	Required Spread Account %
4.50%		0.00%
4.00%	4.50%	1.75%
3.50%	4.00%	2.75%
3.00%	3.50%	3.50%
2.50%	3.00%	5.00%
2.00%	2.50%	6.00%
	2.00%	7.75%

provided, however, that the Required Spread Account Percentage for the related Determination Date shall not be decreased unless the Three-Month Average Excess Spread Percentage for such Determination Date and for each of the two preceding Determination Dates exceeds the Three-Month Average Excess Spread Percentage required to support such decrease (in which case the Required Spread Account Percentage for such Determination Date shall be determined in accordance with the table above based upon the Three-Month Average Excess Spread Percentage required to support such decrease).

“Reserve Account” shall have the meaning specified in subsection 4.12(a).

“Reserve Account Funding Date” shall mean the Distribution Date which occurs not later than the earliest of (a) the Distribution Date with respect to the Monthly Period which commences four (4) months prior to the Distribution Date with respect to the first Monthly Period in the Controlled Accumulation Period or such earlier date as the Transferor may determine by written notice to the Indenture Trustee and the Servicer, (b) beginning with the Distribution Date for the Monthly Period that begins twelve (12) months before the start of the Controlled Accumulation Period, the first Distribution Date, if any, for which the Three-Month Average Excess Spread Percentage is less than 5%, (c) beginning with the Distribution Date for the Monthly Period that begins seven (7) months before the start of the Controlled Accumulation Period, the first Distribution Date, if any, for which the Three-Month Average Excess Spread Percentage is less than 6% and greater than or equal to 5%, (d) beginning with the Distribution Date for the Monthly Period that begins six (6) months before the start of the Controlled Accumulation Period, the first Distribution Date, if any, for which the Three-Month Average Excess Spread Percentage is less than 7% and greater than or equal to 6%; (e) beginning with the Distribution Date for the Monthly Period that begins five (5) months before the start of the Controlled Accumulation Period, the first Distribution Date, if any, for which the Three-Month Average Excess Spread Percentage is less than 8% and greater than or equal to 7%, (f) the first date on which a Qualified Maturity Agreement is terminated pursuant to subsection 4.03(b)(iii) and the Transferor does not obtain a substitute Qualified Maturity Agreement or (g) such earlier date as the Issuer may determine by written notice to the Indenture Trustee and the Servicer.

“Reserve Account Surplus” shall mean, as of any date of determination, the amount, if any, by which the amount on deposit in the Reserve Account exceeds the Required Reserve Account Amount.

“Reserve Draw Amount” shall have the meaning specified in subsection 4.12(c).

“Reset Date” shall mean each of (a) an Addition Date, (b) the date of any increase or decrease (other than regularly scheduled redemptions or early redemptions but including any optional redemption in the principal balance of the Notes of any Series) in the note principal balance or allocation amount for a variable funding series, (c) any date on which a new Series is issued, and (d) a Removal Date, on which if any Series has been paid in full, Principal Receivables in an aggregate amount approximately equal to the largest or the initial allocation amount of such Series are removed.

“Revolving Period” shall mean the period from and including the Closing Date to, but not including, the earlier of (a) the close of business on the day immediately preceding the day the Accumulation Period commences and (b) the close of business on the day immediately preceding the day the Early Redemption Period commences.

“Senior Notes” shall mean the Class A Notes, the Class B Notes and the Class C Notes.

“Series 2004-1 Certificate Supplement” shall mean the Series 2004-1 Supplement, dated as of April 14, 2004, to the Second Amended and Restated Pooling and Servicing Agreement, dated as of December 6, 2013, which amends and restates the Amended and Restated Pooling and Servicing Agreement, dated as of February 4, 2003, each among the Servicer, the Transferor and U.S. Bank National Association, as trustee, and as amended, supplemented or otherwise modified and in effect from time to time.

“Series 2015-I” shall mean the Series of Notes the terms of which are specified in this Supplement.

“Series 2015-I Note” shall mean a Class A-1 Note, Class A-2 Note, Class B Note, Class C Note or Class D Note.

“Series 2015-I Noteholder” shall mean a Class A-1 Noteholder, Class A-2 Noteholder, Class B Noteholder, Class C Noteholder or Class D Noteholder.

“Series Default Amount” shall mean, with respect to any Monthly Period, an amount equal to the product of (a) the Defaulted Amount for such Monthly Period and (b) the Floating Allocation Percentage for such Monthly Period.

“Series Termination Date” shall mean the earliest to occur of: (a) the date on which the Note Principal Balance is paid in full; (b) the date on which the Allocation Amount is reduced to zero and (c) the Stated Maturity Date.

“Servicer Default” shall have the meaning specified in the Pooling and Servicing Agreement.

“Servicing Fee Required Amount” shall mean, for any Distribution Date, an amount equal to the excess of the amount described in subsection 4.05(c) over Available Finance Charge Collections applied to pay such amount pursuant to Section 4.05.

“Special Payment Date” shall mean each Distribution Date with respect to the Early Redemption Period.

“Spread Account” shall have the meaning specified in subsection 4.11(a).

“Spread Account Draw Amount” shall have the meaning specified in subsection 4.11(c).

“Spread Account Surplus” shall mean, as of any date of determination, the amount, if any, by which the amount on deposit in the Spread Account exceeds the Required Spread Account Amount.

“Stated Maturity Date” shall mean the March 2023 Distribution Date.

“Successor Servicer” shall have the meaning specified in the Pooling and Servicing Agreement.

“Three-Month Average Excess Spread Percentage” shall mean (a) with respect to the May 2015 Determination Date, the Modified Excess Spread Percentage, (b) with respect to the June 2015 Determination Date, the percentage equivalent of a fraction, the numerator of which is the sum of the Modified Excess Spread Percentage and the Excess Spread Percentage for the immediately preceding Monthly Period, and the denominator of which is 2, (c) with respect to the July 2015 Determination Date, the percentage equivalent of a fraction, the numerator of which is the sum of the Modified Excess Spread Percentage and each of the Excess Spread Percentages for the two immediately preceding Monthly Periods and the denominator of which is 3 and (d) with respect to any other Determination Date, the percentage equivalent of a fraction, the numerator of which is the sum of the Excess Spread Percentages for the three immediately preceding Monthly Periods and the denominator of which is 3.

“Transfer” shall have the meaning specified in subsection 9.05(d).

“Uncovered Dilution Amount” shall mean, for any Distribution Date, an amount equal to the product of (w) the Investor Percentage for the related Monthly Period, times (x) the Floating Allocation Percentage for the related Monthly Period, times (y) the aggregate Dilutions occurring during that Monthly Period as to which any deposit is required to be made to the Excess Funding Account pursuant to subsection 4.03(c) of the Pooling and Servicing Agreement but has not been made; provided that, if the Transferor Interest is greater than zero at the time such deposit is required to be made, the Uncovered Dilution Amount shall be deemed to be zero; provided, further, that if the Transferor Interest is less than zero at the time such deposit is required to be made, for purposes of calculating the Uncovered Dilution Amount, the amount in clause (y) shall be reduced by an amount equal to the positive amount by which the Transferor Interest has been reduced by the Dilutions referred to in clause (y).

(b) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Supplement shall refer to this Supplement as a whole and not to any particular provision of this Supplement; references to any Article, subsection, Section or Exhibit are references to Articles, subsections, Sections and Exhibits in or to this Supplement unless otherwise specified; and the term “including” means “including without limitation.”

ARTICLE III

SERVICING COMPENSATION

Section 3.01. Servicing Compensation. The pro-rata share of the Certificateholder Servicing Fee allocable to the Series 2015-I Noteholders with respect to any Monthly Period (the “Monthly Servicing Fee”) shall be equal to the product of (a) the Certificateholder Servicing Fee and (b) the percentage equivalent of a fraction, the numerator of which is the Weighted Average Allocation Amount for Series 2015-I for such Monthly Period and the denominator of which is the Weighted Average Allocation Amount for all Outstanding Series of Notes for such Monthly Period.

ARTICLE IV

RIGHTS OF SERIES 2015-I NOTEHOLDERS AND

ALLOCATION AND APPLICATION OF COLLECTIONS

Section 4.01. Collections and Allocations.

(a) Allocations. Collections of Finance Charge Receivables and Principal Receivables and Defaulted Receivables allocated to Series 2015-I pursuant to Section 8.04 of the Indenture (and, as described herein, Excess Finance Charge Collections reallocated from other Series in Group I) shall be allocated and distributed or reallocated as set forth in this Article IV.

(b) Allocations to the Series 2015-I Noteholders. The Servicer shall allocate to the Series 2015-I Noteholders the following amounts as set forth below:

(i) Allocations of Finance Charge Collections. The Servicer shall allocate to the Series 2015-I Noteholders and deposit in the Collection Account for application as provided herein an amount equal to the product of (A) the applicable Allocation Percentage on such Deposit Date and (B) the aggregate amount of Collections of Finance Charge Receivables received by the Servicer on the Date of Processing relating to such Deposit Date.

(ii) Allocations of Principal Collections. The Servicer shall allocate to the Series 2015-I Noteholders the following amounts as set forth below:

(w) Allocations During the Revolving Period. During the Revolving Period, the Servicer shall allocate to the Series 2015-I Noteholders and deposit in the Collection Account for application as provided herein an amount equal to the product of (I) the Floating Allocation Percentage on such Deposit Date and (II) the aggregate amount of Collections of Principal Receivables received by the Servicer on the Date of Processing relating to such Deposit Date.

(x) Allocations During the Accumulation Period and the Early Redemption Period. During the Accumulation Period and the Early Redemption Period, the Servicer shall allocate to the Series 2015-I Noteholders and deposit in the Collection Account for application as provided herein, an amount equal to the product of (I) the Fixed Allocation Percentage on such Deposit Date and (II) the aggregate amount of Collections of Principal Receivables received by the Servicer on the Date of Processing relating to such Deposit Date.

Section 4.02. Determination of Monthly Interest.

(a) The amount of monthly interest (“Class A-1 Monthly Interest”) distributable from the Collection Account with respect to the Class A-1 Notes on any Distribution Date shall be an amount equal to one-twelfth of the product of the Class A-1 Note Rate and the Class A-1 Note Principal Balance; provided, however, for the first Distribution Date, Class A-1 Monthly Interest will equal $810,225.69.

On the Determination Date preceding each Distribution Date, the Servicer shall determine the excess, if any (the “Class A-1 Interest Shortfall”), of (x) the Class A-1 Monthly Interest for such Distribution Date over (y) the aggregate amount of funds allocated and available to pay such Class A-1 Monthly Interest on such Distribution Date. If the Class A-1 Interest Shortfall with respect to any Distribution Date is greater than zero, on each subsequent Distribution Date until such Class A-1 Interest Shortfall is fully paid, an additional amount (“Class A-1 Additional Interest”) equal to one-twelfth of the product of (i) the Class A-1 Note Rate and (ii) such Class A-1 Interest Shortfall (or the portion thereof which has not been paid on the Class A-1 Notes) shall be payable as provided herein with respect to the Class A-1 Notes. Notwithstanding anything to the contrary herein, Class A-1 Additional Interest shall be payable or distributed on the Class A-1 Notes only to the extent permitted by applicable law.

(b) The amount of monthly interest (“Class A-2 Monthly Interest”) distributable from the Collection Account with respect to the Class A-2 Notes on any Distribution Date shall be an amount equal to the product of (i)(A) a fraction, the numerator of which is the actual number of days in the immediately preceding Interest Period and the denominator of which is 360, times (B) the Class A-2 Note Rate with respect to the immediately preceding Interest Period and (ii) the Class A-2 Note Principal Balance as of the close of business on the last day of the preceding Monthly Period.

On the Determination Date preceding each Distribution Date, the Servicer shall determine the excess, if any (the “Class A-2 Interest Shortfall”), of (x) the Class A-2 Monthly Interest for such Distribution Date over (y) the aggregate amount of funds allocated and available (including any amounts available to be withdrawn from the

Spread Account pursuant to subsection 4.11(c)) to pay such Class A-2 Monthly Interest on such Distribution Date. If the Class A-2 Interest Shortfall with respect to any Distribution Date is greater than zero, on each subsequent Distribution Date until such Class A-2 Interest Shortfall is fully paid, an additional amount (“Class A-2 Additional Interest”) equal to the product of (i) (A) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (B) the Class A Note Rate and (ii) such Class A-2 Interest Shortfall (or the portion thereof which has not been paid on the Class A-2 Notes) shall be payable as provided herein with respect to the Class A-2 Notes. Notwithstanding anything to the contrary herein, Class A-2 Additional Interest shall be payable or distributed on the Class A-2 Notes only to the extent permitted by applicable law.

(c) The amount of monthly interest (“Class B Monthly Interest”) distributable from the Collection Account with respect to the Class B Notes on any Distribution Date shall be an amount equal to one-twelfth of the product of the Class B Note Rate and the Class B Note Principal Balance; provided, however, for the first Distribution Date, Class B Monthly Interest will equal $0.00.

On the Determination Date preceding each Distribution Date, the Servicer shall determine the excess, if any (the “Class B Interest Shortfall”), of (x) the Class B Monthly Interest for such Distribution Date over (y) the aggregate amount of funds allocated and available (including any amounts available to be withdrawn from the Spread Account pursuant to subsection 4.11(c)) to pay such Class B Monthly Interest on such Distribution Date. If the Class B Interest Shortfall with respect to any Distribution Date is greater than zero, on each subsequent Distribution Date until such Class B Interest Shortfall is fully paid, an additional amount (“Class B Additional Interest”) equal to one-twelfth of the product of (i) the Class B Note Rate and (ii) such Class B Interest Shortfall (or the portion thereof which has not been paid on the Class B Notes) shall be payable as provided herein with respect to the Class B Notes. Notwithstanding anything to the contrary herein, Class B Additional Interest shall be payable or distributed on the Class B Notes only to the extent permitted by applicable law.

(d) The amount of monthly interest (“Class C Monthly Interest”) distributable from the Collection Account with respect to the Class C Notes on any Distribution Date shall be an amount equal to one-twelfth of the product of the Class C Note Rate and the Class C Note Principal Balance; provided, however, for the first Distribution Date, Class C Monthly Interest will equal $0.00.

On the Determination Date preceding each Distribution Date, the Servicer shall determine the excess, if any (the “Class C Interest Shortfall”), of (x) the Class C Monthly Interest for such Distribution Date over (y) the aggregate amount of funds allocated and available (including any amounts available to be withdrawn from the Spread Account pursuant to subsection 4.11(c)) to pay such Class C Monthly Interest on such Distribution Date. If the Class C Interest Shortfall with respect to any Distribution Date is greater than zero, on each subsequent Distribution Date until such Class C Interest Shortfall is fully paid, an additional amount (“Class C Additional Interest”) equal to one-twelfth of the product of (i) the Class C Note Rate and (ii) such Class C Interest Shortfall (or the portion thereof which has not been paid on the Class C Notes) shall be payable as provided herein with respect to the Class C Notes. Notwithstanding anything to the contrary herein, Class C Additional Interest shall be payable or distributed on the Class C Notes only to the extent permitted by applicable law.

(e) The amount of monthly interest (“Class D Monthly Interest”) distributable from the Collection Account with respect to the Class D Notes on any Distribution Date shall be an amount equal to one-twelfth of the product of the Class D Note Rate and the Class D Note Principal Balance; provided, however, for the first Distribution Date, Class D Monthly Interest will equal $0.00.

On the Determination Date preceding each Distribution Date, the Servicer shall determine the excess, if any (the “Class D Interest Shortfall”), of (x) the Class D Monthly Interest for such Distribution Date over (y) the aggregate amount of funds allocated and available (including any amounts available to be withdrawn from the Spread Account pursuant to subsection 4.11(c)) to pay such Class D Monthly Interest on such Distribution Date. If the Class D Interest Shortfall with respect to any Distribution Date is greater than zero, on each subsequent Distribution Date until such Class D Interest Shortfall is fully paid, an additional amount (“Class D Additional Interest”) equal to one-twelfth of the product of (i) the Class D Note Rate and (ii) such Class D Interest Shortfall (or the portion thereof which has not been paid on the Class D Notes) shall be payable as provided herein with respect to the Class D Notes. Notwithstanding anything to the contrary herein, Class D Additional Interest shall be payable or distributed on the Class D Notes only to the extent permitted by applicable law.

Section 4.03. Accumulation Period; Principal Funding Account.

(a)Postponement of the Accumulation Period. The Accumulation Period is scheduled to begin at the close of business on February 28, 2019; provided, however, that if the Controlled Accumulation Period Length (determined as described below) is less than twelve (12) months, the date on which the Accumulation Period actually begins will be delayed to the close of business on the last day of the month preceding the month that is the number of months prior to the month in which the Expected Principal Payment Date occurs at least equal to the Controlled Accumulation Period Length and, as a result, the number of Monthly Periods in the Accumulation Period will at least equal the Controlled Accumulation Period Length. On or before the Determination Date immediately preceding the February 2019 Distribution Date, and on each Determination Date thereafter that occurs prior to the Determination Date occurring in the Monthly Period in which the Accumulation Period is scheduled to begin, the Servicer will determine the “Controlled Accumulation Period Length” which will equal the number of months such that the sum of the Controlled Accumulation Period Factors for each month during such period will be equal to or greater than the Required Accumulation Factor Number; provided, further, that the Controlled Accumulation Period Length shall not be less than one month. Notwithstanding the foregoing, if the Controlled Accumulation Period Length shall have been determined to be less than twelve (12) months and, after the date on which such determination is made, an Early Redemption Event shall occur with respect to any outstanding Principal Sharing Series other than Series 2015-I, the

Accumulation Period will begin on the earlier of (i) the first day of the Monthly Period immediately succeeding the date that such Early Redemption Event shall have occurred with respect to such Series and (ii) the date on which the Accumulation Period is then scheduled to commence.

(b) Suspension of the Accumulation Period.

(i) The Issuer may elect to suspend the start of the Accumulation Period. The start of the Accumulation Period shall be suspended upon delivery by the Issuer to the Servicer and the Indenture Trustee of (i) an Officer’s Certificate stating that the Issuer has elected to suspend the start of the Accumulation Period and that all conditions precedent to such suspension set forth in this subsection 4.03(b) have been satisfied, (ii) a copy of an executed Qualified Maturity Agreement, (iii) a Tax Opinion with respect to such suspension and (iv) delivery of an Opinion of Counsel addressed to the Indenture Trustee and the Issuer as to the due authorization, execution and delivery and the validity, legality and enforceability of such Qualified Maturity Agreement. The Issuer shall give the Rating Agencies written notice and a copy of any Qualified Maturity Agreement entered into by it. The Issuer does hereby transfer, assign, set-over, and otherwise convey to the Indenture Trustee for the benefit of the Series 2015-I Noteholders, without recourse, all of its rights under any Qualified Maturity Agreement obtained in accordance with this subsection 4.03(b) and all proceeds thereof. Such property shall constitute part of the Trust Estate for all purposes of the Indenture and this Supplement. The foregoing transfer, assignment, set-over and conveyance does not constitute and is not intended to result in a creation or an assumption by the Indenture Trustee or any Series 2015-I Noteholder of any obligation of the Issuer or any other Person in connection with a Qualified Maturity Agreement or under any agreement or instrument relating thereto.

The Indenture Trustee hereby acknowledges its acceptance, to the extent validly transferred, assigned, set-over or otherwise conveyed to the Indenture Trustee, for the benefit of the Series 2015-I Noteholders, of all of the rights previously held by the Issuer under any Qualified Maturity Agreement obtained by the Issuer and all proceeds thereof, and declares that it shall hold such rights upon the trust set forth herein and in the Indenture, and subject to the terms hereof and thereof, for the benefit of the Series 2015-I Noteholders.

(ii) The Issuer shall cause the provider of each Qualified Maturity Agreement to deposit into the Principal Funding Account before the Expected Principal Payment Date an amount equal to the Note Principal Balance on such Distribution Date; provided, however, that the Issuer may instead elect to fund all or a portion of such deposit with the proceeds of the issuance of a new Series but such election shall not relieve the provider of the Qualified Maturity Agreement of its obligation thereunder except to the extent of such proceeds deposited by the Issuer in the Principal Funding Account. The amount deposited shall be applied on the Business Day preceding the Expected Principal Payment Date pursuant to subsection 4.06(b) as if the start of the Accumulation Period had not been suspended. For the avoidance of doubt, as set forth in the preceding sentence and subsection 4.06(b), nothing in this Supplement shall be deemed to require the Issuer to cause the provider of any Qualified Maturity Agreement to deposit into the Principal Funding Account more than the Adjusted Allocation Amount as of the close of business on the Business Day preceding the Expected Principal Payment Date.

(iii) Each Qualified Maturity Agreement shall terminate after the close of business on the Expected Principal Payment Date; provided, however, that the Issuer may terminate a Qualified Maturity Agreement prior to such Distribution Date if (i) it obtains a substitute Qualified Maturity Agreement, (ii) the provider of the Qualified Maturity Agreement ceases to qualify as an Eligible Institution and the Issuer is unable to obtain a substitute Qualified Maturity Agreement or (iii) an Early Redemption Event occurs. In addition, the Issuer may terminate a Qualified Maturity Agreement prior to the later of the close of business on the last day of the February 2019 Monthly Period and the date to which the start of the Accumulation Period may be postponed pursuant to subsection 4.03(a) (as determined on the Determination Date preceding the date of such termination), in which case the start of the Accumulation Period shall be determined as if the Issuer had not elected to suspend such start. The Issuer shall provide written notice of any termination of a Qualified Maturity Agreement specifying the reason why it was terminated to the Indenture Trustee. In the event that the provider of a Qualified Maturity Agreement ceases to qualify as an Eligible Institution, the Issuer shall (x) provide written notice thereof to each Rating Agency and (y) use its commercially reasonable efforts to obtain a substitute Qualified Maturity Agreement.

(iv) If a Qualified Maturity Agreement is terminated prior to the earlier of the Expected Principal Payment Date and the start of the Early Redemption Period and the Issuer does not obtain a substitute Qualified Maturity Agreement, the Accumulation Period shall start on the latest of (i) the close of business on the last day of the February 2019 Monthly Period, (ii) at the election of the Issuer, the date to which the start of the Accumulation Period may be postponed pursuant to subsection 4.03(a) (as determined on the date of such termination) and (iii) the first day of the Monthly Period following the date of such termination.

(c) Principal Funding Account.

(i) The Servicer shall establish and maintain in the name of the Indenture Trustee, for the benefit of the Series 2015-I Noteholders, an Eligible Deposit Account (the “Principal Funding Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2015-I Noteholders. The Principal Funding Account shall be established with the Indenture Trustee. The Indenture Trustee, for the benefit of the Series 2015-I Noteholders, shall possess all right, title and interest in all funds on deposit from time to time in the Principal Funding Account and in all proceeds thereof. The Principal Funding Account shall be under the sole dominion and control of the

Indenture Trustee for the benefit of the Series 2015-I Noteholders. If, at any time, the Principal Funding Account ceases to be an Eligible Deposit Account, the Indenture Trustee (or the Servicer on its behalf) shall within ten (10) Business Days establish a new Principal Funding Account meeting the conditions specified above as an Eligible Deposit Account and shall transfer any cash or any investments to such new Principal Funding Account.

(ii) Funds on deposit in the Principal Funding Account shall be invested at the written direction of the Servicer by the Indenture Trustee in Eligible Investments selected by the Servicer. Any investment instructions required to be given to the Indenture Trustee pursuant to the terms hereof must be given to the Indenture Trustee no later than 12:00 p.m. (New York City time) on the date such investment is to be made. In the event the Indenture Trustee receives such investment instruction later than such time, the Indenture Trustee may, but shall have no obligation to, make such investment. In the event the Indenture Trustee does not receive such investment instruction on such date, or the investment instruction is received after 12:00 p.m. (New York City time) on such date, and the investment is not made pursuant to the immediately preceding sentence, all funds shall be invested by the Indenture Trustee in an interest bearing demand cash account of U.S. Bank National Association which qualifies as one of the Eligible Investments described in clause (b) of the definition of Eligible Investments. In the event the Indenture Trustee is unable to make an investment required in an investment instruction received by the Indenture Trustee after 12:00 p.m. (New York City time) on such day, such investment shall be made by the Indenture Trustee on the next succeeding Business Day. In no event shall the Indenture Trustee be liable for any investment not made pursuant to investment instructions received after 12:00 p.m. (New York City time) on the day such investment is requested to be made. In no event shall the Indenture Trustee be liable for the selection of Eligible Investments or for investment losses incurred thereon, except with respect to investments on which the institution acting as the Indenture Trustee is an obligor. The Indenture Trustee shall have no liability in respect of losses incurred as a result of the failure of the Servicer to provide timely written investment direction. Funds on deposit in the Principal Funding Account on any Transfer Date, after giving effect to any withdrawals from the Principal Funding Account to be made on the immediately following Distribution Date, shall be invested in such Eligible Investments that will mature so that such funds will be available for withdrawal on or prior to the following Transfer Date. The Indenture Trustee shall hold such Eligible Investments as provided in Section 6.14 of the Indenture; provided, that on each Distribution Date all interest and other investment income (net of losses and investment expenses) (“Principal Funding Investment Proceeds”) on funds on deposit therein shall be applied as set forth in paragraph (iii) below. Unless the Servicer directs otherwise, funds deposited in the Principal Funding Account on a Transfer Date (which immediately precedes a Distribution Date) upon the maturity of any Eligible Investments are not required to be invested overnight. No such Eligible Investment shall be disposed of prior to its maturity; provided, however, that the Indenture Trustee may sell, liquidate or dispose of any such Eligible Investment before its maturity, at the written direction of the Servicer, if such sale, liquidation or disposal would not result in a loss of all or part of the principal portion of such Eligible Investment or if, prior to the maturity of such Eligible Investment, a default occurs in the payment of principal, interest or any other amount with respect to such Eligible Investment.

(iii) On each Distribution Date with respect to the Accumulation Period and on the first Special Payment Date, the Servicer shall direct the Indenture Trustee in writing to withdraw from the Principal Funding Account and deposit into the Collection Account all Principal Funding Investment Proceeds then on deposit in the Principal Funding Account and such Principal Funding Investment Proceeds shall be treated as Available Finance Charge Collections.

(iv) Reinvested interest and other investment income on funds deposited in the Principal Funding Account shall not be considered to be principal amounts on deposit therein for purposes of this Supplement.

(v) The Servicer shall instruct the Indenture Trustee to make withdrawals and payments from the Principal Funding Account for the purposes of carrying out Indenture Trustee’s duties hereunder. Pursuant to the authority granted to the Paying Agent in Section 5.01 of this Supplement and Section 2.08 of the Indenture, the Paying Agent shall have the power, revocable by the Indenture Trustee, to withdraw funds from the Principal Funding Account for the purpose of making distributions to the Series 2015-I Noteholders.

Section 4.04. [Reserved].

Section 4.05. Application of Available Funds. The Servicer shall apply, or shall cause the Indenture Trustee to apply by written instruction to the Indenture Trustee, on each Distribution Date, Available Funds on deposit in the Collection Account with respect to such Distribution Date (and, to the extent provided in subsection 4.11(c), the amount withdrawn from the Spread Account pursuant to such subsection 4.11(c), and, to the extent provided in subsection 4.14(c), the amount withdrawn from the Cash Collateral Account pursuant to such subsection 4.14(c)) to make the following distributions in the following priority:

(a) an amount equal to the Class A Monthly Interest for such Distribution Date, plus the amount of any Class A Monthly Interest previously due but not distributed to the Class A Noteholders on a prior Distribution Date, plus the amount of any Class A Additional Interest for such Distribution Date, plus the amount of Class A Additional Interest previously due but not distributed to the Class A Noteholders, shall be distributed to the Class A Noteholders; provided, however, that if the amount available for distribution to the Class A Noteholders pursuant to this subsection 4.05(a) is insufficient to make such distribution in full to both Class A-1 Noteholders and the Class A-2 Noteholders, then the amount available shall be distributed ratably to the Class A-1 Noteholders and the Class A-2 Noteholders based on their Pro-Rata Share;

(b) an amount equal to the Class B Monthly Interest for such Distribution Date, plus the amount of any Class B Monthly Interest previously due but not distributed to the Class B Noteholders on a prior Distribution Date, plus the amount of any Class B Additional Interest for such Distribution Date, plus the amount of Class B Additional Interest previously due but not distributed to the Class B Noteholders, shall be distributed to the Class B Noteholders;

(c) an amount equal to the Monthly Servicing Fee for such Distribution Date, plus the amount of any Monthly Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, shall be distributed to the Servicer;

(d) an amount equal to the Class C Monthly Interest for such Distribution Date, plus the amount of any Class C Monthly Interest previously due but not distributed to the Class C Noteholders on a prior Distribution Date, plus the amount of any Class C Additional Interest for such Distribution Date, plus the amount of Class C Additional Interest previously due but not distributed to the Class C Noteholders, shall be distributed to the Class C Noteholders;

(e) an amount equal to the Class D Monthly Interest for such Distribution Date, plus the amount of any Class D Monthly Interest previously due but not distributed to the Class D Noteholders on a prior Distribution Date, plus the amount of any Class D Additional Interest for such Distribution Date, plus the amount of Class D Additional Interest previously due but not distributed to the Class D Noteholders, shall be distributed to the Class D Noteholders;

(f) an amount equal to the Series Default Amount and any Uncovered Dilution Amount for such Distribution Date shall be treated as a portion of Available Principal Collections for such Distribution Date;

(g) an amount equal to the aggregate amount of Reduction Amounts and the amount of Reallocated Principal Collections which have not previously been reimbursed shall be used to reimburse such amounts pursuant to this subsection 4.05(g) and treated as a portion of Available Principal Collections for such Distribution Date;

(h) if an Event of Default shall have occurred with respect to Series 2015-I and the maturity of the Series 2015-I Notes shall have been accelerated under Section 5.03 of the Indenture, an amount, if any, equal to the Note Principal Balance on such Distribution Date minus the amounts, if any, on deposit in the Principal Funding Account available to pay principal on the Series 2015-I Notes on such Distribution Date will be treated as a portion of Available Principal Collections for such Distribution Date;

(i) on each Distribution Date from and after the Reserve Account Funding Date, but prior to the date on which the Reserve Account terminates pursuant to subsection 4.12(f), an amount up to the excess, if any, of the Required Reserve Account Amount for such Distribution Date over the Available Reserve Account Amount for such Distribution Date shall be deposited into the Reserve Account;

(j) on each Distribution Date prior to the date on which the Spread Account terminates pursuant to subsection 4.11(d), an amount up to the excess, if any, of the Required Spread Account Amount for such Distribution Date over the Available Spread Account Amount for such Distribution Date shall be deposited into the Spread Account;

(k) on each Distribution Date prior to the date on which the Cash Collateral Account terminates pursuant to subsection 4.14(d), an amount equal to the excess, if any, of the Required Cash Collateral Account Amount for such Distribution Date over the Available Cash Collateral Account Amount for such Distribution Date shall be deposited into the Cash Collateral Account; and

(l) the balance, if any, will constitute a portion of Excess Finance Charge Collections for such Distribution Date and will be available for allocation as described in Section 8.04 of the Indenture and Section 4.09.

Section 4.06. Application of Available Principal Collections. The Servicer shall apply, or shall cause the Indenture Trustee to apply by written instruction to the Indenture Trustee, on each Distribution Date, Available Principal Collections on deposit in the Collection Account with respect to such Distribution Date to make the following distributions:

(a) On each Distribution Date with respect to the Revolving Period, an amount equal to the Available Principal Collections remaining on deposit in the Collection Account with respect to such Distribution Date shall be treated as Shared Principal Collections and applied in accordance with Section 8.04 of the Indenture and Section 4.10.

(b) On each Distribution Date with respect to the Accumulation Period, an amount equal to the Available Principal Collections deposited in the Collection Account with respect to such Distribution Date shall be distributed in the following order of priority:

(i) an amount equal to the lesser of (x) the Controlled Deposit Amount and (y) the Adjusted Allocation Amount (calculated without giving effect to any distribution to be made on such Distribution Date pursuant to this subsection 4.06(b)(i)) shall be deposited in the Principal Funding Account; and

(ii) for each Distribution Date beginning on the Distribution Date on which the Principal Funding Account Balance equals the Note Principal Balance, an amount equal to the balance, if any, of such Available Principal Collections shall be treated as Shared Principal Collections and applied in accordance with Section 8.04 of the Indenture and Section 4.10.

(c) On each Distribution Date with respect to the Early Redemption Period, an amount equal to the Available Principal Collections deposited in the Collection Account with respect to such Distribution Date shall be distributed in the following order of priority:

(i) an amount, to the extent available, equal to the Class A Note Principal Balance shall be distributed to the Class A Noteholders; provided, however, that if the amount available for distribution pursuant to this subsection 4.06(c)(i) is insufficient to make such distribution in full to both the Class A-1 Noteholders and the Class A-2 Noteholders, then the amount available shall be distributed ratably to the Class A-1 Noteholders and the Class A-2 Noteholders based on their Pro-Rata Share;

(ii) after giving effect to the distribution referred to in clause (i) above, an amount, to the extent available, equal to the Class B Note Principal Balance shall be distributed to the Class B Noteholders;

(iii) after giving effect to the distributions referred to in clauses (i) and (ii) above, an amount, to the extent available, equal to the Class C Note Principal Balance shall be distributed to the Class C Noteholders;

(iv) after giving effect to the distributions referred to in clauses (i), (ii) and (iii) above, an amount, to the extent available, equal to the Class D Note Principal Balance shall be distributed to the Class D Noteholders; and

(v) for each Distribution Date beginning on the Distribution Date on which the Note Principal Balance shall have been paid in full, an amount equal to the balance, if any, of such Available Principal Collections shall be treated as Shared Principal Collections and applied in accordance with Section 8.04 of the Indenture and Section 4.10.

(d) On the earlier to occur of (i) the first Distribution Date with respect to the Early Redemption Period and (ii) the Expected Principal Payment Date, the amount on deposit in the Principal Funding Account shall be distributed as follows:

(i) first, to the Class A Noteholders, until the Class A Noteholders have been paid in full; provided, however, that if the amount available for distribution pursuant to this subsection 4.06(d)(i) is insufficient to make such distribution in full to both the Class A-1 Noteholders and the Class A-2 Noteholders, then the amount available shall be distributed ratably to the Class A-1 Noteholders and the Class A-2 Noteholders based on their Pro-Rata Share;

(ii) second, to the Class B Noteholders until the Class B Noteholders have been paid in full;

(iii) third, to the Class C Noteholders until the Class C Noteholders have been paid in full; and

(iv) fourth, to the Class D Noteholders until the Class D Noteholders have been paid in full.

Section 4.07. Defaulted Amounts; Reduction Amounts. On each Determination Date, the Servicer shall calculate the Series Default Amount and any Uncovered Dilution Amount for

the related Distribution Date. If, on any Distribution Date, the sum of the Series Default Amount and any Uncovered Dilution Amount for the related Monthly Period exceeds the sum of the Available Funds allocated and available for that purpose pursuant to subsection 4.05(f) for such Distribution Date, the Allocation Amount will be reduced (but not below zero) by the amount of such excess, but not by more than the Series Default Amount for such Distribution Date (a “Reduction Amount”). Reduction Amounts shall thereafter be reimbursed and the Allocation Amount increased (but not by an amount in excess of the aggregate unreimbursed Reduction Amounts) on any Distribution Date by the amount of Available Funds allocated and available for that purpose pursuant to subsection 4.05(g).

Section 4.08. Reallocated Principal Collections. On each Distribution Date, if Available Finance Charge Collections are not sufficient to make the distributions and deposits set forth in subsections 4.05 (a), (b), (c), and (d) (after giving effect to any withdrawal from the Spread Account to cover the payment described in subsection 4.05 (d)), the Servicer shall apply, or shall cause the Indenture Trustee to apply by written instructions to the Indenture Trustee, Available Principal Collections with respect to such Distribution Date, in an amount not to exceed the Monthly Principal Reallocation Amount for the related Monthly Period, to fund any deficiency pursuant to and in the priority set forth in such subsections. On each Distribution Date, the Allocation Amount shall be reduced by the amount of Reallocated Principal Collections, if any, for such Distribution Date. Reallocated Principal Collections shall thereafter be reimbursed and the Allocation Amount increased (but not by an amount in excess of the aggregate unreimbursed Reallocated Principal Collections) on any Distribution Date by the amount of Available Funds allocated and available for that purpose pursuant to subsection 4.05(g).

Section 4.09. Excess Finance Charge Collections. Series 2015-I shall be an Excess Allocation Series. Subject to Section 8.04 of the Indenture, Excess Finance Charge Collections with respect to all the Excess Allocation Series in Group I for any Distribution Date will be allocated to Series 2015-I in an amount equal to the product of (x) the aggregate amount of Excess Finance Charge Collections with respect to all the Excess Allocation Series in Group I for such Distribution Date and (y) a fraction, the numerator of which is the Finance Charge Shortfall for Series 2015-I for such Distribution Date and the denominator of which is the aggregate amount of Finance Charge Shortfalls for all the Excess Allocation Series in Group I for such Distribution Date. The “Finance Charge Shortfall” for Series 2015-I for any Distribution Date will be equal to the excess, if any, of (a) the full amount required to be paid, without duplication, pursuant to subsections 4.05(a) through (g) and (i) through (k) on such Distribution Date over (b) the Available Finance Charge Collections available to pay such amounts on such Distribution Date.

Section 4.10. Shared Principal Collections. Series 2015-I shall be a Principal Sharing Series. Subject to Section 8.04 of the Indenture, Shared Principal Collections with respect to all Principal Sharing Series in Group I for any Distribution Date will be allocated to Series 2015-I in an amount equal to the product of (x) the aggregate amount of Shared Principal Collections with respect to all Principal Sharing Series in Group I for such Distribution Date and (y) a fraction, the numerator of which is the Principal Shortfall for Series 2015-I for such Distribution Date and the denominator of which is the aggregate amount of Principal Shortfalls for all the Series which are Principal Sharing Series in Group I for such Distribution Date. The “Principal

Shortfall” for Series 2015-I will be equal to (a) for any Distribution Date with respect to the Revolving Period, zero, (b) for any Distribution Date with respect to the Accumulation Period, the excess, if any, of the Controlled Deposit Amount, over the amount of Available Principal Collections for such Distribution Date (excluding any portion thereof attributable to Shared Principal Collections) and (c) for any Distribution Date with respect to the Early Redemption Period, the excess, if any, of the Allocation Amount over the amount of Available Principal Collections for such Distribution Date (excluding any portion thereof attributable to Shared Principal Collections).

Section 4.11. Spread Account.

(a) The Servicer shall establish and maintain, in the name of the Indenture Trustee, for the benefit of the Class C Noteholders and the Class D Noteholders, an Eligible Deposit Account (the “Spread Account”) bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Class C Noteholders and the Class D Noteholders. The Spread Account shall be established with the Indenture Trustee. The Indenture Trustee, for the benefit of the Class C Noteholders and the Class D Noteholders, shall possess all right, title and interest in all funds and other property from time to time credited to or on deposit in the Spread Account and in all proceeds thereof. The Spread Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Class C Noteholders and the Class D Noteholders. If at any time the Spread Account ceases to be an Eligible Deposit Account, the Indenture Trustee (or the Servicer on its behalf) shall within ten (10) Business Days establish a new Spread Account meeting the conditions specified above as an Eligible Deposit Account, and shall transfer all funds and other property to such new Spread Account. The Indenture Trustee, at the written direction of the Servicer, shall (i) make withdrawals from the Spread Account from time to time in an amount up to the Available Spread Account Amount at such time, for the purposes set forth in this Supplement, and (ii) on each Distribution Date prior to the termination of the Spread Account make a deposit into the Spread Account in the amount specified in, and otherwise in accordance with, subsection 4.05(j).

(b) Funds on deposit in the Spread Account shall be invested at the written direction of the Servicer by the Indenture Trustee in Eligible Investments. Any investment instructions required to be given to the Indenture Trustee pursuant to the terms hereof must be given to the Indenture Trustee no later than 12:00 p.m. (New York City time) on the date such investment is to be made. In the event the Indenture Trustee receives such investment instruction later than such time, the Indenture Trustee may, but shall have no obligation to, make such investment. In the event the Indenture Trustee does not receive such investment instruction on such date, or the investment instruction is received after 12:00 p.m. (New York City time) on such date, and the investment is not made pursuant to the immediately preceding sentence, all funds shall be invested by the Indenture Trustee in an interest bearing demand cash account of U.S. Bank National Association which qualifies as one of the Eligible Investments described in clause (b) of the definition of Eligible Investments. In the event the Indenture Trustee is unable to make an investment required in an investment instruction received by the Indenture Trustee after 12:00 p.m. (New York City time) on such day, such investment shall be made by the Indenture Trustee on the next succeeding Business Day. In no event shall the Indenture Trustee be liable for any investment not made pursuant to investment instructions received after 12:00 p.m. (New York City time) on the day such investment is requested to be made. In no event shall the Indenture Trustee be liable for the selection of Eligible Investments or for investment losses incurred thereon, except with respect to investments on which the institution acting as the Indenture Trustee is an obligor. The Indenture Trustee shall have no liability in respect of losses incurred as a result of the failure of the Servicer to provide timely written investment direction. Funds on deposit in the Spread Account on any Transfer Date, after giving effect to any withdrawals from the Spread Account to be made on the immediately following Distribution Date, shall be invested in such Eligible Investments that will mature so that such funds will be available for withdrawal prior to the following Transfer Date. The Indenture Trustee shall hold such Eligible Investments as provided in Section 6.14 of the Indenture. No such Eligible Investment shall be disposed of prior to its maturity. Funds and other property credited to the Spread Account on a Transfer Date with respect to the immediately succeeding Distribution Date shall, as may be agreed to by the Servicer and the Indenture Trustee, be invested in Eligible Investments that mature on such immediately succeeding Distribution Date. On each Distribution Date, all interest and earnings (net of losses and investment expenses for the account of the Issuer, if any) paid since the preceding Distribution Date on funds on deposit in the Spread Account shall be retained in the Spread Account (to the extent that the Available Spread Account Amount is less than the Required Spread Account Amount) and the balance, if any, shall be deposited in the Collection Account and treated as Available Finance Charge Collections. For purposes of determining the availability of funds or the balance in the Spread Account for any reason under this Supplement, except as otherwise provided in the preceding sentence, investment earnings on such funds shall be deemed not to be available or on deposit.

(c) In the event that for any Distribution Date (x) the amount required to be applied pursuant to subsections 4.05(d) and (e) exceeds (y) the amount of Available Funds available to pay such amount, with respect to such Distribution Date (any such excess, the “Spread Account Draw Amount”), the Spread Account Draw Amount, up to the Available Spread Account Amount, shall be withdrawn from the Spread Account on such Distribution Date by the Indenture Trustee (acting in accordance with the written instructions of the Servicer), and distributed on such Distribution Date in accordance with the priority set forth in subsections 4.05(d) and (e). Notwithstanding anything else to the contrary in this Section 4.11, if an Event of Default shall have occurred with respect to Series 2015-I and the maturity of the Series 2015-I Notes shall have been accelerated under Section 5.03 of the Indenture, any amounts remaining on deposit in the Spread Account shall be withdrawn from the Spread Account by the Indenture Trustee (acting in accordance with written instructions from the Servicer) and applied to pay the following amounts due and payable in the following order of priority: (i) (x) an amount equal to the sum of (A) Class C Monthly Interest for such Distribution Date and any Class C Monthly Interest previously due but not distributed to the Class C Noteholders on a prior Distribution Date and (B) any Class C Additional Interest for such Distribution Date and any Class C Additional Interest previously due but not distributed to the Class C Noteholders on a prior Distribution Date, will be distributed to the Paying Agent for payment to the Class C Noteholders and (y) the Class C Note Principal Balance on such

Distribution Date will be distributed to the Paying Agent for payment to the Class C Noteholders; (ii) (x) an amount equal to the sum of (A) Class D Monthly Interest for such Distribution Date and any Class D Monthly Interest previously due but not distributed to the Class D Noteholders on a prior Distribution Date and (B) any Class D Additional Interest for such Distribution Date and any Class D Additional Interest previously due but not distributed to the Class D Noteholders on a prior Distribution Date, will be distributed to the Paying Agent for payment to the Class D Noteholders and (y) the Class D Note Principal Balance on such Distribution Date will be distributed to the Paying Agent for payment to the Class D Noteholders; (iii) (x) an amount equal to the sum of (A) Class A Monthly Interest for such Distribution Date and any Class A Monthly Interest previously due but not distributed to the Class A Noteholders on a prior Distribution Date and (B) any Class A Additional Interest for such Distribution Date and any Class A Additional Interest previously due but not distributed to the Class A Noteholders on a prior Distribution Date, will be distributed to the Paying Agent for payment to the Class A Noteholders; provided, however, that if the amount available for distribution pursuant to this subsection 4.11(c)(iii)(x) is insufficient to make such distribution in full to both the Class A-1 Noteholders and the Class A-2 Noteholders, then the amount available shall be distributed ratably to the Class A-1 Noteholders and the Class A-2 Noteholders based on their Pro-Rata Share, and (y) the Class A Note Principal Balance on such Distribution Date will be distributed to the Paying Agent for payment to the Class A Noteholders; provided, however, that if the amount available for distribution pursuant to this subsection 4.11(c)(iii)(y) is insufficient to make such distribution in full to both the Class A-1 Noteholders and the Class A-2 Noteholders, then the amount available shall be distributed ratably to the Class A-1 Noteholders and the Class A-2 Noteholders based on their Pro-Rata Share; (iv) (x) an amount equal to the sum of (A) Class B Monthly Interest for such Distribution Date and any Class B Monthly Interest previously due but not distributed to the Class B Noteholders on a prior Distribution Date and (B) any Class B Additional Interest for such Distribution Date and any Class B Additional Interest previously due but not distributed to the Class B Noteholders on a prior Distribution Date, will be distributed to the Paying Agent for payment to the Class B Noteholders and (y) the Class B Note Principal Balance on such Distribution Date will be distributed to the Paying Agent for payment to the Class B Noteholders; and (v) all withdrawn amounts remaining, if any, shall be distributed to the Issuer (or if the Issuer has been terminated, the Transferor) for application pursuant to the Trust Agreement.

(d) On the earlier of the Stated Maturity Date and the Series Termination Date, after applying any funds on deposit in the Spread Account as described in subsection 4.11(c), the Indenture Trustee (acting in accordance with written instructions from the Servicer) shall withdraw from the Spread Account an amount equal to the lesser of (i) the Class C Note Principal Balance and (ii) the Available Spread Account Amount, and distribute such amount to the Class C Noteholders. At such time as the Class C Note Principal Balance has been paid in full, the Indenture Trustee (acting in accordance with written instructions from the Servicer) shall withdraw from the Spread Account an amount equal to the lesser of (i) the Class D Note Principal Balance and (ii) the remaining Available Spread Account Amount, and distribute such amount to the Class D Noteholders. On the date on which the Class D Note Principal Balance has been paid in full, the Indenture Trustee (acting in accordance with written instructions from the

Servicer) shall withdraw from the Spread Account all amounts then remaining in the Spread Account and pay such amounts to the holders of the Transferor Interest. The Spread Account shall thereafter be deemed to have been terminated for purposes of this Supplement.

(e) In the event there is a Spread Account Surplus on any Distribution Date, after giving effect to all deposits to and withdrawals from the Spread Account with respect to such Distribution Date, the Indenture Trustee, acting in accordance with the written instructions of the Servicer, shall withdraw an amount equal to the Spread Account Surplus from the Spread Account, and shall pay such amount to the holders of the Transferor Interest.

Section 4.12. Reserve Account.

(a) The Servicer shall establish and maintain, in the name of the Indenture Trustee, for the benefit of the Series 2015-I Noteholders, an Eligible Deposit Account (the “Reserve Account”) bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2015-I Noteholders. The Reserve Account shall initially be established with the Indenture Trustee. The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Reserve Account and in all proceeds thereof. The Reserve Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Series 2015-I Noteholders. If at any time the Reserve Account ceases to be an Eligible Deposit Account, the Indenture Trustee (or the Servicer on its behalf) shall within ten (10) Business Days (or such longer period, not to exceed thirty (30) calendar days, as to which the Rating Agencies shall consent) establish a new Reserve Account meeting the conditions specified above as an Eligible Deposit Account, and shall transfer any cash or any investments to such new Reserve Account. The Indenture Trustee, at the written direction of the Servicer, shall (i) make withdrawals from the Reserve Account from time to time in an amount up to the Available Reserve Account Amount at such time for the purposes set forth in this Supplement, and (ii) on each Distribution Date (from and after the Reserve Account Funding Date) prior to the termination of the Reserve Account, make a deposit into the Reserve Account in the amount specified in, and otherwise in accordance with, subsection 4.05(i).

(b) Funds on deposit in the Reserve Account shall be invested at the written direction of the Servicer by the Indenture Trustee in Eligible Investments. Funds on deposit in the Reserve Account on any Transfer Date, after giving effect to any withdrawals from the Reserve Account on such Transfer Date, shall be invested in such investments that will mature so that such funds will be available for withdrawal on or prior to the following Transfer Date. The Indenture Trustee shall hold such Eligible Investments as provided in Section 6.14 of the Indenture. No such Eligible Investment shall be disposed of prior to its maturity; provided, however, that the Indenture Trustee may sell, liquidate or dispose of any such Eligible Investment before its maturity, at the written direction of the Servicer, if such sale, liquidation or disposal would not result in a loss of all or part of the principal portion of such Eligible Investment or if, prior to the maturity of such Eligible Investment, a default occurs in the payment of principal, interest or any other amount with respect to such Eligible Investment. On each Distribution Date, all interest and earnings (net of losses and investment expenses) accrued since the preceding Distribution Date on funds on deposit in the Reserve Account shall be retained in the Reserve Account (to the extent that the Available Reserve Account Amount is less than the Required Reserve Account Amount) and the balance, if any, shall be deposited in the Collection Account and treated as Available Finance Charge Collections. Except as provided in the immediately preceding sentence with respect to investment earnings retained in the Reserve Account, for purposes of determining the availability of funds or the balance in the Reserve Account for any reason under this Supplement, investment earnings on such funds shall be deemed not to be available or on deposit.

(c) On the Determination Date preceding each Distribution Date with respect to the Accumulation Period and the first Special Payment Date, the Servicer shall calculate the “Reserve Draw Amount,” which shall be equal to the excess, if any, of the Covered Amount with respect to such Distribution Date or Special Payment Date over the Principal Funding Investment Proceeds with respect to such Distribution Date or Special Payment Date; provided, that such amount will be reduced to the extent that funds otherwise would be available for deposit in the Reserve Account under subsection 4.05(i) with respect to such Distribution Date or Special Payment Date.

(d) In the event that, for any Distribution Date, the Reserve Draw Amount is greater than zero, the Reserve Draw Amount, up to the Available Reserve Account Amount, shall be withdrawn from the Reserve Account on the related Distribution Date by the Indenture Trustee (acting in accordance with the instructions of the Servicer), deposited into the Collection Account and included in Available Finance Charge Collections for such Distribution Date. Notwithstanding anything else to the contrary in this Section 4.12, if an Event of Default shall have occurred with respect to Series 2015-I and the maturity of the Series 2015-I Notes shall have been accelerated under Section 5.03 of the Indenture, any amounts remaining in the Reserve Account shall be applied in the following order of priority: (i) (x) an amount equal to the sum of (A) Class A Monthly Interest for such Distribution Date and any Class A Monthly Interest previously due but not distributed to the Class A Noteholders on a prior Distribution Date and (B) any Class A Additional Interest for such Distribution Date and any Class A Additional Interest previously due but not distributed to the Class A Noteholders on a prior Distribution Date, will be distributed to the Paying Agent for payment to the Class A Noteholders; provided, however, that if the amount available for distribution pursuant to this subsection 4.12(d)(i)(x) is insufficient to make such distribution in full to both the Class A-1 Noteholders and the Class A-2 Noteholders, then the amount available shall be distributed ratably to the Class A-1 Noteholders and the Class A-2 Noteholders based on their Pro-Rata Share, and (y) the Class A Note Principal Balance on such Distribution Date will be distributed to the Paying Agent for payment to the Class A Noteholders; provided, however, that if the amount available for distribution pursuant to this subsection 4.12(d)(i)(y) is insufficient to make such distribution in full to both the Class A-1 Noteholders and the Class A-2 Noteholders, then the amount available shall be distributed ratably to the Class A-1 Noteholders and the Class A-2 Noteholders based on their Pro-Rata Share; (ii) (x) an amount equal to the sum of (A) Class B Monthly Interest for such Distribution Date and any Class B Monthly Interest previously due but not distributed to the Class B Noteholders on a prior Distribution Date and (B) any Class B Additional Interest for such Distribution Date and any Class B Additional Interest previously due but not distributed to the Class B Noteholders on a prior Distribution Date, will be distributed to the Paying Agent for payment to the Class B Noteholders and (y) the Class B Note Principal Balance on such Distribution Date will be distributed to the Paying Agent for payment to the Class B Noteholders; (iii) (x) an amount equal to the sum of (A) Class C Monthly Interest for such Distribution Date and any Class C Monthly Interest previously due but not distributed to the Class C Noteholders on a prior Distribution Date and (B) any Class C Additional Interest for such Distribution Date and any Class C Additional Interest previously due but not distributed to the Class C Noteholders on a prior Distribution Date, will be distributed to the Paying Agent for payment to the Class C Noteholders and (y) the Class C Note Principal Balance on such Distribution Date will be distributed to the Paying Agent for payment to the Class C Noteholders; (iv) (x) an amount equal to the sum of (A) Class D Monthly Interest for such Distribution Date and any Class D Monthly Interest previously due but not distributed to the Class D Noteholders on a prior Distribution Date and (B) any Class D Additional Interest for such Distribution Date and any Class D Additional Interest previously due but not distributed to the Class D Noteholders on a prior Distribution Date, will be distributed to the Paying Agent for payment to the Class D Noteholders and (y) the Class D Note Principal Balance on such Distribution Date will be distributed to the Paying Agent for payment to the Class D Noteholders; and (v) all withdrawn amounts remaining, if any, shall be distributed to the Issuer (or if the Issuer has been terminated, the Transferor) for application pursuant to the Trust Agreement.

(e) In the event there is a Reserve Account Surplus on any Distribution Date, after giving effect to all deposits to and withdrawals from the Reserve Account with respect to such Distribution Date, the Indenture Trustee, acting in accordance with the written instructions of the Servicer, shall withdraw from the Reserve Account, and pay to the Issuer for application in accordance with the Trust Agreement, an amount equal to such Reserve Account Surplus.

(f) Upon the earliest to occur of (i) if the Accumulation Period has not begun, the occurrence of an Early Redemption Event with respect to Series 2015-I, (ii) if the Accumulation Period has begun, the earlier of the first Special Payment Date and the Expected Principal Payment Date and (iii) the termination of the Issuer pursuant to the Trust Agreement, after applying any funds on deposit in the Reserve Account as described in subsection 4.12(c), the Indenture Trustee, acting in accordance with the instructions of the Servicer, shall withdraw all amounts remaining from the Reserve Account and (A) deposit such amounts in the Spread Account, to the extent that the funds on deposit in the Spread Account are less than the Required Spread Account Amount, and (B) distribute any such amounts remaining after application pursuant to clause (A) to the holders of the Transferor Interest. The Reserve Account shall thereafter be deemed to have been terminated for purposes of this Supplement.

Section 4.13. Determination of LIBOR.

(a) On each LIBOR Determination Date, the Indenture Trustee will determine LIBOR, which shall be the rate per annum for deposits in United States dollars for a period equal to the relevant Interest Period which appears on the Reuters Screen LIBOR 01 Page as of 11:00 a.m. (London time) on such date; provided, however, that with respect to the first Interest Period, LIBOR will be determined by straight-line interpolation, based on the actual number of days in the first Interest Period, between two rates determined in accordance with this subsection 4.13(a), one of which will be determined for a maturity of two months and one of which will be determined for a period of three months. Upon such determination, the Indenture Trustee shall notify the Servicer of LIBOR for such LIBOR Determination Date. If such rate does not appear on the Reuters Screen LIBOR 01 Page, the rate for the LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m. (London time) on that day to prime banks in the London interbank market for a period equal to the relevant Interest Period. The Indenture Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, LIBOR for such Interest Period will be LIBOR in effect for the immediately preceding Interest Period.

(b) The Servicer shall determine, and promptly notify the Indenture Trustee of, the Class A Note Rate for the applicable Interest Period. The Class A Note Rate applicable to the then current and the immediately preceding Interest Periods may be obtained by any Series 2015-I Noteholder by telephoning the Indenture Trustee at its Corporate Trust Office at 60 Livingston Avenue, St. Paul, Minnesota 55107, telephone number (800) 934-6802.

(c) On each LIBOR Determination Date prior to 3:00 p.m. (New York City time) the Indenture Trustee shall send to the Servicer by facsimile, notification of LIBOR for the following Interest Period.

Section 4.14. Cash Collateral Account.

(a) The Servicer shall establish and maintain, in the name of the Indenture Trustee, for the benefit of the Series 2015-I Noteholders, an Eligible Deposit Account (the “Cash Collateral Account”) bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Series 2015-I Noteholders. The Cash Collateral Account shall be established with the Indenture Trustee. The Indenture Trustee, for the benefit of the Series 2015-I Noteholders, shall possess all right, title and interest in all funds and other property from time to time credited to or on deposit in the Cash Collateral Account and in all proceeds thereof. The Cash Collateral Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Series 2015-I Noteholders. If at any time the Cash Collateral Account ceases to be an Eligible Deposit Account, the Indenture Trustee (or the Servicer on its behalf) shall within ten (10) Business Days establish a new Cash Collateral Account meeting the conditions specified above as an Eligible Deposit Account, and shall transfer all funds and other property to such new Cash Collateral Account. The Indenture Trustee, at the written direction of the Servicer, shall (i) make withdrawals from the Cash Collateral Account from time to time in an amount up to the Available Cash Collateral Account Amount at such time, for the purposes set forth in this Supplement, and (ii) on each Distribution Date prior to the termination of the Cash Collateral Account make a deposit into the Cash Collateral Account in the amount specified in, and otherwise in accordance with, subsection 4.05(k).

(b) Funds on deposit in the Cash Collateral Account shall be invested at the written direction of the Servicer by the Indenture Trustee in Eligible Investments. Any investment instructions required to be given to the Indenture Trustee pursuant to the terms hereof must be given to the Indenture Trustee no later than 12:00 p.m. (New York City time) on the date such investment is to be made. In the event the Indenture Trustee receives such investment instruction later than such time, the Indenture Trustee may, but shall have no obligation to, make such investment. In the event the Indenture Trustee does not receive such investment instruction on such date, or the investment instruction is received after 12:00 p.m. (New York City time) on such date, and the investment is not made pursuant to the immediately preceding sentence, all funds shall be invested by the Indenture Trustee in an interest bearing demand cash account of U.S. Bank National Association which qualifies as one of the Eligible Investments described in clause (b) of the definition of Eligible Investments. In the event the Indenture Trustee is unable to make an investment required in an investment instruction received by the Indenture Trustee after 12:00 p.m. (New York City time) on such day, such investment shall be made by the Indenture Trustee on the next succeeding Business Day. In no event shall the Indenture Trustee be liable for any investment not made pursuant to investment instructions received after 12:00 p.m. (New York City time) on the day such investment is requested to be made. In no event shall the Indenture Trustee be liable for the selection of Eligible Investments or for investment losses incurred thereon, except with respect to investments on which the institution acting as the Indenture Trustee is an obligor. The Indenture Trustee shall have no liability in respect of losses incurred as a result of the failure of the Servicer to provide timely written investment direction. Funds on deposit in the Cash Collateral Account on any Transfer Date, after giving effect to any withdrawals from the Cash Collateral Account to be made on the immediately following Distribution Date, shall be invested in such Eligible Investments that will mature so that such funds will be available for withdrawal prior to the following Transfer Date. The Indenture Trustee shall hold such Eligible Investments as provided in Section 6.14 of the Indenture. No such Eligible Investment shall be disposed of prior to its maturity. Funds and other property credited to the Cash Collateral Account on a Transfer Date with respect to the immediately succeeding Distribution Date shall, as may be agreed to by the Servicer and the Indenture Trustee, be invested in Eligible Investments that mature on such immediately succeeding Distribution Date. On each Distribution Date, all interest and earnings (net of losses and investment expenses for the account of the Issuer, if any) paid since the preceding Distribution Date on funds on deposit in the Cash Collateral Account shall be retained in the Cash Collateral Account (to the extent that the Available Cash Collateral Account Amount is less than the Required Cash Collateral Account Amount) and the balance, if any, shall be deposited in the Collection Account and treated as Available Finance Charge Collections. For purposes of determining the availability of funds or the balance in the Cash Collateral Account for any reason under this Supplement, except as otherwise provided in the preceding sentence, investment earnings on such funds shall be deemed not to be available or on deposit.

(c) In the event that for any Distribution Date (x) the amount required to be applied pursuant to subsections 4.05(a), (b), (d) and (e) exceeds (y) the sum of the amount of Available Funds available to pay such amounts with respect to such Distribution Date, plus, in the case of the amounts described in subsections 4.05(d) and (e), any amounts withdrawn from the Spread Account pursuant to subsection 4.11(c) with respect to such Distribution Date, plus, in the case of the amounts described in subsections 4.05(a), (b) and (d), any Reallocated Principal Collections applied pursuant to Section 4.08 to fund any deficiencies in such amounts on such Distribution Date (any such excess, the “Cash Collateral Account Draw Amount”), the Cash Collateral Account Draw Amount, up to the Available Cash Collateral Account Amount, shall be withdrawn from the Cash Collateral Account on such Distribution Date by the Indenture Trustee (acting in accordance with the written instructions of the Servicer), and distributed on such Distribution Date in accordance with the priority set forth in subsections 4.05(a), (b), (d) and (e). Notwithstanding anything else to the contrary in this Section 4.14, if an Event of Default shall have occurred with respect to Series 2015-I and the maturity of the Series 2015-I Notes shall have been accelerated under Section 5.03 of the Indenture, any amounts remaining on deposit in the Cash Collateral Account shall be withdrawn from the Cash Collateral Account by the Indenture Trustee (acting in accordance with written instructions from the Servicer) and applied to pay the following amounts due and payable in the following order of priority: (i) (x) an amount equal to the sum of (A) Class A Monthly Interest for such Distribution Date and any Class A Monthly Interest previously due but not distributed to the Class A Noteholders on a prior Distribution Date and (B) any Class A Additional Interest for such Distribution Date and any Class A Additional Interest previously due but not distributed to the Class A Noteholders on a prior Distribution Date, will be distributed to the Paying Agent for payment to the Class A Noteholders; provided, however, that if the amount available for distribution pursuant to this subsection 4.14(c)(i)(x) is insufficient to make such distribution in full to both the Class A-1 Noteholders and the Class A-2 Noteholders, then the amount available shall be distributed ratably to the Class A-1 Noteholders and the Class A-2 Noteholders based on their Pro-Rata Share, and (y) the Class A Note Principal Balance on such Distribution Date will be distributed to the Paying Agent for payment to the Class A Noteholders; provided, however, that if the amount available for distribution pursuant to this subsection 4.14(c)(i)(y) is insufficient to make such distribution in full to both the Class A-1 Noteholders and the Class A-2 Noteholders, then the amount available shall be distributed ratably to the Class A-1 Noteholders and the Class A-2 Noteholders based on their Pro-Rata Share; (ii) (x) an amount equal to the sum of (A) Class B Monthly Interest for such Distribution Date and any Class B Monthly Interest previously due but not distributed to the Class B Noteholders on a prior Distribution Date and (B) any Class B Additional Interest for such Distribution Date and any Class B Additional Interest previously due but not distributed to the Class B Noteholders on a prior Distribution Date, will be distributed to the Paying Agent for payment to the Class B Noteholders and (y) the Class B Note Principal Balance on such Distribution Date will be distributed to the Paying Agent for payment to the Class B Noteholders; (iii) (x) an amount equal to the sum of (A) Class C Monthly Interest for such Distribution Date and any Class C Monthly Interest previously due but not distributed to the Class C Noteholders on a prior Distribution Date; and (B) any Class C Additional Interest for such Distribution Date and any Class C Additional Interest previously due but not distributed to the Class C Noteholders on a prior Distribution Date, will be distributed to the Paying Agent for payment to the Class C Noteholders and (y) the Class C Note Principal Balance on such Distribution Date will be distributed to the Paying Agent for payment to the Class C Noteholders; (iv) (x) an amount equal to the sum of (A) Class D Monthly Interest for such Distribution Date and any Class D Monthly Interest previously due but not distributed to the Class D Noteholders on a prior Distribution Date and (B) any Class D Additional Interest for such Distribution Date and any Class D Additional Interest previously due but not distributed to the Class D Noteholders on a prior Distribution Date, will be distributed to the Paying Agent for payment to the Class D Noteholders and (y) the Class D Note Principal Balance on such Distribution Date will be distributed to the Paying Agent for payment to the Class D Noteholders; and (v) all withdrawn amounts remaining, if any, shall be distributed to the Issuer (or if the Issuer has been terminated, the Transferor) for application pursuant to the Trust Agreement.

(d) On the earlier to occur of the Stated Maturity Date and the date on which the Allocation Amount is reduced to zero, after applying any funds on deposit in the Cash Collateral Account as described in subsection 4.14(c), the Indenture Trustee (acting in accordance with written instructions from the Servicer) shall withdraw from the Cash Collateral Account the Available Cash Collateral Account Amount and distribute such amount as follows: (i) first, to the Class A Noteholders, until the Class A Noteholders have been paid in full; provided, however, that if the amount available for distribution pursuant to this subsection 4.14(d)(i) is insufficient to make such distribution in full to both the Class A-1 Noteholders and the Class A-2 Noteholders, then the amount available shall be distributed ratably to the Class A-1 Noteholders and the Class A-2 Noteholders based on their Pro-Rata Share; (ii) second, to the Class B Noteholders until the Class B Noteholders have been paid in full; (iii) third, to the Class C Noteholders until the Class C Noteholders are paid in full; and (iv) fourth, to the Class D Noteholders until the Class D Noteholders are paid in full. On the date on which the Class D Note Principal Balance has been paid in full, the Indenture Trustee (acting in accordance with the written instructions of the Servicer) shall withdraw from the Cash Collateral Account all amounts remaining, if any, and (i) to the extent that the Required Spread Account Amount exceeds the amount on deposit in the Spread Account on such Distribution Date, after giving effect to all deposits to and withdrawals from the Spread Account with respect to such Distribution Date, deposit in the Spread Account a portion of the amounts withdrawn from the Cash Collateral Account in an amount equal to such deficiency, if any, and (ii) pay the balance of such amounts withdrawn from the Cash Collateral Account, if any, to the holders of the Transferor Interest. The Cash Collateral Account shall thereafter be deemed to have been terminated for purposes of this Supplement.

(e) In the event there is a Cash Collateral Account Surplus on any Distribution Date, after giving effect to all deposits to and withdrawals from the Cash Collateral Account with respect to such Distribution Date, the Indenture Trustee, acting in accordance with the written instructions of the Servicer, shall withdraw an amount equal to the Cash Collateral Account Surplus from the Cash Collateral Account, and (i) to the extent that the Required Spread Account Amount exceeds the amount on deposit in the Spread Account on such Distribution Date, after giving effect to all deposits to and withdrawals from the Spread Account with respect to such Distribution Date, deposit in the Spread Account a portion of the Cash Collateral Account Surplus in an amount equal to such deficiency, if any, and (ii) pay the balance of such Cash Collateral Account Surplus, if any, to the holders of the Transferor Interest.

Section 4.15. [Reserved.]

ARTICLE V

DISTRIBUTIONS AND REPORTS TO

SERIES 2015-I NOTEHOLDERS

Section 5.01. Distributions.

(a) On each Distribution Date, the Paying Agent, in accordance with the statement delivered pursuant to subsection 5.02(a), shall distribute to each Class A-1 Noteholder of record on the related Record Date (other than as provided in Section 10.02 of the Indenture) such Class A-1 Noteholder’s pro rata share of the amounts held by the Paying Agent that are allocated and available on such Distribution Date and as are payable to the Class A-1 Noteholders pursuant to this Supplement.

(b) On each Distribution Date, the Paying Agent, in accordance with the statement delivered pursuant to subsection 5.02(a), shall distribute to each Class A-2 Noteholder of record on the related Record Date (other than as provided in Section 10.02 of the Indenture) such Class A-2 Noteholder’s pro rata share of the amounts held by the Paying Agent that are allocated and available on such Distribution Date and as are payable to the Class A-2 Noteholders pursuant to this Supplement.

(c) On each Distribution Date, the Paying Agent, in accordance with the statement delivered pursuant to subsection 5.02(a), shall distribute to each Class B Noteholder of record on the related Record Date (other than as provided in Section 10.02 of the Indenture) such Class B Noteholder’s pro rata share of the amounts held by the Paying Agent that are allocated and available on such Distribution Date and as are payable to the Class B Noteholders pursuant to this Supplement.

(d) On each Distribution Date, the Paying Agent, in accordance with the statement delivered pursuant to subsection 5.02(a), shall distribute to each Class C Noteholder of record on the related Record Date (other than as provided in Section 10.02 of the Indenture) such Class C Noteholder’s pro rata share of the amounts held by the Paying Agent that are allocated and available on such Distribution Date (including amounts withdrawn from the Spread Account) and as are payable to the Class C Noteholders pursuant to this Supplement.

(e) On each Distribution Date, the Paying Agent, in accordance with the statement delivered pursuant to subsection 5.02(a), shall distribute to each Class D Noteholder of record on the related Record Date (other than as provided in Section 10.02 of the Indenture) such Class D Noteholder’s pro rata share of the amounts held by the Paying Agent that are allocated and available on such Distribution Date (including amounts withdrawn from the Spread Account) and as are payable to the Class D Noteholders pursuant to this Supplement.

(f) [Reserved.]

(g) The distributions to be made pursuant to this Section 5.01 are subject to the provisions of Section 5.05 of the Indenture and Section 8.01.

(h) Except as provided in Section 10.02 of the Indenture with respect to a final distribution, distributions to the Series 2015-I Noteholders hereunder shall be made by wire transfer of same day funds to the account that has been designated by the applicable Noteholders not less than ten (10) Business Days prior to such Distribution Date.

Section 5.02. Reports and Statements to Series 2015-I Noteholders.

(a) Not later than (i) each Determination Date, the Servicer shall deliver to the Indenture Trustee, the Paying Agent, the Transferor and each Rating Agency (A) a statement substantially in the form of Exhibit B prepared by the Servicer, provided, that the Servicer may amend the form of Exhibit B from time to time with the prior written consent of the Indenture Trustee, and (B) a certificate of a Servicing Officer substantially in the form attached thereto and (ii) ten (10) Business Days prior to each Special Payment Date, if any, and the Expected Principal Payment Date, the Servicer shall deliver to the Indenture Trustee, the Paying Agent, the Transferor and each Rating Agency, a notice specifying the amount of principal with respect to the Class A-1 Notes, the Class A-2 Notes, the Class B Notes, the Class C Notes and the Class D Notes to be distributed on such Special Payment Date, if any, or on the Expected Principal Payment Date, as the case may be.

(b) On each Distribution Date, the Indenture Trustee shall forward to each Series 2015-I Noteholder a statement substantially in the form of Exhibit C prepared by the Servicer. A copy of each statement or certificate provided pursuant to paragraph (a) or this paragraph (b) may be obtained by any Series 2015-I Noteholder or any owner of an interest therein by a request in writing to the Servicer. In addition, the Indenture Trustee shall make the statement publicly available to the Series 2015-I Noteholders on its internet website. The Indenture Trustee’s website shall be initially located at http://www.usbank.com/abs or at such other address as shall be specified by the Indenture Trustee to the Series 2015-I Noteholders, the parties to the Transaction Documents and the Issuer (who shall promptly notify the same to the Rating Agencies, if any). Prior to obtaining access to the Indenture Trustee’s website, the Indenture Trustee may require each Series 2015-I Noteholder to register with the Indenture Trustee using an electronic form available on the website. As part of the registration process, each Series 2015-I Noteholder may be required to accept such terms, conditions and disclaimers and provide such certifications as the Indenture Trustee may, from time to time, require in accordance with its policies and procedures. The Indenture Trustee will make no representations or warranties as to the accuracy or completeness of information provided by it that was based, in whole or in part, on information received from third parties, and will assume no responsibility for such information. The Indenture Trustee shall not be liable for the dissemination of information in accordance with the terms of this Indenture Supplement. The Indenture Trustee will not be deemed to have knowledge of any information posted on its website solely by virtue of such posting. In addition, the Indenture Trustee may disclaim responsibility for any information for which it is not the original source. Any Series 2015-I Noteholder with questions may direct them to the Indenture Trustee’s bondholder services group at (800) 934-6802.

(c) On or before January 31 of each calendar year, beginning with calendar year 2015, the Paying Agent, on behalf of the Indenture Trustee, shall furnish or cause to be furnished to each Person who at any time during the preceding calendar year was a Series 2015-I Noteholder, a statement prepared by the Servicer containing the information which is required to be contained in the statement to Series 2015-I Noteholders, as set forth in paragraph (b) above aggregated for such calendar year or the applicable portion thereof during which such Person was a Series 2015-I Noteholder, together with other information as is required to be provided by an issuer of indebtedness under the Code. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of the Code as from time to time in effect.

ARTICLE VI

EARLY REDEMPTION EVENTS

Section 6.01. Early Redemption Events. If any one of the following events shall occur with respect to the Series 2015-I Notes:

(a) (1) failure on the part of the Transferor, the Servicer or the Issuer to make any payment or deposit required by the terms of the Indenture or this Supplement on or before the date occurring five (5) Business Days after the date such payment or deposit is required to be made therein or herein or (2) failure on the part of the Transferor, the Servicer or the Issuer duly to observe or perform any other covenants of the Transferor, the Servicer or the Issuer set forth in the Indenture or this Supplement, which failure has a material adverse effect on the Series 2015-I Noteholders and which continues unremedied for a period of thirty-five (35) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Transferor, the Servicer and the Issuer by the Indenture Trustee, or to the Transferor, the Servicer, the Issuer, and the Indenture Trustee by the Holders of Outstanding Series 2015-I Notes evidencing more than 50% of the Note Principal Balance;

(b) any representation or warranty made by the Issuer or the Servicer in the Indenture or this Supplement shall prove to have been incorrect when made or when delivered, which continues to be incorrect for a period of thirty-five (35) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer or the Issuer by the Indenture Trustee or to the Issuer, the Servicer and the Indenture Trustee by Holders of Outstanding Series 2015-I Notes evidencing more than 50% of the Note Principal Balance, and as a result of which there is a material adverse effect on the Series 2015-I Noteholders;

(c) (i) any Servicer Default shall occur which would have a material adverse effect on the Holders of the Series 2015-I Notes, or (ii) the Transferor shall consolidate or merge into any other corporation or any other business or convey or transfer its properties and assets substantially as an entirety to any person if such merger, consolidation, conveyance or transfer would have a material adverse effect on the Series 2015-I Noteholders;

(d) the Three Month Average Excess Spread Percentage for any Monthly Period is less than 0%;

(e) the Indenture Trustee shall, for any reason, fail to have a valid and perfected first priority security interest in the Trust Estate;

(f) without limiting any of the foregoing, the occurrence of an Event of Default with respect to Series 2015-I and acceleration of the maturity of the Series 2015-I Notes in accordance with Section 5.03 of the Indenture;

(g) the Note Principal Balance shall not be paid in full by the Expected Principal Payment Date;

(h) during any period of twenty (20) consecutive days, the Transferor Interest average over that period is less than 5.0% of the Average Principal Receivables (as defined in the Pooling and Servicing Agreement), and the Transferor shall (i) fail to designate Additional Accounts (as defined in the Pooling and Servicing Agreement) to be included as Accounts in a sufficient amount such that the average of the Transferor Interest as a percentage of the Average Principal Receivables for such twenty (20) day period, computed by assuming that the amount of the Principal Receivables of such Additional Accounts is outstanding in the Master Trust during each day of such twenty (20) day period, is at least equal to 5.0% of the Average Principal Receivables and (ii) fail to transfer Receivables from such Additional Accounts to the Master Trust on or before the tenth Business Day following such twenty (20) day period; or

(i) the average of the Monthly Principal Payment Rates for any three (3) consecutive Monthly Periods shall be less than 15%;

then, in the case of any event described in subsection (a), (b), (c), or (e), after the applicable grace period, if any, set forth in such subparagraphs, either the Indenture Trustee or the Holders of Series 2015-I Notes evidencing more than 50% of the Note Principal Balance, by notice then given in writing to the Transferor, the Issuer, the Servicer, and the Indenture Trustee may declare that an Early Redemption Event has occurred with respect to Series 2015-I as of the date of such notice, and, in the case of any event described in subsection (d), (f), (g), (h) or (i) an Early Redemption Event shall occur with respect to Series 2015-I without any notice or other action on the part of the Indenture Trustee or the Series 2015-I Noteholders immediately upon the occurrence of such event.

ARTICLE VII

ADMINISTRATIVE REDEMPTION; SERIES TERMINATION

Section 7.01. Administrative Redemption.

(a) On any day occurring on or after the date on which the Note Principal Balance is reduced to 10% or less of the Initial Note Principal Balance at any time on or after the Closing Date, the Servicer shall have the option to redeem the Series 2015-I Notes, at a redemption price equal to (i) if such day is a Distribution Date, the Redemption Amount for such Distribution Date or (ii) if such day is not a Distribution Date, the Redemption Amount for the first Distribution Date following such day.

(b) The Servicer exercising the option to redeem provided for in subsection 7.01(a) shall give the Indenture Trustee and each Rating Agency at least thirty (30) days prior written notice of the date on which the Servicer intends to exercise such redemption option. The Servicer shall deposit the Redemption Amount into the Collection Account in same day funds and the Servicer shall initiate such deposit prior to 10:00 a.m. (New York City time) on such day. Such redemption option is subject to payment in full of the Redemption Amount. Following the deposit of the Redemption Amount into the Collection Account in accordance with the foregoing, the Allocation Amount for Series 2015-I shall be reduced to zero and the Series 2015-I Noteholders shall have no further interest in the Trust Estate. The Redemption Amount shall be distributed as set forth in subsection 8.01(a).

Section 7.02. Stated Maturity Date.

On the Stated Maturity Date, the right of the Series 2015-I Noteholders to receive payments from the Issuer will be limited solely to the right to receive payments pursuant to Section 5.05 of the Indenture and Section 8.01.

ARTICLE VIII

REDEMPTION OF SERIES 2015-I NOTES; FINAL DISTRIBUTIONS

Section 8.01. Sale of Receivables or Redemption of the Series 2015-I Notes pursuant to Sections 5.05 and 5.17 of the Indenture and Section 7.01 of this Supplement.

(a) With respect to the Redemption Amount deposited into the Collection Account pursuant to Section 7.01, or any amounts allocable to the Series 2015-I Notes deposited into the Collection Account pursuant to Sections 4.01, 5.05 and 5.17 of the Indenture, the Indenture Trustee shall, in accordance with the written direction of the Servicer, not later than 2:30 p.m. (New York City time) on the related Distribution Date, make deposits or distributions of the following amounts (in the priority set forth below and, in each case, after giving effect to any deposits and distributions otherwise to be made on such date pursuant to this Supplement) in same day funds: (i)(x) the Class A Note Principal Balance on such Distribution Date will be distributed to the Paying Agent for payment to the Class A Noteholders; provided, however, that if the amount available for distribution pursuant to this subsection 8.01(a)(i)(x) is insufficient to make such distribution in full to both the Class A-1 Noteholders and the Class A-2 Noteholders, then the amount available shall be distributed ratably to the Class A-1 Noteholders and the Class A-2 Noteholders based on their Pro-Rata Share, and (y) an amount equal to the sum of (A) Class A Monthly Interest for such Distribution Date and any Class A Monthly Interest previously due but not distributed to the Class A Noteholders on a prior Distribution Date and (B) any Class A Additional Interest for such Distribution Date and any Class A Additional Interest previously due but not distributed to the Class A Noteholders on a prior Distribution Date, will be distributed to the Paying Agent for payment to the Class A Noteholders; provided, however, that if the amount available for distribution pursuant to this subsection 8.01(a)(i)(y) is insufficient to make such distribution in full to both the Class A-1 Noteholders and the Class A-2 Noteholders, then the amount available shall be distributed ratably to the Class A-1 Noteholders and the Class A-2 Noteholders based on their Pro-Rata Share; (ii)(x) the Class B Note Principal Balance on such Distribution Date will be distributed to the Paying Agent for payment to the Class B Noteholders and (y) an amount equal to the sum of (A) Class B Monthly Interest for such Distribution Date and any Class B Monthly Interest previously due but not distributed to the Class B Noteholders on a prior Distribution Date and (B) any Class B Additional Interest for such Distribution Date and any Class B Additional Interest previously due but not distributed to the Class B Noteholders on a prior Distribution Date, will be distributed to the Paying Agent for payment to the Class B Noteholders; (iii)(x) the Class C Note Principal Balance on such Distribution Date will be distributed to the Paying Agent for payment to the Class C Noteholders and (y) an amount equal to the sum of (A) Class C Monthly Interest for such Distribution Date and any Class C Monthly Interest previously due but not distributed to the Class C Noteholders on a prior Distribution Date and (B) any Class C Additional Interest for such Distribution Date and any Class C Additional Interest previously due but not distributed to the Class C Noteholders on a prior Distribution Date, will be distributed to the Paying Agent for payment to the Class C Noteholders; (iv)(x) the Class D Note Principal Balance on such Distribution Date will be distributed to the Paying Agent for payment to the Class D Noteholders and (y) an amount equal to the sum of (A) Class D Monthly Interest for such Distribution Date and any Class D Monthly Interest previously due but not distributed to the Class D Noteholders on a prior Distribution Date and (B) any Class D Additional Interest for such Distribution Date and any Class D Additional Interest previously due but not distributed to the Class D Noteholders on a prior Distribution Date, will be distributed to the Paying Agent for payment to the Class D Noteholders; and (v) any excess shall be released to the Issuer.

(b) Notwithstanding anything to the contrary in this Supplement or the Indenture, all amounts distributed to the Paying Agent pursuant to subsection 8.01(a) for payment to the Series 2015-I Noteholders shall be deemed distributed in full to the Series 2015-I Noteholders on the date on which such funds are distributed to the Paying Agent pursuant to this Section and to the extent of such payment the Series 2015-I Notes shall be deemed to be no longer Outstanding as such term is defined in the Indenture.

ARTICLE IX

THE SERIES 2015-I NOTES

Section 9.01. Form of Delivery of Series 2015-I Notes.

(a) The Series 2015-I Notes shall be substantially in the form attached hereto as Exhibit A-1 through A-5. The Class A Notes shall be issued as Global Notes and shall be delivered as Book-Entry Notes in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Class B Notes, the Class C Notes and the Class D Notes shall be delivered as Definitive Notes in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Indenture Trustee shall authenticate the Series 2015-I Notes upon the written order of the Issuer as provided in Section 2.03 of the Indenture.

(b) The Depositary for the Global Notes shall be The Depository Trust Company and the Global Notes shall be initially registered in the name of Cede & Co., its nominee, and will initially be held by the Indenture Trustee as custodian for The Depository Trust Company.

Section 9.02. Private Placement of Securities. The Class B Note, the Class C Note and the Class D Note have not been registered under the Securities Act or any state securities law. No transfer of any Class B Note, Class C Note or Class D Note shall be made except in accordance with this Supplement. The Class B Note, Class C Note and Class D Note shall bear a legend to the effect set forth in Exhibit A-3 through A-5. Neither the Issuer nor the Indenture Trustee is obligated to register the Class B Note, Class C Note or Class D Note under the Securities Act or to take any other action not otherwise required under this Supplement or the Indenture to permit the transfer of the Class B Note, Class C Note or Class D Note without registration.

Section 9.03. Representations and Warranties of Series 2015-I Noteholders. Each purchaser of a Series 2015-I Note will be deemed to have acknowledged, represented, warranted and agreed by its purchase of a Series 2015-I Note, as follows:

(a) in the case of the Class B Notes, Class C Notes and Class D Notes, that (A) (i) it is QIB, (ii) it is aware that the sale to it is being made in reliance on Rule 144A and, if it is acquiring such Series 2015-I Note or any interest or participation therein for the account of another QIB, such other QIB is aware that the sale is being made in reliance on Rule 144A and (iii) it is acquiring its Series 2015-I Note for its own account or an account or the accounts of other QIBs or (B) it is “a person involved in the organization or operation of the Issuer or an affiliate of such a person” within the meaning of Rule 3A-7 of the Investment Company Act;

(b) in the case of the Class B Notes, Class C Notes and Class D Notes, it understands that the Series 2015-I Notes are being offered only in a transaction not involving any public offering within the meaning of the Securities Act, and that it will not pledge, re-offer or resell or otherwise transfer any Class B Notes, Class C Notes or Class D Notes or any interest therein except (i) to the Issuer or to “a person involved in the organization or operation of the Issuer or an affiliate of such person” within the meaning of Rule 3a-7 under the Investment Company Act, or (ii) inside the United States in accordance with Rule 144A to a person who the seller reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the re-offer, resale, pledge or transfer is being made in reliance on Rule 144A, in each case in compliance with all applicable state securities or “blue sky” laws, provided that if the transferee is not a QIB, the transferee must provide an opinion of counsel, which counsel is acceptable to the Indenture Trustee, that such transfer may be made pursuant to an exemption from registration under the Securities Act and any applicable state securities laws;

(c) it understands that each Series 2015-I Note will bear a legend set forth on the forms of Notes included as Exhibit A-1 through A-5;

(d) it acknowledges that the Indenture Trustee, the Issuer, the Servicer, the Transferor and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations, warranties and agreements. If it is acquiring any Series 2015-I Note as a fiduciary or agent for one or more investor accounts, it will be deemed to have represented that it has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgements, representations, warranties and agreements on behalf of each such account;

(e) with respect to any foreign purchaser claiming an exemption from United States income or withholding tax, that it has delivered to the Indenture Trustee, a true and complete United States Internal Revenue Form W-8BEN or Form W-8BEN-E, as applicable, or Form W-8ECI, indicating such exemption;

(f) it acknowledges that transfers of the Series 2015-I Notes or any interest or participation therein shall otherwise be subject in all respects to the restrictions applicable thereto contained in this Supplement and the Indenture; and

(g) if it is acquiring a Senior Note, either (1) it is not, and is not acting on behalf of, a plan subject to Title I, Subtitle B, Part 4 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or to Section 4975 of the Code or a governmental, church or non-U.S. plan that is subject to any Federal, state, local or non-U.S law that is substantially similar to the provisions of ERISA Section 406 or Code Section 4975 (“Similar Law”) and is not acquiring the Senior Notes with any assets of any such plan, or (2) its acquisition and holding of the Senior Notes does not and will not constitute or result in a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code or a violation of Similar Law.

Any transfer, resale, pledge or other transfer of the Series 2015-I Notes contrary to the restrictions set forth above and in this Supplement and the Indenture shall be deemed void ab initio by the Indenture Trustee.

Section 9.04. Transfer Restrictions.

(a) No Class B Note, Class C Note or Class D Note may be transferred unless it is transferred in compliance with Section 9.03 and (i) pursuant to a valid registration statement under the Securities Act and such transfer would not require the Issuer to register as an investment company under the Investment Company Act, or (ii) pursuant to another exemption available under the Securities Act and such transfer would not require the Issuer to register as an investment company under the Investment Company Act and, in each case, in compliance with any applicable state securities or “blue sky” laws. In the case of a transfer described in clause (ii) above, the transferee of such Class B Note, Class C Note or Class D Note will be required to deliver an opinion of counsel (which counsel may be in-house counsel) that states that the transfer to the transferee is exempt under the Securities Act and applicable state securities laws and a certificate of the transferee that provides the factual assertions supporting such opinion, to the Issuer and the Indenture Trustee.

Section 9.05. Tax Matters; Class D Note Transfers.

(a) Each Class D Noteholder other than the Transferor agrees with the Transferor that: (a) such Class D Noteholder will deliver to the Transferor, Servicer and Indenture Trustee on or before the Closing Date or the effective date of any Note Assignment a letter (an “Investment Letter”) in the form of Exhibit D, executed by such assignee Class D Noteholder with respect to the purchase by such Class D Noteholder of a portion of an interest relating to a Class D Note and (b) all of the statements made by such Class D Noteholder, in its Investment Letter shall be true and correct as of the date made.

(b) Each Class D Noteholder, by its holding of an interest in a Class D Note, hereby severally represents, warrants and covenants, and each Class D Noteholder that acquires an interest in a Class D Note by Note Assignment shall be deemed to have severally represented, warranted and covenanted upon such Note Assignment that: (i) such Class D Noteholder has not acquired and shall not sell, trade or transfer any interest in a Class D Note, nor cause any interest in a Class D Note to be marketed, on or through either (A) an “established securities market (or the substantial equivalent thereof)” within the meaning of Section 7704(b)(1) of the Code (including an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise) or (B) a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704(b)(2) of the Code (including a market wherein interests in the Class D Notes are regularly quoted by any person making a market in such interests and a market wherein any person regularly makes available bid or offer quotes with respect to interests in the Class D Notes and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others), and (ii) unless the Transferor consents otherwise, such Class D Noteholder (A) is properly classified as, and shall remain classified as, a “corporation” as described in Section 7701(a)(3) of the Code and (B) is not, and shall not become, an “S corporation” as described in Section 1361 of the Code. In the event of any breach of the representation, warranty and covenant of a Class D Noteholder that such Class D Noteholder shall remain classified as a corporation other than an S corporation, such Class D Noteholder shall notify the Transferor promptly upon such Class D Noteholder’s becoming aware of such breach, and thereupon the Class D Noteholder hereby agrees to use reasonable efforts to procure a replacement investor which is acceptable to the Transferor not so affected to replace such affected Class D Noteholder. In any such event, the Transferor shall also have the right to procure a replacement investor. Each affected Class D Noteholder hereby agrees to take all actions necessary to permit a replacement investor to succeed to its rights and obligations hereunder.

(c) Subject to the provisions of subsection (d), each Class D Noteholder may at any time sell, assign or otherwise transfer, to the extent of such Class D Noteholder’s interest in the Class D Notes (each, a “Note Assignment”), to any Person to which the Transferor consents, which consent shall not be unreasonably withheld (it being understood that such consent shall be considered to be withheld reasonably solely on the basis that following such proposed Note Assignment, the number of Private Holders would exceed eighty (80) or the Issuer would otherwise be in jeopardy of being treated as taxable as a publicly traded partnership pursuant to Section 7704 of the Code), all or part of its interest in the Class D Notes; provided, however, that any Note Assignment shall be void unless (i) the minimum amount of such Note Assignment shall be $2,000,000, (ii) such assignee Class D Noteholder shall comply with this Section 9.05 and shall have delivered to the Indenture Trustee, prior to the effectiveness of such Note Assignment, a copy of an agreement under which such assignee Class D Noteholder has made the representations, warranties and covenants required to be made pursuant to this Section 9.05, (iii) following the Note Assignment there shall not be in the aggregate more than four (4) beneficial owners of an interest holding an interest in the Class D Notes, or such other number as may be consented to by the Transferor in its sole and absolute discretion, (iv) such proposed assignee shall provide a duly executed copy of IRS Form W-9, (v) such assignee or transferee of a Class D Note either (1) is not, and is not acting on behalf of, a “benefit plan investor” as defined in U.S. Department of Labor Regulation 29 C.F.R. Section 2510.3-101 and ERISA Section 3(42) (“Benefit Plan Investor”), which includes any employee benefit plan subject to Part 4, Subtitle B of Title I of ERISA, any plan to which Section 4975 of the Code applies (each, a “Plan”), or any entity the underlying assets of which include Plan assets by reason of a Plan’s investment in the entity, including certain insurance company general accounts, insurance company separate accounts and bank collective trusts in which Plans invest; or (2)(a) is acquiring the Class D Notes with assets of an “insurance company general account” (within the meaning of DOL Prohibited Transaction Class Exemption (“PTCE”) 95-60 (a “General Account”); (b) its acquisition of the Class D Notes is eligible for the exemptive relief afforded under Section I of PTCE 95-60 and less than 25% of the assets of such General Account constitute “plan assets” of Benefit Plan Investors; and (c) it understands that its proposed acquisition of the Class D Notes will not be accepted unless, immediately after the most recent acquisition of Class D Notes, less than 25% of the total value of the Class D Notes is held by Benefit Plan Investors. In connection with any Note Assignment, the assignor Class D Noteholder shall request in writing to the Indenture Trustee (who shall promptly deliver it to the Transferor) for the consent of the Transferor (the Transferor shall respond to any such request within ten (10) Business Days after its receipt and the Transferor will not unreasonably withhold such consent) it being understood that the obtaining of such consent is a condition to the effectiveness of the Note Assignment and (vi) either (1) it is not, and is not acting on behalf of, a governmental, church or non-U.S. plan that is subject to any Similar Law and is not acquiring the Class D Notes with any assets of any such plan, or (2) its acquisition and holding of such Notes does not and will not constitute or result in a non-exempt violation of Similar Law.

(d) Except as provided in subsection (c) above, no Class D Noteholder may sell, transfer, assign, exchange, participate or otherwise convey or pledge, hypothecate, rehypothecate, or otherwise grant a security interest in (each, a “Transfer”) a Class D Note and any such Transfer in violation of these requirements shall be null and void ab initio.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.01. Ratification of Agreement. As supplemented by this Supplement, the Indenture is in all respects ratified and confirmed and the Indenture as so supplemented by this Supplement shall be read, taken and construed as one and the same instrument.

Section 10.02. Counterparts. This Supplement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original or facsimile, but all of which shall constitute one and the same instrument.

Section 10.03. Governing Law. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

Section 10.04. Successors and Assigns. This Supplement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns, except that the Issuer may not assign or transfer any of its rights under this Supplement without the prior satisfaction of the Rating Agency Condition.

Section 10.05. Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Supplement is executed and delivered by Wells Fargo Delaware Trust Company, National Association, not individually or personally but solely as trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wells Fargo Delaware Trust Company, National Association, but is made and intended for the purpose of binding only the Issuer and (c) under no circumstances shall Wells Fargo Delaware Trust Company, National Association, be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Supplement or any other document to which the Issuer is a party.

Section 10.06. Tax Treatment. Notwithstanding any other express or implied agreement to the contrary, each of the Issuer and the Series 2015-I Noteholders are hereby deemed to agree that they and any recipient of the Prospectus dated March 3, 2015, relating to the Senior Notes (or their employees, representatives, or other agents), may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of any transaction relating to the Issuer or the Series 2015-I Notes.

Section 10.07. Periodic Finance Charges and Other Fees. The Servicer hereby agrees that, except as otherwise required by any Requirement of Law, it shall not at any time reduce the Periodic Finance Charges assessed on any Receivable or other fees or charges on any Account if, as a result of such reduction, the Servicer’s reasonable expectation is that the Three Month Average Excess Spread Percentage as of any future date would be less than 2.50% unless such reduction is made applicable to the comparable segment of the consumer revolving credit accounts owned and serviced by the Servicer that have characteristics the same as, or substantially similar to, the Accounts that are subject to such change.

Section 10.08. Events of Default. For purposes of Section 5.02(b) of the Indenture, the cure period with respect to interest due and payable on the Series 2015-I Notes with respect to any Distribution Date shall be a period of five (5) calendar days.

Section 10.09. Amendments without Noteholder Consent. Any of this Supplement, the Indenture and any other Transaction Document, as well as the structure or identity of the Issuer, the Master Trust or the Transferor, may be amended, waived or otherwise modified without the consent of any Series 2015-I Noteholder to the extent necessary for the Issuer to continue to be eligible to rely on an exemption from registration as an investment company under the Investment Company Act, provided that the Rating Agency Condition shall be satisfied. In addition, any of this Supplement, the Indenture and any other Transaction Document, as well as the structure or identity of the Issuer or the Transferor, may be amended, waived or otherwise modified without the consent of any Series 2015-I Noteholder to the extent necessary or desirable for World’s Foremost Bank and its Affiliates to re-establish and maintain sale accounting treatment with respect to transfers of Receivables in the event the accounting standards change and sale accounting treatment is possible or in order to comply with the regulation entitled “Treatment by the Federal Deposit Insurance Company as Conservator or Receiver of Financial Assets Transferred by an Insured Depository Institution in Connection with a Securitization or a Participation,” 12 C.F.R. Section 360.6, as the same may be amended from time to time or any other similar federal regulation, provided that the Rating Agency Condition shall be satisfied. To the extent the consent of any Series 2015-I Noteholder to any such amendment, waiver or other modification described in this Section 10.09 would otherwise be required under this Supplement, the Indenture or any other Transaction Document, each Series 2015-I Noteholder shall be deemed to have consented by accepting a Series 2015-I Note, provided that the Rating Agency Condition is satisfied.

IN WITNESS WHEREOF, the Issuer, the Servicer and the Indenture Trustee have caused this Supplement to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

CABELA’S CREDIT CARD MASTER NOTE TRUST, Issuer

By:	WELLS FARGO DELAWARE TRUST COMPANY, NATIONAL ASSOCIATION
not in its individual capacity, but solely as Owner Trustee

	By:	/s/ Rosemary Kennard
	Name:	Rosemary Kennard
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION,
Indenture Trustee

By:	/s/ Tamara Schulz-Fugh
Name:	Tamara Schultz-Fugh
Title:	Vice President

WORLD’S FOREMOST BANK
Servicer

By:	/s/ Kevin Werts
Name:	Kevin Werts
Title:	Executive Vice President and Chief Financial Officer

[Series 2015-I Indenture Supplement]

SCHEDULE 1

1. Minimum Net Worth. The Borrower will, as of the end of each of its fiscal quarters, maintain Consolidated Net Worth of not less than the sum of (i) $1,096,000,000 plus (ii) fifty percent (50%) of Consolidated Net Income earned in each fiscal quarter if positive beginning with the quarter ending June 30, 2014 plus (iii) 100% of the net cash proceeds resulting from the issuance of capital stock of the Borrower after the First Amendment Effective Date, excluding the impact of gains or losses resulting from fluctuations in currency exchange rates.

2. Definitions. For purposes of this Schedule 1, the following terms shall have the meanings set forth below:

“Borrower” shall mean Cabela’s, Incorporated, a Delaware corporation and its successors and assigns.

“Cabela’s Credit Agreement” shall mean that certain Credit Agreement, dated as of November 2, 2011, among the Borrower, the Lenders party thereto from time to time, U.S. Bank National Association, as Administrative Agent, Swing Line Lender, LC Issuer, Sole Lead Arranger and Sole Bank Runner, Wells Fargo Bank, N.A., as LC Issuer and Co-Syndication Agent, Bank of America, N.A., as Co-Syndication Agent, Royal Bank of Canada, as Co-Documentation Agent, and Santander Bank, N.A., as Co-Documentation Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Consolidated Net Income” shall mean with reference to any period, the net income (or loss) of the Borrower and its Subsidiaries calculated on a consolidated basis for such period, excluding extraordinary gains and losses, realized or incurred, other than in the ordinary course of business, and prepared in accordance with GAAP.

“Consolidated Net Worth” shall mean at any time the consolidated stockholders’ equity of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time, all as defined according to GAAP.

“First Amendment Effective Date” means June 18, 2014.

“GAAP” shall mean generally accepted accounting principles as in effect from time to time in the United States, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4 of the Cabela’s Credit Agreement.

“Person” shall mean any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

“Subsidiary” shall mean with respect to a Person, (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries, or (b) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrower.

-i-

TABLE OF CONTENTS

(continued)

Exhibits A through D

Series 2015-I Indenture Supplement

EXHIBIT A-1

FORM OF

SERIES 2015-I CLASS A-1 FIXED RATE ASSET-BACKED

GLOBAL NOTE

AS SET FORTH HEREIN, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CLASS A-1 NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

EACH HOLDER AND EACH BENEFICIAL OWNER OF THIS NOTE, BY ACQUIRING THIS NOTE OR ITS INTEREST IN THIS NOTE, AS THE CASE MAY BE, SHALL BE DEEMED TO HAVE AGREED TO TREAT, AND SHALL TREAT, THIS NOTE AS DEBT FOR U.S. FEDERAL INCOME TAX PURPOSES AND, TO THE EXTENT PERMITTED BY LAW, STATE AND LOCAL INCOME AND FRANCHISE TAX PURPOSES AND SHALL TAKE NO ACTION INCONSISTENT WITH SUCH TREATMENT UNLESS REQUIRED BY ANY RELEVANT TAXING AUTHORITY.

THE HOLDER HEREOF, BY PURCHASING THIS CLASS A-1 NOTE, REPRESENTS AND WARRANTS EITHER (1) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, A PLAN SUBJECT TO TITLE I, SUBTITLE B, PART 4 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL, CHURCH OR NON-US PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE, LOCAL OR NON-US LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF ERISA SECTION 406 OR CODE SECTION 4975 (“SIMILAR LAW”) AND IS NOT ACQUIRING THIS CLASS A-1 NOTE WITH ANY ASSETS OF ANY SUCH PLAN, OR (2) ITS ACQUISITION AND HOLDING OF THIS CLASS A-1 NOTE DOES NOT AND WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF SIMILAR LAW.

Up to $218,750,000

No. R-1

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP NO. 126802 DC8

UNLESS THIS CLASS A-1 NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CLASS A-1 NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HOLDER OF THIS CLASS A-1 NOTE BY ITS ACCEPTANCE HEREOF, AND EACH HOLDER OF A BENEFICIAL INTEREST IN THIS CLASS A-1 NOTE, COVENANTS AND AGREES THAT IT WILL NOT AT ANY TIME INSTITUTE AGAINST CABELA’S CREDIT CARD MASTER NOTE TRUST OR WFB FUNDING, LLC, OR JOIN IN ANY INSTITUTION AGAINST CABELA’S CREDIT CARD MASTER NOTE TRUST OR WFB FUNDING, LLC OF, ANY BANKRUPTCY PROCEEDINGS UNDER ANY UNITED STATES FEDERAL OR STATE BANKRUPTCY OR SIMILAR LAW.

THE HOLDER OF THIS CLASS A-1 NOTE, BY ACCEPTANCE OF THIS CLASS A-1 NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST IN THIS CLASS A-1 NOTE, BY THE ACQUISITION OF A BENEFICIAL INTEREST THEREIN, AGREE TO TREAT THE CLASS A-1 NOTES AS INDEBTEDNESS FOR APPLICABLE FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON OR MEASURED BY INCOME.

A-1-2

CABELA’S CREDIT CARD MASTER NOTE TRUST

CLASS A-1 FIXED RATE ASSET-BACKED NOTES, SERIES 2015-I

Cabela’s Credit Card Master Note Trust, a Delaware statutory trust (herein referred to as the “Issuer”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, subject to the following provisions, a principal sum of UP TO TWO HUNDRED EIGHTEEN MILLION SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($218,750,000) payable in an amount equal to the aggregate amount, if any, payable from the Collection Account in respect of principal on the Class A-1 Notes pursuant to Section 4.05 of the Indenture Supplement. The entire unpaid principal amount of this Class A-1 Note shall be due and payable on the Stated Maturity Date. The principal sum of the Class A-1 Global Notes shall not exceed $218,750,000 (unless otherwise permitted pursuant to the Indenture). The Issuer will pay interest on the Class A-1 Notes with respect to each Interest Period in accordance with Sections 4.02 and 4.05 of the Indenture Supplement and will pay principal, if any, due on the Class A-1 Notes on each Distribution Date in accordance with Section 4.06 of the Indenture Supplement. Such principal of and interest on this Class A-1 Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Class A-1 Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is made to the further provisions of this Class A-1 Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class A-1 Note.

Unless the certificate of authentication hereon has been executed by the Authentication Agent whose name appears below by manual signature, this Class A-1 Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

A-1-3

IN WITNESS WHEREOF, the Issuer has caused this Class A-1 Note to be duly executed.

CABELA’S CREDIT CARD MASTER NOTE TRUST,
as Issuer

By:	WELLS FARGO DELAWARE TRUST COMPANY, NATIONAL ASSOCIATION,
not in its individual capacity
but solely as Owner Trustee
under the Trust Agreement

By:
Name:
Title:

Date: March 16, 2015

A-1-4

AUTHENTICATION AGENT’S CERTIFICATE OF AUTHENTICATION

This is one of the Class A-1 Notes described in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity
but solely as Indenture Trustee

By:
Name:
Title:

Date: March 16, 2015

A-1-5

[REVERSE OF NOTE]

This Note is one of the Notes of a duly authorized issue of Notes of the Issuer, designated as its Class A-1 Fixed Rate Asset-Backed Notes, Series 2015-I (herein called the “Class A-1 Notes”), all issued under an Amended and Restated Master Indenture dated as of December 6, 2013 (such indenture, as amended, restated, modified or supplemented from time to time, and as supplemented by the Series 2015-I Indenture Supplement dated as of March 16, 2015 among the parties to the Amended and Restated Master Indenture (the “Indenture Supplement”), is herein called the “Indenture”, as the same may be amended, restated, modified and supplemented from time to time), among the Issuer, World’s Foremost Bank, a Nebraska state banking corporation, as Servicer, and U.S. Bank National Association, a national banking association, as Indenture Trustee (the “Indenture Trustee,” which term includes any successor Indenture Trustee under the Indenture), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Class A-1 Notes. The Class A-1 Notes are subject to all terms of the Indenture. All terms used in this Class A-1 Note that are not defined herein shall have the meanings assigned to them in or pursuant to the Indenture, as supplemented or amended.

The Class A-2 Notes, Class B Notes, Class C Notes, and Class D Notes will also be issued under the Indenture.

The Class A-1 Notes are and will be equally and ratably entitled to the benefits of the Indenture without preference, priority or distinction, all in accordance with the terms and provisions of the Indenture.

Payments of interest on and principal of this Class A-1 Note due and payable on any Distribution Date, to the extent not in full payment of this Class A-1 Note, shall be made by wire transfer to the Person whose name appears as the registered Holder of this Class A-1 Note (or one or more predecessor Class A-1 Notes) on the Note Register as of the close of business on each Record Date (the “Registered Holder”), except that with respect to Class A-1 Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Class A-1 Note be submitted for notation of payment. Any reduction in the principal amount of this Class A-1 Note (or any one or more predecessor Class A-1 Notes) effected by any payments made on any Distribution Date shall be binding upon all future Holders of this Class A-1 Note and of any Class A-1 Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. Any final payment shall be made in accordance with the provisions of the Indenture.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Class A-1 Note may be registered on the Note Register upon surrender of this Class A-1 Note for registration of transfer at the office or agency designated by the Issuer

A-1-6

pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in a form reasonably satisfactory to the Note Registrar duly executed by, the Holder hereof or his attorney-in-fact duly authorized in writing, and such other documents as the Note Registrar may reasonably require, and thereupon one or more new Notes (of the same Series and Class) in authorized denominations and in the same aggregate principal amount shall be executed, authenticated and delivered, in the name of the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Class A-1 Note, but the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Upon any redemption, purchase, exchange or cancellation of any of the Class A-1 Notes represented by this Class A-1 Global Note, details of such redemption, purchase, exchange or cancellation shall be entered by the Paying Agent in Schedule A hereto recording any such redemption, purchase, exchange or cancellation. Upon any such redemption, purchase, exchange or cancellation, the principal amount of this Class A-1 Global Note and the Class A-1 Notes represented by this Class A-1 Global Note shall be reduced or increased, as appropriate, by the principal amount so redeemed, purchased, exchanged or cancelled.

Each Noteholder or beneficial owner, by acceptance of a Class A-1 Note or, in the case of a beneficial owner, a beneficial interest in a Class A-1 Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Class A-1 Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Prior to due presentment of a Class A-1 Note for registration of transfer, the Indenture Trustee, the Paying Agent, the Note Registrar, the Transferor, the Issuer and any agent of any of the foregoing may treat the Person in whose name any Class A-1 Note is registered as the owner of such Class A-1 Note for the purpose of receiving distributions pursuant to the terms of the Indenture Supplement and for all other purposes whatsoever, and neither the Indenture Trustee, the Paying Agent, the Note Registrar, the Transferor, the Issuer nor any agent of any of the foregoing shall be affected by any notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Class A-1 Notes under the Indenture at any time by the Issuer, the Servicer and the Indenture Trustee with the consent of not less than a majority of the Holders of not less than a majority of the outstanding principal amount of the Series 2015-I Notes. The Indenture also contains provisions permitting the Holders of Series 2015-I Notes representing a specified

A-1-7

percentage of the outstanding principal amount of the Series 2015-I Notes, on behalf of the Holders of all the Series 2015-I Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Class A-1 Note (or any one of more predecessor Class A-1 Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Class A-1 Note and of any Class A-1 Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class A-1 Note. The Indenture also permits, subject to the conditions set forth in the Indenture, the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder or without the consent of holders of Series of Notes not affected thereby.

The Class A-1 Notes are issuable only in fully registered form without interest coupons in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Class A-1 Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, but otherwise without regard to its conflict of law principles.

No reference herein to the Indenture and no provision of this Class A-1 Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Class A-1 Note at the times, place, and rate, and in the coin or currency herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the Transaction Documents, neither any owner of a beneficial interest in the Issuer, nor any of its partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Class A-1 Note or the Indenture. The Holder of this Class A-1 Note by the acceptance hereof agrees that, except as expressly provided in the Transaction Documents, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Class A-1 Note.

A-1-8

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

[                    ]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

[                                         ]

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:		*
Signature Guaranteed:

*	NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

A-1-9

Exhibit A through D

Series 2015-I Indenture Supplement

EXHIBIT A-2

FORM OF

SERIES 2015-I CLASS A-2 FLOATING RATE ASSET-BACKED

GLOBAL NOTE

AS SET FORTH HEREIN, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CLASS A-2 NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

EACH HOLDER AND EACH BENEFICIAL OWNER OF THIS NOTE, BY ACQUIRING THIS NOTE OR ITS INTEREST IN THIS NOTE, AS THE CASE MAY BE, SHALL BE DEEMED TO HAVE AGREED TO TREAT, AND SHALL TREAT, THIS NOTE AS DEBT FOR U.S. FEDERAL INCOME TAX PURPOSES AND, TO THE EXTENT PERMITTED BY LAW, STATE AND LOCAL INCOME AND FRANCHISE TAX PURPOSES AND SHALL TAKE NO ACTION INCONSISTENT WITH SUCH TREATMENT UNLESS REQUIRED BY ANY RELEVANT TAXING AUTHORITY.

THE HOLDER HEREOF, BY PURCHASING THIS CLASS A-2 NOTE, REPRESENTS AND WARRANTS EITHER (1) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, A PLAN SUBJECT TO TITLE I, SUBTITLE B, PART 4 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL, CHURCH OR NON-US PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE, LOCAL OR NON-US LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF ERISA SECTION 406 OR CODE SECTION 4975 (“SIMILAR LAW”) AND IS NOT ACQUIRING THIS CLASS A-2 NOTE WITH ANY ASSETS OF ANY SUCH PLAN, OR (2) ITS ACQUISITION AND HOLDING OF THIS CLASS A-2 NOTE DOES NOT AND WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF SIMILAR LAW.

Up to $100,000,000

No. R-1

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP NO. 126802 DD6

UNLESS THIS CLASS A-2 NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CLASS A-2 NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HOLDER OF THIS CLASS A-2 NOTE BY ITS ACCEPTANCE HEREOF, AND EACH HOLDER OF A BENEFICIAL INTEREST IN THIS CLASS A-2 NOTE, COVENANTS AND AGREES THAT IT WILL NOT AT ANY TIME INSTITUTE AGAINST CABELA’S CREDIT CARD MASTER NOTE TRUST OR WFB FUNDING, LLC, OR JOIN IN ANY INSTITUTION AGAINST CABELA’S CREDIT CARD MASTER NOTE TRUST OR WFB FUNDING, LLC OF, ANY BANKRUPTCY PROCEEDINGS UNDER ANY UNITED STATES FEDERAL OR STATE BANKRUPTCY OR SIMILAR LAW.

THE HOLDER OF THIS CLASS A-2 NOTE, BY ACCEPTANCE OF THIS CLASS A-2 NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST IN THIS CLASS A-2 NOTE, BY THE ACQUISITION OF A BENEFICIAL INTEREST THEREIN, AGREE TO TREAT THE CLASS A-2 NOTES AS INDEBTEDNESS FOR APPLICABLE FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON OR MEASURED BY INCOME.

A-2-2

CABELA’S CREDIT CARD MASTER NOTE TRUST

CLASS A-2 FLOATING RATE ASSET-BACKED NOTES, SERIES 2015-I

Cabela’s Credit Card Master Note Trust, a Delaware statutory trust (herein referred to as the “Issuer”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, subject to the following provisions, a principal sum of UP TO ONE HUNDRED MILLION DOLLARS ($100,000,000) payable in an amount equal to the aggregate amount, if any, payable from the Collection Account in respect of principal on the Class A-2 Notes pursuant to Section 4.05 of the Indenture Supplement. The entire unpaid principal amount of this Class A-2 Note shall be due and payable on the Stated Maturity Date. The principal sum of the Class A-2 Global Notes shall not exceed $100,000,000 (unless otherwise permitted pursuant to the Indenture). The Issuer will pay interest on the Class A-2 Notes with respect to each Interest Period in accordance with Sections 4.02 and 4.05 of the Indenture Supplement and will pay principal, if any, due on the Class A-2 Notes on each Distribution Date in accordance with Section 4.06 of the Indenture Supplement. Such principal of and interest on this Class A-2 Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Class A-2 Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is made to the further provisions of this Class A-2 Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class A-2 Note.

Unless the certificate of authentication hereon has been executed by the Authentication Agent whose name appears below by manual signature, this Class A-2 Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

A-2-3

IN WITNESS WHEREOF, the Issuer has caused this Class A-2 Note to be duly executed.

CABELA’S CREDIT CARD MASTER NOTE TRUST, as Issuer

By:	WELLS FARGO DELAWARE TRUST COMPANY, NATIONAL ASSOCIATION,
not in its individual capacity
but solely as Owner Trustee
under the Trust Agreement

By:
Name:
Title:

Date: March 16, 2015

A-2-4

AUTHENTICATION AGENT’S CERTIFICATE OF AUTHENTICATION

This is one of the Class A-2 Notes described in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:

Date: March 16, 2015

A-2-5

[REVERSE OF NOTE]

This Note is one of the Notes of a duly authorized issue of Notes of the Issuer, designated as its Class A-2 Floating Rate Asset-Backed Notes, Series 2015-I (herein called the “Class A-2 Notes”), all issued under an Amended and Restated Master Indenture dated as of December 6, 2013 (such indenture, as amended, restated, modified or supplemented from time to time, and as supplemented by the Series 2015-I Indenture Supplement dated as of March 16, 2015 among the parties to the Amended and Restated Master Indenture (the “Indenture Supplement”), is herein called the “Indenture”, as the same may be amended, restated, modified and supplemented from time to time), among the Issuer, World’s Foremost Bank, a Nebraska state banking corporation, as Servicer, and U.S. Bank National Association, a national banking association, as Indenture Trustee (the “Indenture Trustee,” which term includes any successor Indenture Trustee under the Indenture), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Class A-2 Notes. The Class A-2 Notes are subject to all terms of the Indenture. All terms used in this Class A-2 Note that are not defined herein shall have the meanings assigned to them in or pursuant to the Indenture, as supplemented or amended.

The Class A-1 Notes, Class B Notes, Class C Notes, and Class D Notes will also be issued under the Indenture.

The Class A-2 Notes are and will be equally and ratably entitled to the benefits of the Indenture without preference, priority or distinction, all in accordance with the terms and provisions of the Indenture.

Payments of interest on and principal of this Class A-2 Note due and payable on any Distribution Date, to the extent not in full payment of this Class A-2 Note, shall be made by wire transfer to the Person whose name appears as the registered Holder of this Class A-2 Note (or one or more predecessor Class A-2 Notes) on the Note Register as of the close of business on each Record Date (the “Registered Holder”), except that with respect to Class A-2 Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Class A-2 Note be submitted for notation of payment. Any reduction in the principal amount of this Class A-2 Note (or any one or more predecessor Class A-2 Notes) effected by any payments made on any Distribution Date shall be binding upon all future Holders of this Class A-2 Note and of any Class A-2 Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. Any final payment shall be made in accordance with the provisions of the Indenture.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Class A-2 Note may be registered on the Note Register upon surrender of this Class A-2 Note for registration of transfer at the office or agency designated by the Issuer

A-2-6

pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in a form reasonably satisfactory to the Note Registrar duly executed by, the Holder hereof or his attorney-in-fact duly authorized in writing, and such other documents as the Note Registrar may reasonably require, and thereupon one or more new Notes (of the same Series and Class) in authorized denominations and in the same aggregate principal amount shall be executed, authenticated and delivered, in the name of the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Class A-2 Note, but the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Upon any redemption, purchase, exchange or cancellation of any of the Class A-2 Notes represented by this Class A-2 Global Note, details of such redemption, purchase, exchange or cancellation shall be entered by the Paying Agent in Schedule A hereto recording any such redemption, purchase, exchange or cancellation. Upon any such redemption, purchase, exchange or cancellation, the principal amount of this Class A-2 Global Note and the Class A-2 Notes represented by this Class A-2 Global Note shall be reduced or increased, as appropriate, by the principal amount so redeemed, purchased, exchanged or cancelled.

Each Noteholder or beneficial owner, by acceptance of a Class A-2 Note or, in the case of a beneficial owner, a beneficial interest in a Class A-2 Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Class A-2 Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Prior to due presentment of a Class A-2 Note for registration of transfer, the Indenture Trustee, the Paying Agent, the Note Registrar, the Transferor, the Issuer and any agent of any of the foregoing may treat the Person in whose name any Class A-2 Note is registered as the owner of such Class A-2 Note for the purpose of receiving distributions pursuant to the terms of the Indenture Supplement and for all other purposes whatsoever, and neither the Indenture Trustee, the Paying Agent, the Note Registrar, the Transferor, the Issuer nor any agent of any of the foregoing shall be affected by any notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Class A-2 Notes under the Indenture at any time by the Issuer, the Servicer and the Indenture Trustee with the consent of not less than a majority of the Holders of not less than a majority of the outstanding principal amount of the Series 2015-I Notes. The Indenture also contains provisions permitting the Holders of Series 2015-I Notes representing a specified

A-2-7

percentage of the outstanding principal amount of the Series 2015-I Notes, on behalf of the Holders of all the Series 2015-I Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Class A-2 Note (or any one of more predecessor Class A-2 Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Class A-2 Note and of any Class A-2 Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class A-2 Note. The Indenture also permits, subject to the conditions set forth in the Indenture, the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder or without the consent of holders of Series of Notes not affected thereby.

The Class A-2 Notes are issuable only in fully registered form without interest coupons in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Class A-2 Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, but otherwise without regard to its conflict of law principles.

No reference herein to the Indenture and no provision of this Class A-2 Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Class A-2 Note at the times, place, and rate, and in the coin or currency herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the Transaction Documents, neither any owner of a beneficial interest in the Issuer, nor any of its partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Class A-2 Note or the Indenture. The Holder of this Class A-2 Note by the acceptance hereof agrees that, except as expressly provided in the Transaction Documents, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Class A-2 Note.

A-2-8

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

[                    ]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

[                                         ]

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:		*
Signature Guaranteed:

*	NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

A-2-9

Exhibits A through D

Series 2015-I Indenture Supplement

EXHIBIT A-3

FORM OF

SERIES 2015-I CLASS B FIXED RATE ASSET-BACKED NOTE

THIS CLASS B NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CLASS B NOTE, AGREES THAT THIS CLASS B NOTE, OR ANY INTEREST OR PARTICIPATION HEREIN, MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) TO THE ISSUER OR TO “A PERSON INVOLVED IN THE ORGANIZATION OR OPERATION OF THE ISSUER OR AN AFFILIATE OF SUCH A PERSON” WITHIN THE MEANING OF RULE 3A-7 UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”), (2) INSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A “QIB”) PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT OR (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT. EACH CLASS B NOTEHOLDER BY ACCEPTING A BENEFICIAL INTEREST IN THIS CLASS B NOTE, UNLESS SUCH PERSON ACQUIRED THIS CLASS B NOTE IN A TRANSFER DESCRIBED IN CLAUSES (1) OR (3) ABOVE, IS DEEMED TO REPRESENT THAT IT IS EITHER A QIB PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF ANOTHER QIB.

PRIOR TO PURCHASING ANY CLASS B NOTES, INVESTORS SHOULD CONSULT COUNSEL WITH RESPECT TO THE AVAILABILITY AND CONDITIONS OF EXEMPTION FROM THE RESTRICTION ON RESALE OR TRANSFER. NEITHER WFB FUNDING, LLC NOR CABELA’S CREDIT CARD MASTER NOTE TRUST HAVE AGREED TO REGISTER THE CLASS B NOTES UNDER THE SECURITIES ACT, TO QUALIFY THE CLASS B NOTES UNDER THE SECURITIES LAWS OF ANY STATE OR TO PROVIDE REGISTRATION RIGHTS TO ANY PURCHASER.

AS SET FORTH HEREIN, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CLASS B NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

EACH HOLDER AND EACH BENEFICIAL OWNER OF THIS NOTE, BY ACQUIRING THIS NOTE OR ITS INTEREST IN THIS NOTE, AS THE CASE MAY BE, SHALL BE DEEMED TO HAVE AGREED TO TREAT, AND SHALL TREAT, THIS NOTE AS DEBT FOR U.S. FEDERAL INCOME TAX PURPOSES AND, TO THE EXTENT PERMITTED BY LAW, STATE AND LOCAL INCOME AND FRANCHISE TAX PURPOSES AND SHALL TAKE NO ACTION INCONSISTENT WITH SUCH TREATMENT UNLESS REQUIRED BY ANY RELEVANT TAXING AUTHORITY.

THE HOLDER HEREOF, BY PURCHASING THIS CLASS B NOTE, REPRESENTS AND WARRANTS EITHER (1) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, A PLAN SUBJECT TO TITLE I, SUBTITLE B, PART 4 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL, CHURCH OR NON-US PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE, LOCAL OR NON-US LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF ERISA SECTION 406 OR CODE SECTION 4975 (“SIMILAR LAW”) AND IS NOT ACQUIRING THIS CLASS B NOTE WITH ANY ASSETS OF ANY SUCH PLAN, OR (2) ITS ACQUISITION AND HOLDING OF THIS CLASS B NOTE DOES NOT AND WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF SIMILAR LAW.

A-3-2

$30,000,000

No. R-1

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP NO. 126802 DE4

THE HOLDER OF THIS CLASS B NOTE BY ITS ACCEPTANCE HEREOF, AND EACH HOLDER OF A BENEFICIAL INTEREST IN THIS CLASS B NOTE, COVENANTS AND AGREES THAT IT WILL NOT AT ANY TIME INSTITUTE AGAINST CABELA’S CREDIT CARD MASTER NOTE TRUST OR WFB FUNDING, LLC, OR JOIN IN ANY INSTITUTION AGAINST CABELA’S CREDIT CARD MASTER NOTE TRUST OR WFB FUNDING, LLC OF, ANY BANKRUPTCY PROCEEDINGS UNDER ANY UNITED STATES FEDERAL OR STATE BANKRUPTCY OR SIMILAR LAW.

THE HOLDER OF THIS CLASS B NOTE, BY ACCEPTANCE OF THIS CLASS B NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST IN THIS CLASS B NOTE, BY THE ACQUISITION OF A BENEFICIAL INTEREST THEREIN, AGREE TO TREAT THE CLASS B NOTES AS INDEBTEDNESS FOR APPLICABLE FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON OR MEASURED BY INCOME.

A-3-3

CABELA’S CREDIT CARD MASTER NOTE TRUST

CLASS B FIXED RATE ASSET-BACKED NOTES, SERIES 2015-I

Cabela’s Credit Card Master Note Trust, a Delaware statutory trust (herein referred to as the “Issuer”), for value received, hereby promises to pay to World’s Foremost Bank, or registered assigns, subject to the following provisions, the principal sum of THIRTY MILLION DOLLARS ($30,000,000) payable in an amount equal to the aggregate amount, if any, payable from the Collection Account in respect of principal on the Class B Notes pursuant to Section 4.05 of the Indenture Supplement. The entire unpaid principal amount of this Class B Note shall be due and payable on the Stated Maturity Date. The Issuer will pay interest on the Class B Notes with respect to each Interest Period in accordance with Sections 4.02 and 4.05 of the Indenture Supplement and will pay principal, if any, due on the Class B Notes on each Distribution Date in accordance with Section 4.06 of the Indenture Supplement. Such principal of and interest on this Class B Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Class B Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is made to the further provisions of this Class B Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class B Note.

Unless the certificate of authentication hereon has been executed by the Authentication Agent whose name appears below by manual signature, this Class B Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

THIS CLASS B NOTE IS SUBORDINATED TO THE EXTENT NECESSARY TO FUND PAYMENTS ON THE CLASS A NOTES TO THE EXTENT SPECIFIED IN THE INDENTURE SUPPLEMENT.

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IN WITNESS WHEREOF, the Issuer has caused this Class B Note to be duly executed.

CABELA’S CREDIT CARD MASTER NOTE TRUST, as Issuer

By:	WELLS FARGO DELAWARE TRUST COMPANY, NATIONAL ASSOCIATION,
not in its individual capacity
but solely as Owner Trustee
under the Trust Agreement

By:
Name:
Title:

Date: March 16, 2015

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AUTHENTICATION AGENT’S CERTIFICATE OF AUTHENTICATION

This is one of the Class B Notes described in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity
but solely as Indenture Trustee

By:
Name:
Title:

Date: March 16, 2015

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[REVERSE OF NOTE]

This Note is one of the Notes of a duly authorized issue of Notes of the Issuer, designated as its Class B Fixed Rate Asset-Backed Notes, Series 2015-I (herein called the “Class B Notes”), all issued under an Amended and Restated Master Indenture dated as of December 6, 2013 (such indenture, as amended, restated, modified and supplemented from time to time, and as supplemented by the Series 2015-I Indenture Supplement dated as of July 16, 2014 among the parties to the Amended and Restated Master Indenture (the “Indenture Supplement”), is herein called the “Indenture”, as the same may be amended, restated, modified and supplemented from time to time), among the Issuer, World’s Foremost Bank, a Nebraska state banking corporation, as Servicer, and U.S. Bank National Association, a national banking association, as Indenture Trustee (the “Indenture Trustee,” which term includes any successor Indenture Trustee under the Indenture), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Class B Notes. The Class B Notes are subject to all terms of the Indenture. All terms used in this Class B Note that are not defined herein shall have the meanings assigned to them in or pursuant to the Indenture, as supplemented or amended.

The Class A Notes, Class C Notes and Class D Notes will also be issued under the Indenture. Payments of principal and interest on the Class B Notes are subordinated to payments of principal and interest on the Class A Notes pursuant to and in accordance with the Indenture and the Indenture Supplement.

The Class B Notes are and will be equally and ratably entitled to the benefits of the Indenture without preference, priority or distinction, all in accordance with the terms and provisions of the Indenture.

Payments of interest on and principal of this Class B Note due and payable on any Distribution Date, to the extent not in full payment of this Class B Note, shall be made by wire transfer to the Person whose name appears as the registered Holder of this Class B Note (or one or more predecessor Class B Notes) on the Note Register as of the close of business on each Record Date (the “Registered Holder”). Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Class B Note be submitted for notation of payment. Any reduction in the principal amount of this Class B Note (or any one or more predecessor Class B Notes) effected by any payments made on any Distribution Date shall be binding upon all future Holders of this Class B Note and of any Class B Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. Any final payment shall be made in accordance with the provisions of the Indenture.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Class B Note may be registered on the Note Register upon surrender of this Class B Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in a form reasonably satisfactory to the Note Registrar duly executed by, the Holder hereof or his attorney-in-fact

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duly authorized in writing, and such other documents as the Note Registrar may reasonably require, and thereupon one or more new Notes (of the same Series and Class) in authorized denominations and in the same aggregate principal amount shall be executed, authenticated and delivered, in the name of the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Class B Note, but the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder or beneficial owner, by acceptance of a Class B Note or, in the case of a beneficial owner, a beneficial interest in a Class B Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Class B Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Prior to due presentment of a Class B Note for registration of transfer, the Indenture Trustee, the Paying Agent, the Note Registrar, the Transferor, the Issuer and any agent of any of the foregoing may treat the Person in whose name any Class B Note is registered as the owner of such Class B Note for the purpose of receiving distributions pursuant to the terms of the Indenture Supplement and for all other purposes whatsoever, and neither the Indenture Trustee, the Paying Agent, the Note Registrar, the Transferor, the Issuer nor any agent of any of the foregoing shall be affected by any notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Class B Notes under the Indenture at any time by the Issuer, the Servicer and the Indenture Trustee with the consent of not less than a majority of the Holders of not less than a majority of the outstanding principal amount of the Series 2015-I Notes. The Indenture also contains provisions permitting the Holders of Series 2015-I Notes representing a specified percentage of the outstanding principal amount of the Series 2015-I Notes, on behalf of the Holders of all the Series 2015-I Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Class B Note (or any one of more predecessor Class B Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Class B Note and of any Class B Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class B Note. The Indenture also permits, subject to the conditions set forth in the Indenture, the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder or without the consent of holders of Series of Notes not affected thereby.

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The Class B Notes are issuable only in fully registered form without interest coupons in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Class B Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, but otherwise without regard to its conflict of law principles.

No reference herein to the Indenture and no provision of this Class B Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Class B Note at the times, place, and rate, and in the coin or currency herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the Transaction Documents, neither any owner of a beneficial interest in the Issuer, nor any of its partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Class B Note or the Indenture. The Holder of this Class B Note by the acceptance hereof agrees that, except as expressly provided in the Transaction Documents, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Class B Note.

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ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

[                    ]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

[                                         ]

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:		*
Signature Guaranteed:

*	NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

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Exhibits A through D

Series 2015-I Indenture Supplement

EXHIBIT A-4

FORM OF

SERIES 2015-I CLASS C FIXED RATE ASSET-BACKED NOTE

THIS CLASS C NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS CLASS C NOTE, AGREES THAT THIS CLASS C NOTE, OR ANY INTEREST OR PARTICIPATION HEREIN, MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) TO THE ISSUER OR TO “A PERSON INVOLVED IN THE ORGANIZATION OR OPERATION OF THE ISSUER OR AN AFFILIATE OF SUCH A PERSON” WITHIN THE MEANING OF RULE 3A-7 UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”), (2) INSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A “QIB”) PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT OR (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT. EACH CLASS C NOTEHOLDER BY ACCEPTING A BENEFICIAL INTEREST IN THIS CLASS C NOTE, UNLESS SUCH PERSON ACQUIRED THIS CLASS C NOTE IN A TRANSFER DESCRIBED IN CLAUSES (1) OR (3) ABOVE, IS DEEMED TO REPRESENT THAT IT IS EITHER A QIB PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF ANOTHER QIB.

PRIOR TO PURCHASING ANY CLASS C NOTES, INVESTORS SHOULD CONSULT COUNSEL WITH RESPECT TO THE AVAILABILITY AND CONDITIONS OF EXEMPTION FROM THE RESTRICTION ON RESALE OR TRANSFER. NEITHER WFB FUNDING, LLC NOR CABELA’S CREDIT CARD MASTER NOTE TRUST HAVE AGREED TO REGISTER THE CLASS C NOTES UNDER THE SECURITIES ACT, TO QUALIFY THE CLASS C NOTES UNDER THE SECURITIES LAWS OF ANY STATE OR TO PROVIDE REGISTRATION RIGHTS TO ANY PURCHASER.

AS SET FORTH HEREIN, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS CLASS C NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

EACH HOLDER AND EACH BENEFICIAL OWNER OF THIS NOTE, BY ACQUIRING THIS NOTE OR ITS INTEREST IN THIS NOTE, AS THE CASE MAY

BE, SHALL BE DEEMED TO HAVE AGREED TO TREAT, AND SHALL TREAT, THIS NOTE AS DEBT FOR U.S. FEDERAL INCOME TAX PURPOSES AND, TO THE EXTENT PERMITTED BY LAW, STATE AND LOCAL INCOME AND FRANCHISE TAX PURPOSES AND SHALL TAKE NO ACTION INCONSISTENT WITH SUCH TREATMENT UNLESS REQUIRED BY ANY RELEVANT TAXING AUTHORITY.

THE HOLDER HEREOF, BY PURCHASING THIS CLASS C NOTE, REPRESENTS AND WARRANTS EITHER (1) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, A PLAN SUBJECT TO TITLE I, SUBTITLE B, PART 4 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR A GOVERNMENTAL, CHURCH OR NON-US PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE, LOCAL OR NON-US LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF ERISA SECTION 406 OR CODE SECTION 4975 (“SIMILAR LAW”) AND IS NOT ACQUIRING THIS CLASS C NOTE WITH ANY ASSETS OF ANY SUCH PLAN, OR (2) ITS ACQUISITION AND HOLDING OF THIS CLASS C NOTE DOES NOT AND WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF SIMILAR LAW.

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$15,937,000

No. R-1

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP NO. 126802 DF1

THE HOLDER OF THIS CLASS C NOTE BY ITS ACCEPTANCE HEREOF, AND EACH HOLDER OF A BENEFICIAL INTEREST IN THIS CLASS C NOTE, COVENANTS AND AGREES THAT IT WILL NOT AT ANY TIME INSTITUTE AGAINST CABELA’S CREDIT CARD MASTER NOTE TRUST OR WFB FUNDING, LLC, OR JOIN IN ANY INSTITUTION AGAINST CABELA’S CREDIT CARD MASTER NOTE TRUST OR WFB FUNDING, LLC OF, ANY BANKRUPTCY PROCEEDINGS UNDER ANY UNITED STATES FEDERAL OR STATE BANKRUPTCY OR SIMILAR LAW.

THE HOLDER OF THIS CLASS C NOTE, BY ACCEPTANCE OF THIS CLASS C NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST IN THIS CLASS C NOTE, BY THE ACQUISITION OF A BENEFICIAL INTEREST THEREIN, AGREE TO TREAT THE CLASS C NOTES AS INDEBTEDNESS FOR APPLICABLE FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON OR MEASURED BY INCOME.

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CABELA’S CREDIT CARD MASTER NOTE TRUST

CLASS C FIXED RATE ASSET-BACKED NOTES, SERIES 2015-I

Cabela’s Credit Card Master Note Trust, a Delaware statutory trust (herein referred to as the “Issuer”), for value received, hereby promises to pay to World’s Foremost Bank, or registered assigns, subject to the following provisions, the principal sum of FIFTEEN MILLION NINE HUNDRED THIRTY SEVEN THOUSAND DOLLARS ($15,937,000) payable in an amount equal to the aggregate amount, if any, payable from the Collection Account in respect of principal on the Class C Notes pursuant to Section 4.05 of the Indenture Supplement. The entire unpaid principal amount of this Class C Note shall be due and payable on the Stated Maturity Date. The Issuer will pay interest on the Class C Notes with respect to each Interest Period in accordance with Sections 4.02 and 4.05 of the Indenture Supplement and will pay principal, if any, due on the Class C Notes on each Distribution Date in accordance with Section 4.06 of the Indenture Supplement. Such principal of and interest on this Class C Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Class C Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is made to the further provisions of this Class C Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class C Note.

Unless the certificate of authentication hereon has been executed by the Authentication Agent whose name appears below by manual signature, this Class C Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

THIS CLASS C NOTE IS SUBORDINATED TO THE EXTENT NECESSARY TO FUND PAYMENTS ON THE CLASS A NOTES AND CLASS B NOTES TO THE EXTENT SPECIFIED IN THE INDENTURE SUPPLEMENT.

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IN WITNESS WHEREOF, the Issuer has caused this Class C Note to be duly executed.

CABELA’S CREDIT CARD MASTER NOTE TRUST, as Issuer

By:	WELLS FARGO DELAWARE TRUST COMPANY, NATIONAL ASSOCIATION,
not in its individual capacity
but solely as Owner Trustee
under the Trust Agreement

By:
Name:
Title:

Date: March 16, 2015

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AUTHENTICATION AGENT’S CERTIFICATE OF AUTHENTICATION

This is one of the Class C Notes described in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:

Date: March 16, 2015

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[REVERSE OF NOTE]

This Note is one of the Notes of a duly authorized issue of Notes of the Issuer, designated as its Class C Fixed Rate Asset-Backed Notes, Series 2015-I (herein called the “Class C Notes”), all issued under an Amended and Restated Master Indenture dated as of December 6, 2013 (such indenture, as amended, restated, modified and supplemented from time to time, and as supplemented by the Series 2015-I Indenture Supplement dated as of July 16, 2014 among the parties to the Amended and Restated Master Indenture (the “Indenture Supplement”), is herein called the “Indenture”, as the same may be amended, restated, modified and supplemented from time to time), among the Issuer, World’s Foremost Bank, a Nebraska state banking corporation, as Servicer, and U.S. Bank National Association, a national banking association, as Indenture Trustee (the “Indenture Trustee,” which term includes any successor Indenture Trustee under the Indenture), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Class C Notes. The Class C Notes are subject to all terms of the Indenture. All terms used in this Class C Note that are not defined herein shall have the meanings assigned to them in or pursuant to the Indenture, as supplemented or amended.

The Class A Notes, Class B Notes, and Class D Notes will also be issued under the Indenture. Payments of principal and interest on the Class C Notes are subordinated to payments of principal and interest on the Class A Notes and the Class B Notes pursuant to and in accordance with the Indenture and the Indenture Supplement.

The Class C Notes are and will be equally and ratably entitled to the benefits of the Indenture without preference, priority or distinction, all in accordance with the terms and provisions of the Indenture.

Payments of interest on and principal of this Class C Note due and payable on any Distribution Date, to the extent not in full payment of this Class C Note, shall be made by wire transfer to the Person whose name appears as the registered Holder of this Class C Note (or one or more predecessor Class C Notes) on the Note Register as of the close of business on each Record Date (the “Registered Holder”). Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Class C Note be submitted for notation of payment. Any reduction in the principal amount of this Class C Note (or any one or more predecessor Class C Notes) effected by any payments made on any Distribution Date shall be binding upon all future Holders of this Class C Note and of any Class C Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. Any final payment shall be made in accordance with the provisions of the Indenture.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Class C Note may be registered on the Note Register upon surrender of this Class C Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in a form reasonably satisfactory to the Note Registrar duly executed by, the Holder hereof or his attorney-

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in-fact duly authorized in writing, and such other documents as the Note Registrar may reasonably require, and thereupon one or more new Notes (of the same Series and Class) in authorized denominations and in the same aggregate principal amount shall be executed, authenticated and delivered, in the name of the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Class C Note, but the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder or beneficial owner, by acceptance of a Class C Note or, in the case of a beneficial owner, a beneficial interest in a Class C Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Class C Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Prior to due presentment of a Class C Note for registration of transfer, the Indenture Trustee, the Paying Agent, the Note Registrar, the Transferor, the Issuer and any agent of any of the foregoing may treat the Person in whose name any Class C Note is registered as the owner of such Class C Note for the purpose of receiving distributions pursuant to the terms of the Indenture Supplement and for all other purposes whatsoever, and neither the Indenture Trustee, the Paying Agent, the Note Registrar, the Transferor, the Issuer nor any agent of any of the foregoing shall be affected by any notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Class C Notes under the Indenture at any time by the Issuer, the Servicer and the Indenture Trustee with the consent of not less than a majority of the Holders of not less than a majority of the outstanding principal amount of the Series 2015-I Notes. The Indenture also contains provisions permitting the Holders of Series 2015-I Notes representing a specified percentage of the outstanding principal amount of the Series 2015-I Notes, on behalf of the Holders of all the Series 2015-I Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Class C Note (or any one of more predecessor Class C Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Class C Note and of any Class C Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class C Note. The Indenture also permits, subject to the conditions set forth in the Indenture, the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder or without the consent of holders of Series of Notes not affected thereby.

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The Class C Notes are issuable only in fully registered form without interest coupons in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Class C Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, but otherwise without regard to its conflict of law principles.

No reference herein to the Indenture and no provision of this Class C Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Class C Note at the times, place, and rate, and in the coin or currency herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the Transaction Documents, neither any owner of a beneficial interest in the Issuer, nor any of its partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Class C Note or the Indenture. The Holder of this Class C Note by the acceptance hereof agrees that, except as expressly provided in the Transaction Documents, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Class C Note.

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ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

[                    ]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

[                                         ]

(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:		*
Signature Guaranteed:

*	NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular, without alteration, enlargement or any change whatsoever.

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Exhibits A through D

Series 2015-I Indenture Supplement

EXHIBIT A-5

FORM OF

SERIES 2015-I CLASS D FIXED RATE ASSET-BACKED NOTE

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE, OR ANY INTEREST HEREIN, MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) TO THE ISSUER OR “A PERSON INVOLVED IN THE ORGANIZATION OR OPERATION OF THE ISSUER OR AN AFFILIATE OF SUCH A PERSON” WITHIN THE MEANING OF RULE 3A-7 UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “1940 ACT”), OR (2) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A “QIB”) PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT. EACH NOTE OWNER BY ACCEPTING A BENEFICIAL INTEREST IN THIS NOTE IS DEEMED TO REPRESENT THAT IT IS (A) “A PERSON INVOLVED IN THE ORGANIZATION OR OPERATION OF THE ISSUER OR AN AFFILIATE OF SUCH A PERSON” WITHIN THE MEANING OF RULE 3A-7 UNDER THE 1940 ACT, OR (B) EITHER A QIB PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF ANOTHER QIB.

THIS NOTE MAY NOT BE SOLD OR TRANSFERRED TO ANY “BENEFIT PLAN INVESTOR” AS DEFINED IN U.S. DEPARTMENT OF LABOR REGULATION 29 C.F.R. SECTION 2510.3-101 AND ERISA SECTION 3(42), WHICH INCLUDES ANY EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I, SUBTITLE B, PART 4 OF ERISA, ANY PLAN TO WHICH SECTION 4975 OF THE INTERNAL REVENUE CODE APPLIES, OR ANY ENTITY THE UNDERLYING ASSETS OF WHICH INCLUDE PLAN ASSETS BY REASON OF A PLAN’S INVESTMENT IN THE ENTITY, INCLUDING CERTAIN INSURANCE COMPANY GENERAL ACCOUNTS, INSURANCE COMPANY SEPARATE ACCOUNTS AND BANK COLLECTIVE TRUSTS IN WHICH PLANS INVEST, EXCEPT IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE SUPPLEMENT. FURTHER, THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND WARRANTS EITHER (1) IT IS NOT ACTING ON BEHALF OF A GOVERNMENTAL, CHURCH OR NON-US PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE, LOCAL OR NON-US LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF ERISA SECTION 406 OR CODE SECTION 4975 (“SIMILAR LAW”) AND IS NOT ACQUIRING THIS NOTE WITH ANY ASSETS OF ANY SUCH PLAN, OR (2) ITS ACQUISITION AND HOLDING OF THIS NOTE DOES NOT AND WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT VIOLATION OF SIMILAR LAW.

REGISTRATION OF TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WILL REQUIRE DELIVERY OF SUCH CERTIFICATES AND OTHER REQUIREMENTS AS ARE REQUIRED BY THE SUPPLEMENT, AS MORE SPECIFICALLY SET FORTH THEREIN.

BEFORE PURCHASING THIS NOTE, PURCHASERS SHOULD CONSULT COUNSEL WITH RESPECT TO THE AVAILABILITY AND CONDITIONS OF EXEMPTION FROM THE RESTRICTION ON RESALE OR TRANSFER. THE ISSUER HAS NOT AGREED TO REGISTER THIS NOTE UNDER THE SECURITIES ACT, TO QUALIFY THIS NOTE UNDER THE SECURITIES LAWS OF ANY STATE OR JURISDICTION OR TO PROVIDE REGISTRATION RIGHTS TO ANY PURCHASER.

AS SET FORTH HEREIN, THE OUTSTANDING PRINCIPAL BALANCE OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

EACH HOLDER AND EACH BENEFICIAL OWNER OF THIS NOTE, BY ACQUIRING THIS NOTE OR ITS INTEREST IN THIS NOTE, AS THE CASE MAY BE, SHALL BE DEEMED TO HAVE AGREED TO TREAT, AND SHALL TREAT, THIS NOTE AS DEBT FOR U.S. FEDERAL INCOME TAX PURPOSES AND, TO THE EXTENT PERMITTED BY LAW, STATE AND LOCAL INCOME AND FRANCHISE TAX PURPOSES AND SHALL TAKE NO ACTION INCONSISTENT WITH SUCH TREATMENT UNLESS REQUIRED BY ANY RELEVANT TAXING AUTHORITY.

A-5-2

$10,313,000

No. R-1

SEE REVERSE FOR CERTAIN DEFINITIONS

THE HOLDER OF THIS CLASS D NOTE BY ITS ACCEPTANCE HEREOF, AND EACH HOLDER OF A BENEFICIAL INTEREST IN THIS CLASS D NOTE, COVENANTS AND AGREES THAT IT WILL NOT AT ANY TIME INSTITUTE AGAINST CABELA’S CREDIT CARD MASTER NOTE TRUST OR WFB FUNDING, LLC, OR JOIN IN ANY INSTITUTION AGAINST CABELA’S CREDIT CARD MASTER NOTE TRUST OR WFB FUNDING, LLC OF, ANY BANKRUPTCY PROCEEDINGS UNDER ANY UNITED STATES FEDERAL OR STATE BANKRUPTCY OR SIMILAR LAW.

THE HOLDER OF THIS CLASS D NOTE, BY ACCEPTANCE OF THIS CLASS D NOTE, AND EACH HOLDER OF A BENEFICIAL INTEREST IN THIS CLASS D NOTE, BY THE ACQUISITION OF A BENEFICIAL INTEREST THEREIN, AGREE TO TREAT THE CLASS D NOTES AS INDEBTEDNESS FOR APPLICABLE FEDERAL, STATE, AND LOCAL INCOME AND FRANCHISE TAX LAW AND FOR PURPOSES OF ANY OTHER TAX IMPOSED ON OR MEASURED BY INCOME.

A-5-3

CABELA’S CREDIT CARD MASTER NOTE TRUST

CLASS D FIXED RATE ASSET-BACKED NOTES, SERIES 2015-I

Cabela’s Credit Card Master Note Trust, a Delaware statutory trust (herein referred to as the “Issuer”), for value received, hereby promises to pay to World’s Foremost Bank, or registered assigns, subject to the following provisions, a principal sum of TEN MILLION THREE HUNDRED THIRTEEN THOUSAND DOLLARS ($10,313,000) payable in an amount equal to the aggregate amount, if any, payable from the Collection Account in respect of principal on the Class D Notes pursuant to Section 4.05 of the Indenture Supplement. The entire unpaid principal amount of this Class D Note shall be due and payable on the Stated Maturity Date. The Issuer will pay interest on the Class D Notes with respect to each Interest Period in accordance with Sections 4.02 and 4.05 of the Indenture Supplement and will pay principal, if any, due on the Class D Notes on each Distribution Date in accordance with Section 4.06 of the Indenture Supplement. Such principal of and interest on this Class D Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Class D Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is made to the further provisions of this Class D Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Class D Note.

Unless the certificate of authentication hereon has been executed by the Authentication Agent whose name appears below by manual signature, this Class D Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

THIS CLASS D NOTE IS SUBORDINATED TO THE EXTENT NECESSARY TO FUND PAYMENTS ON THE CLASS A NOTES, CLASS B NOTES AND CLASS C NOTES TO THE EXTENT SPECIFIED IN THE INDENTURE SUPPLEMENT.

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IN WITNESS WHEREOF, the Issuer has caused this Class D Note to be duly executed.

CABELA’S CREDIT CARD MASTER NOTE TRUST, as Issuer

By:	WELLS FARGO DELAWARE TRUST COMPANY, NATIONAL ASSOCIATION,
not in its individual capacity
but solely as Owner Trustee
under the Trust Agreement

By:
Name:
Title:

Date: March 16, 2015

A-5-5

AUTHENTICATION AGENT’S CERTIFICATE OF AUTHENTICATION

This is one of the Class D Notes described in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:

Date: March 16, 2015

A-5-6

[REVERSE OF NOTE]

This Note is one of the Notes of a duly authorized issue of Notes of the Issuer, designated as its Class D Fixed Rate Asset-Backed Notes, Series 2015-I (herein called the “Class D Notes”), all issued under an Amended and Restated Master Indenture dated as of December 6, 2013 (such indenture, as amended, restated, modified and suplemented from time to time, and as supplemented by the Series 2015-I Indenture Supplement dated as of July 16, 2014 among the parties to the Amended and Restated Master Indenture (the “Indenture Supplement”), is herein called the “Indenture”, as the same may be amended, restated, modified and supplemented from time to time), among the Issuer, World’s Foremost Bank, a Nebraska state banking corporation, as Servicer, and U.S. Bank National Association, a national banking association, as Indenture Trustee (the “Indenture Trustee,” which term includes any successor Indenture Trustee under the Indenture), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Holders of the Class D Notes. The Class D Notes are subject to all terms of the Indenture. All terms used in this Class D Note that are not defined herein shall have the meanings assigned to them in or pursuant to the Indenture, as supplemented or amended.

The Class A, Class B Notes and Class C Notes will also be issued under the Indenture. Payments of principal and interest on the Class D Notes are subordinated to payments of principal and interest on the Class A Notes, Class B Notes and Class C Notes pursuant to and in accordance with the Indenture and the Indenture Supplement.

The Class D Notes are and will be equally and ratably entitled to the benefits of the Indenture without preference, priority or distinction, all in accordance with the terms and provisions of the Indenture.

Payments of interest on and principal of this Class D Note due and payable on any Distribution Date, to the extent not in full payment of this Class D Note, shall be made by wire transfer to the Person whose name appears as the registered Holder of this Class D Note (or one or more predecessor Class D Notes) on the Note Register as of the close of business on each Record Date (the “Registered Holder”). Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Class D Note be submitted for notation of payment. Any reduction in the principal amount of this Class D Note (or any one or more predecessor Class D Notes) effected by any payments made on any Distribution Date shall be binding upon all future Holders of this Class D Note and of any Class D Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. Any final payment shall be made in accordance with the provisions of the Indenture.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Class D Note may be registered on the Note Register upon surrender of this Class D Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture, duly endorsed by, or accompanied by a written instrument of transfer in a form reasonably satisfactory to the Note Registrar duly executed by, the Holder hereof or his attorney-

A-5-7

in-fact duly authorized in writing, and such other documents as the Note Registrar may reasonably require, and thereupon one or more new Notes (of the same Series and Class) in authorized denominations and in the same aggregate principal amount shall be executed, authenticated and delivered, in the name of the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Class D Note, but the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder or beneficial owner, by acceptance of a Class D Note or, in the case of a beneficial owner, a beneficial interest in a Class D Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Class D Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Prior to due presentment of a Class D Note for registration of transfer, the Indenture Trustee, the Paying Agent, the Note Registrar, the Transferor, the Issuer and any agent of any of the foregoing may treat the Person in whose name any Class D Note is registered as the owner of such Class D Note for the purpose of receiving distributions pursuant to the terms of the Indenture Supplement and for all other purposes whatsoever, and neither the Indenture Trustee, the Paying Agent, the Note Registrar, the Transferor, the Issuer nor any agent of any of the foregoing shall be affected by any notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Holders of the Class D Notes under the Indenture at any time by the Issuer, the Servicer and the Indenture Trustee with the consent of not less than a majority of the Holders of not less than a majority of the outstanding principal amount of the Series 2015-I Notes. The Indenture also contains provisions permitting the Holders of Series 2015-I Notes representing a specified percentage of the outstanding principal amount of the Series 2015-I Notes, on behalf of the Holders of all the Series 2015-I Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Class D Note (or any one of more predecessor Class D Notes) shall be conclusive and binding upon such Holder and upon all future Holders of this Class D Note and of any Class D Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Class D Note. The Indenture also permits, subject to the conditions set forth in the Indenture, the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of Holders of the Notes issued thereunder or without the consent of holders of Series of Notes not affected thereby.

A-5-8

The Class D Notes are issuable only in fully registered form without interest coupons in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Class D Note and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, but otherwise without regard to its conflict of law principles.

No reference herein to the Indenture and no provision of this Class D Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Class D Note at the times, place, and rate, and in the coin or currency herein prescribed.

Anything herein to the contrary notwithstanding, except as expressly provided in the Transaction Documents, neither any owner of a beneficial interest in the Issuer, nor any of its partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on, or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in this Class D Note or the Indenture. The Holder of this Class D Note by the acceptance hereof agrees that, except as expressly provided in the Transaction Documents, the Holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Class D Note.

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Exhibits A through D

Series 2015-I Indenture Supplement

EXHIBIT B

FORM OF MONTHLY PAYMENT INSTRUCTIONS AND

NOTIFICATION TO THE INDENTURE TRUSTEE

WORLD’S FOREMOST BANK

CABELA’S CREDIT CARD MASTER NOTE TRUST

Series 2015-I

Monthly Period:

Distribution Date:

Pursuant to Section 5.02(a) of the Series 2015-I Supplement, dated March 16, 2015 to the Amended and Restated Master Indenture, dated as of December 6, 2013 and as amended from time to time, (the “Indenture Supplement” and the “Base Indenture”, respectively), each among Cabela’s Credit Card Master Note Trust, as Issuer (the “Issuer”), World’s Foremost Bank, as Servicer, (the “Servicer”), and U.S. Bank National Association, as Indenture Trustee (the “Indenture Trustee”), (the “Base Indenture,” together with the Indenture Supplement, (the “Indenture”)), the Servicer is required to prepare certain information each month regarding the current distributions to the Noteholders and the performance of the Issuer during the previous Monthly Period. The undersigned, a duly-authorized representative of the Servicer, does hereby certify pursuant to this Certificate (this “Certificate”):

(i)	Capitalized terms used in this Certificate have their respective meanings set forth in the Indenture. Reference herein to certain sections and subsections are referenced to the respective sections and subsections of the Indenture.

(ii)	This Certificate is being delivered pursuant to subsection 5.02(a) of the Indenture Supplement.

(iii)	World’s Foremost Bank is the Servicer under the Indenture.

(iv)	The undersigned is an authorized officer of the Servicer.

(v)	The date of this Certificate is on, or prior to, the Determination Date related to the Distribution Date specified above.

(vi)	As of the date hereof, to the best knowledge of the undersigned, the Servicer has performed in all material respects all of its obligations under the Indenture through the Monthly Period preceding such Distribution Date.

The Servicer does hereby instruct the Issuer to instruct the Indenture Trustee, and the Issuer does hereby instruct the Indenture Trustee, to make the following allocations and

payments for the related Monthly Period on                     , which date is a Transfer Date under the Indenture, in aggregate amounts set forth below in respect of the following amounts:

I.	Applications of Available Funds and Available Principal Collections.

A.	Application of Available Funds on deposit in the Collection Account pursuant to Sections 4.05 and 5.01, to be made by the Indenture Trustee on the related Distribution Date in the following priority:

	1.	Class A-1 Monthly Interest, plus unpaid Class A-1 Monthly Interest, plus Class A-1 Additional Interest, plus unpaid Class A-1 Additional Interest distributed to the Class A-1 Noteholders pursuant to subsection 4.05(a)	$

	2.	Class A-2 Monthly Interest, plus unpaid Class A-2 Monthly Interest, plus Class A-2 Additional Interest, plus unpaid Class A-2 Additional Interest distributed to the Class A-2 Noteholders pursuant to subsection 4.05(a)	$

	3.	Class B Monthly Interest, plus unpaid Class B Monthly Interest, plus Class B Additional Interest, plus unpaid Class B Additional Interest distributed to the Class B Noteholders pursuant to subsection 4.05(b)	$

	4.	Monthly Servicing Fee, plus unpaid Monthly Servicing Fee distributed to the Servicer pursuant to subsection 4.05(c)	$

	5.	Class C Monthly Interest, plus unpaid Class C Monthly Interest, plus Class C Additional Interest, plus unpaid Class C Additional Interest distributed to the Class C Noteholders pursuant to subsection 4.05(d)	$

	6.	Class D Monthly Interest, plus unpaid Class D Monthly Interest, plus Class D Additional Interest, plus unpaid Class D Additional Interest distributed to the Class D Noteholders pursuant to subsection 4.05(e)	$

	7.	Series Default Amount and Uncovered Dilution Amount to be treated as Available Principal Collections pursuant to subsection 4.05(f)	$

	8.	Reduction Amounts and Reallocated Principal Collections to be treated as Available Principal Collections pursuant to subsection 4.05(g)	$

	9.	Amounts to be treated as Available Principal Collections pursuant to subsection 4.05(h)	$

	10.	Amount up to Required Reserve Account Amount to be deposited in the Reserve Account pursuant to subsection 4.05(i)	$

	11.	Amount up to Required Spread Account Amount to be deposited in the Spread Account pursuant to subsection 4.05(j)	$

	12.	Amount up to Required Cash Collateral Account Amount to be deposited in the Cash Collateral Account pursuant to subsection 4.05(k)	$

	13.	Excess Finance Charge Collections pursuant to subsection 4.05(l) available for allocation pursuant to Section 4.09 and Section 8.04 of the Indenture	$

B.	Application of Available Principal Collections on deposit in the Collection Account pursuant to Section 4.06, to be made by the Indenture Trustee on the related Distribution Date in the following priority:

	1.	Deposit in the Principal Funding Account pursuant to subsection 4.06(b)(i)	$

	2.	Distributed to the Class A-1 Noteholders pursuant to subsection 4.06(c)(i)	$

	3.	Distributed to the Class A-2 Noteholders pursuant to subsection 4.06(c)(i)	$

	4.	Distributed to the Class B Noteholders pursuant to subsection 4.06(c)(ii)	$

	5.	Distributed to the Class C Noteholders pursuant to subsection 4.06(c)(iii)	$

	6.	Distributed to the Class D Noteholders pursuant to subsection 4.06(c)(iv)	$

II.	Notification to Make Withdrawals from the Spread Account

A.	Pursuant to subsection 4.11(b), the Servicer hereby notifies the Indenture Trustee to make a withdrawal from the Spread Account on , which is a Transfer Date under the Indenture, in an aggregate amount as set forth below and deposit the amount set forth below into the Collection Account:

	1.	Amount to be withdrawn from the Spread Account	$

B.	Pursuant to subsection 4.11(c), the Servicer hereby notifies the Indenture Trustee to make a withdrawal from the Spread Account on , which is a Transfer Date under the Indenture, in an aggregate amount as set forth in paragraph 3 below and deposit the amount set forth in paragraph 3 below into the Collection Account:

	1.	Available Funds for the following Distribution Date available to pay the amount set forth in 2 below	$

	2.	The sum of the amounts described in subsections 4.05(d) and (e)	$

	3.	The excess, if any, of the amounts described in 2 over the amounts described in 1 (the “Spread Account Draw Amount”)	$

C.	Pursuant to subsection 4.11(e), the Servicer hereby notifies the Indenture Trustee to make a withdrawal from the Spread Account on , which is a Transfer Date under the Indenture, in an aggregate amount as set forth below and distribute the amount set forth below to the holders of the Transferor Interest:

	1.	Spread Account Surplus	$

III.	Notification to Make Withdrawal from the Cash Collateral Account.

A.	Pursuant to subsection 4.14(b), the Servicer hereby notifies the Indenture Trustee to make a withdrawal from the Cash Collateral Account on , which is a Transfer Date under the Indenture, in an aggregate amount as set forth below and deposit the amount set forth below into the Collection Account:

	1.	Amount to be withdrawn from the Cash Collateral Account	$

B.	Pursuant to subsection 4.14(c), the Servicer hereby notifies the Indenture Trustee to make a withdrawal from the Cash Collateral Account on , which is a Transfer Date under the Indenture, in an aggregate amount as set forth in paragraph 6 below and deposit the amount set forth in paragraph 6 below into the Collection Account:

	1.	Available Funds for the following Distribution Date available to pay the amounts set forth in paragraph 5 below	$

	2.	Amounts to be withdrawn from the Spread Account with respect to the following Distribution Date pursuant to subsection 4.11(c)	$

	3.	Reallocated Principal Collections to be applied on the following Distribution Date pursuant to Section 4.08	$

	4.	The sum of the amounts described in paragraphs 1, 2 and 3	$

	5.	The sum of the amounts described in subsections 4.05(a), (b), (d) and (e)	$

	6.	The excess, if any, of the amounts described in paragraph 5 over the amounts described in paragraph 4, if any (the “Cash Collateral Account Draw Amount”)	$

C.	Pursuant to subsection 4.14(e), the Servicer hereby notifies the Indenture Trustee to make a withdrawal from the Cash Collateral Account on , which is a Transfer Date under the Indenture, in an aggregate amount as set forth in paragraph 3 below, and deposit in the Spread Account the amount set forth in paragraph 1 below, and distribute to the holders of the Transferor Interest the amounts set forth in the paragraph 2 below:

	1.	Cash Collateral Account Surplus to be used to fund Spread Account deficiency	$

	2.	Cash Collateral Account Surplus to be distributed to the holders of the Transferor Interest	$

	3.	Total Cash Collateral Account Surplus	$

IV.	Notification to Make Withdrawals from the Reserve Account.

A.	Pursuant to subsection 4.12(b), the Servicer hereby notifies the Indenture Trustee to make a withdrawal from the Reserve Account on , which is a Transfer Date under the Indenture, in an aggregate amount as set forth below and deposit the amount set forth below in the Collection Account:

	1.	Amount to be withdrawn from the Reserve Account	$

B.	Pursuant to subsection 4.12(d), the Servicer hereby notifies the Indenture Trustee to make a withdrawal from the Reserve Account on , which is a Transfer Date under the Indenture, in an aggregate amount as set forth below and deposit the amount set forth below into the Collection Account:

	1.	Reserve Draw Amount	$

C.	Pursuant to subsection 4.12(e), the Servicer hereby notifies the Indenture Trustee to make a withdrawal from the Reserve Account on , which is a Transfer Date under the Indenture in the amount set forth below, and to distribute the amount set forth below to the Issuer:

	1.	Reserve Account Surplus	$

D.	Pursuant to subsection 4.12(f), the Servicer hereby notifies the Indenture Trustee to make a withdrawal from the Reserve Account on , which is a Transfer Date under the Indenture in an amount set forth in paragraph 3 below, and deposit in the Spread Account the amount set forth in paragraph 1 below, and distribute the amount set forth in paragraph 2 below to the Transferor:

	1.	Amount to be withdrawn from the Reserve Account to be used to fund Spread Account deficiency	$

	2.	Amount to be withdrawn from the Reserve Account to be distributed to the Transferor	$

	3.	Total amount to be withdrawn from the Reserve Account	$

V.	Notification to Make Withdrawals from the Principal Funding Account.

A.	Pursuant to subsection 4.03(c)(iii), the Servicer hereby notifies the Trustee to make a withdrawal from the Principal Funding Account on , which is a Transfer Date under the Indenture in the amount set forth below, and to deposit the amount set forth below into the Collection Account:

	1.	Principal Funding Investment Proceeds	$

B.	Pursuant to subsection 4.06(d) and Section 5.01, the Servicer hereby notifies the Trustee to make a withdrawal from the Principal Funding Account on , which is a Transfer Date under the Indenture, in the amount set forth in paragraph 6 below, and to distribute such amount to the Series 2015-I Noteholders as set forth in paragraphs 1 through 5 below:

	1.	Amounts to be distributed to the Class A-1 Noteholders	$

	2.	Amounts to be distributed to the Class A-2 Noteholders	$

	3.	Amounts to be distributed to the Class B Noteholders	$

	4.	Amounts to be distributed to the Class C Noteholders	$

	5.	Amounts to be distributed to the Class D Noteholders	$

	6.	Amount to be withdrawn from the Principal Funding Account	$

VI.	Accrued and Unpaid Amounts.

A.	After giving effect to the withdrawals and transfers to be made in accordance with this notice, the following amounts will be accrued and unpaid with respect to all Monthly Periods preceding the current calendar month:

	1.	The aggregate amount of accrued and unpaid Class A-1 Interest and Class A-1 Additional Interest pursuant to subsection 4.05(a)	$

	2.	The aggregate amount of accrued and unpaid Class A-2 Interest and Class A-2 Additional Interest pursuant to subsection 4.05(a)	$

	3.	The aggregate amount of accrued and unpaid Class B Interest and Class B Additional Interest pursuant to subsection 4.05(b)	$

	4.	The aggregate amount of accrued and unpaid Monthly Servicing Fee pursuant to subsection 4.05(c)	$

	5.	The aggregate amount of accrued and unpaid Class C Interest and Class C Additional Interest pursuant to subsection 4.05(d)	$

	6.	The aggregate amount of accrued and unpaid Class D Interest and Class D Additional Interest pursuant to subsection 4.05(e)	$

	7.	The aggregate amount of unreimbursed Reduction Amounts and Reallocated Principal Collections pursuant to subsection 4.05(g)	$

IN WITNESS WHEREOF, the undersigned has duly executed this certificate this      day of             ,         .

WORLD’S FOREMOST BANK,
as Servicer

By:
Name:
Title:

EXHIBIT C

FORM OF MONTHLY NOTEHOLDERS’ STATEMENT

Series 2015-I

WORLD’S FOREMOST BANK

CABELA’S CREDIT CARD MASTER NOTE TRUST

Under Section 5.02(b) of the Series 2015-I Supplement, dated as of March 16, 2015 (the “Series Supplement”), to the Amended and Restated Master Indenture, dated as of December 6, 2013 (as modified, supplemented and amended from time to time, the “Base Indenture” and, together with the Series Supplement, the “Indenture”), each by and among World’s Foremost Bank (“WFB”), as Servicer, Cabela’s Credit Card Master Note Trust, as Issuer (the “Issuer”), and U.S. Bank National Association, as Indenture Trustee (the “Indenture Trustee”), WFB, as Servicer, is required to prepare certain information each month regarding current distributions to Noteholders and the performance of the Cabela’s Master Credit Card Trust (the “Trust”) during the previous month. The information which is required to be prepared with respect to the Distribution Date of             ,         and with respect to the performance of the Trust during the month of             ,         is set forth below. Capitalized terms used in this Statement have their respective meanings set forth in the Supplement or the Pooling and Servicing Agreement.

With respect to this Certificate:

The Monthly Period is:
The Determination Date is:
The Record Date is:
The Transfer Date is:
The Distribution Date is:
The Accumulation Period Commencement Date is:
The Interest Period begins:
The Interest Period ends:
Number of days in Interest Period:
[Show by class if different]

A.	INFORMATION REGARDING THE PERFORMANCE OF THE RECEIVABLES (TRUST LEVEL)

	1.	Accounts

		(a)	Number of Accounts at beginning of Monthly Period
		(b)	Number of Accounts at end of Monthly Period

	2.	Principal Receivables

		(a)	Beginning of Monthly Period
		(b)	End of Monthly Period
		(c)	Average Principal Receivables for Monthly Period

3.	End of Monthly Period total Receivables

4.	Increase in Principal Receivables from Additional Accounts
Increase in Finance Charge Receivables from Additional Accounts
Increase in total Receivables from Account Additions

5.	Decrease in Principal Receivables from Removed Accounts
Decrease in Finance Charge Receivables from Removed Accounts
Decrease in total Receivables from Removed Accounts

6.	Delinquent Balances

Delinquency Category		Aggregate Account Balance	Percentage of Total Receivables
(a)	30 to 59 days
(b)	60 to 89 days
(c)	90 to 119 days
(d)	120 to 149 days
(e)	150 or more days
Total:

7.	Aggregate amount of Collections

(a)	Total Collections
(b)	Total Collections of Principal Receivables
(c)	Total Collections of Finance Charge Receivables
(d)	Principal Account Investment Proceeds
(e)	Finance Charge Account Investment Proceeds
(f)	Pre-Funding Account Investment Proceeds
(g)	Reserve Account Investment Proceeds
(h)	Amounts Withdrawn from the Reserve Account
(i)	Average aggregate Allocation Percentages for Outstanding Series for Monthly Period[1]
(j)	Average aggregate Allocation Percentages for Collections of Principal Receivables for Monthly Period[2]
(k)	Average aggregate Allocation Percentages for Collections of Finance Charge Receivables for Monthly Period[3]

8.	Aggregate amount of Principal Receivables in Accounts which became Defaulted Accounts during the Monthly Period

[1]	Computed as a simple average based upon the aggregate Allocation Percentages for all Outstanding Series for each day during the Monthly Period, divided by the number of days in the Monthly Period.
[2]	Computed as the weighted average based upon the sum of the Allocation Percentages for Collections of Principal Receivables for each outstanding Series for each day during the Monthly Period multiplied by the Collections of Principal Receivables on such day, divided by total Collections of Principal Receivables for the Monthly Period.
[3]	Computed as the weighted average based upon the sum of the Allocation Percentages for Collections of Finance Charge Receivables for each outstanding Series for each day during the Monthly Period multiplied by the Collections of Finance Charge Receivables on such day, divided by total Collections of Finance Charge Receivables for the Monthly Period.

	9.	The aggregate amount of Collections of Finance Charge Receivables for the Trust for the Monthly Period

		(a)	Interchange
		(b)	Recoveries
		(c)	Finance charges and fees
		(d)	Discount Option Receivables
Total

	10.	Aggregate Uncovered Dilution Amount for the Monthly Period

	11.	Excess Funding Amount as of the last day of the preceding Monthly Period

B.	OUTSTANDING SECURITIES INFORMATION (ISSUER LEVEL)

	1.	Outstanding Principal Balance of all securities secured by pool assets (sum of all Series)

		(a)	At end of prior Distribution Date
		(b)	Increase due to new securities issued
		(c)	Decrease due to principal payments
		(d)	Increases in variable securities
		(e)	Decreases in variable securities
		(f)	At end of Distribution Date

C.	INFORMATION REGARDING THE SERIES 2015-I NOTES

	1.	Allocation Amount at the close of business on the prior Distribution Date

		(a)	Reductions due to principal payments made on the Distribution Date
		(b)	Reductions due to Reduction Amounts (including Uncovered Dilution Amounts) made on the Transfer Date prior to the Distribution Date
		(c)	Reductions due to Reallocated Principal Collections made on the Transfer Date prior to the Distribution Date
		(d)	Reimbursements to be made on the Transfer Date from Available Funds
		(e)	Allocation Amount at the close of business on the Distribution Date
		(f)	Adjusted Allocation Amount at the close of business on the Distribution Date

	2.	Note Principal Balance at the close of business on the prior Distribution Date

		(a)	Class A-1 Note Principal Balance
		(b)	Class A-2 Note Principal Balance
		(c)	Class B Note Principal Balance
		(d)	Class C Note Principal Balance
		(e)	Class D Note Principal Balance

Total Note Principal Balance

3.	Ending Note Principal Balance on the Distribution Date, after taking into account distributions on the Notes:

	(a)	Class A-1 Note Principal Balance
	(b)	Class A-2 Note Principal Balance
	(c)	Class B Note Principal Balance
	(d)	Class C Note Principal Balance
	(e)	Class D Note Principal Balance

Total Note Principal Balance

4.	Series Allocation Percentages for the Monthly Period

	(a)	Average Allocation Percentage for Collections of Principal Receivables
	(b)	Average Allocation Percentage for Collections of Finance Charge Receivables
	(c)	Average Allocation Percentage for Defaulted Amounts

5.	Collections of Principal Receivables processed during the Monthly Period and allocated to the Series

6.	Shared Principal Collections available from other Group I Series allocated to the Series

7.	Aggregate amounts treated as Available Principal Collections pursuant to subsections 4.05(f), (g) and (h)

8.	Reallocated Principal Collections (up to the Monthly Principal Reallocation Amount) applied pursuant to Section 4.08

9.	AVAILABLE PRINCIPAL COLLECTIONS (5+6+7+8)

10.	Available Principal Collections were allocated in the following priority:

	(a)	during Revolving Period, treated as Shared Principal Collections

	(b)	with respect to Accumulation Period,

(i) Available Principal Collections deposited to Principal Funding Account
(ii) balance treated as Shared Principal Collections

	(c)	with respect to Early Redemption Period,

(i) Available Principal Collections to Class A-1 Noteholders up to Class A-1 Note Principal Balance
(ii) Available Principal Collections to Class A-2 Noteholders up to Class A-2 Note Principal Balance
(iii) Available Principal Collections to Class B Noteholders up to Class B Note Principal Balance
(iv) Available Principal Collections to Class C Noteholders up to Class C Note Principal Balance

(v) Available Principal Collections to Class D Noteholders up to Class D Note Principal Balance
(vi) balance treated as Shared Principal Collections

11.	Shared Principal Collections were allocated in the following priority:

(i) to other Principal Sharing Series in Group I, for Principal Shortfalls
(ii) the balance to holder of Transferor Interest

12.	Collections of Finance Charge Receivables (including Interchange and Recoveries) processed during the Monthly Period and allocated to Series 2015-I

13.	Spread Account investment earnings withdrawn pursuant to Section 4.11(b)

14.	Principal Funding Investment Proceeds withdrawn pursuant to Section 4.03(c)

15.	Amounts withdrawn from the Reserve Account pursuant to Sections 4.12(b) and (d)

16.	Cash Collateral Account investment earnings withdrawn pursuant to Section 4.14(b)

17.	Excess Finance Charge Collections from Group I allocated to the Series

18.	AVAILABLE FUNDS (12+13+14+15+16+17)

19.	Available Funds were allocated in the following priority:

(a) to Class A-1 and Class A-2 Noteholders,

Class A-1 Monthly Interest
Class A-2 Monthly Interest
Class A-1 Interest Shortfall
Class A-2 Interest Shortfall
Class A-1 Additional Interest
Class A-2 Additional Interest
Total

(b) to Class B Noteholders,

Class B Monthly Interest
Class B Interest Shortfall
Class B Additional Interest
Total

(c) to Servicer, the Monthly Servicing Fee and any Monthly Servicing Fee not previously paid

	(d)	to Class C Noteholders,

Class C Monthly Interest
Class C Interest Shortfall
Class C Additional Interest
Total

	(e)	to Class D Noteholders,

Class D Monthly Interest
Class D Interest Shortfall
Class D Additional Interest
Total

	(f)	Series Default Amount to be included in Available Principal Collections

	(g)	Uncovered Dilution Amount to be included in Available Principal Collections

	(h)	Reduction Amounts and Reallocated Principal Collections not previously reimbursed to be included in Available Principal Collections

	(i)	Following an Event of Default and acceleration of the Notes, amount included in Available Principal Collections

	(j)	to the Reserve Account, excess of the Required Reserve Account Amount over the Available Reserve Account Amount

	(k)	to the Spread Account, excess of the Required Spread Account Amount over Available Spread Account Amount

	(l)	to the Cash Collateral Account, excess of the Required Cash Collateral Account Amount over the Available Cash Collateral Account Amount

	(m)	balance constitutes Excess Finance Charge Collections

20.	Excess funds were allocated in the following order of priority:

	(a)	to other Excess Allocation Series in Group I, for Finance Charge Shortfalls
	(b)	the balance to holder of Transferor Interest

21.	Ratings of the Class A-1 and the Class A-2 Notes

S&P
Fitch
DBRS

22.	Ratings of the Class B Notes

S&P
Fitch
DBRS

	23.	Ratings of the Class C Notes

S&P
Fitch
DBRS

	24.	Ratings of the Class D Notes

S&P
Fitch
DBRS

	25.	Note Interest Rate for the Interest Period

(a) Class A-1 Note Interest Rate
(b) Class A-2 Note Interest Rate
(c) Class B Note Interest Rate
(d) Class C Note Interest Rate
(e) Class D Note Interest Rate

D.	PERFORMANCE TRIGGERS

	1.	Three-Month Average Excess Spread Percentage for Monthly Period

	2.	Average of Monthly Principal Payment Rates for last three consecutive Monthly Periods

E.	PORTFOLIO YIELD AND BASE RATE

	1.	The annualized percentage equivalent of a fraction, (a) the numerator of which is the total of: (i) Available Finance Charge Collections (excluding amounts withdrawn from the Spread Account and the Cash Collateral Account and any Finance Charge Receivables transferred to the Trust at a Discounted Percentage); minus (ii) the Series Default Amount; and (b) the denominator of which is (i) the Investor Interest; multiplied by (ii) the Floating Allocation Percentage	%

	2.	The sum of (a) (1) the Monthly Interest; divided by (2) the Adjusted Allocation Amount, multiplied by (3) 12, plus (b) the product of (1) the Certificateholder Servicing Fee, multiplied by (2) the percentage equivalent of a fraction, the numerator of which is the Weighted Average Allocation Amount for Series 2015-I and the denominator of which is the Weighted Average Allocation Amount for all outstanding Series of Notes; multiplied by (3) the percentage equivalent of a fraction, the numerator of which is the Adjusted Allocation Amount for Series 2015-I and the denominator of which is the Allocation Amount for Series 2015-I, each as of the last day of the immediately preceding Monthly Period, multiplied by (4) 12%

F.	INFORMATION REGARDING THE PRINCIPAL FUNDING ACCOUNT

	1.	Opening Principal Funding Account Balance on the Distribution Date

	2.	Controlled Deposit Amount to be deposited to the Principal Funding Account on the Distribution Date

(a) Controlled Accumulation Amount
(b) Deficit Controlled Accumulation Amount
(c) Controlled Deposit Amount (a+b)

	3.	Amounts withdrawn from the Principal Funding Account for distribution to Noteholders on the Distribution Date

(a) Distribution in reduction of the Class A-1 Notes
(b) Distribution in reduction of the Class A-2 Notes
(c) Distribution in reduction of the Class B Notes
(d) Distribution in reduction of the Class C Notes
(e) Distribution in reduction of the Class D Notes

	4.	Principal Funding Account Balance after deposit/withdrawal on the Distribution Date

G.	INFORMATION REGARDING THE SPREAD ACCOUNT

	1.	Opening Available Spread Account Amount on the Distribution Date

	2.	Aggregate amount required to be withdrawn pursuant to Section 4.11(c) for distribution to Class C Noteholders and Class D Noteholders pursuant to Section 4.05(d) and (e)

	3.	Aggregate amount required to be withdrawn pursuant to Section 4.11(d) for distribution in reduction of the Class C Note Principal Balance and the Class D Note Principal Balance

	4.	Amount on deposit in Spread Account after required withdrawals on the Distribution Date (1-(2+3))

	5.	Closing Required Spread Account Amount for the Distribution Date

	6.	The excess, if any (5 minus 4), of the Required Spread Account Amount over the Available Spread Account Amount

	7.	Amounts deposited pursuant to Section 4.05(j), 4.12(f), 4.14(d) or 4.14(e)

	8.	Remaining excess of the Required Spread Account Amount over the Available Spread Account Amount, if any (6 minus 7)

	9.	Spread Account Surplus, if any (4 minus 5), paid to the holder of the Transferor Interest

H.	INFORMATION REGARDING THE CASH COLLATERAL ACCOUNT

	1.	Opening Available Cash Collateral Account Amount on the Distribution Date

	2.	Aggregate amount required to be withdrawn pursuant to Section 4.14(c) for distribution to Class A Noteholders, Class B Noteholders, Class C Noteholders and Class D Noteholders pursuant to Sections 4.05(a), (b), (d) and (e)

	3.	Aggregate amount required to be withdrawn pursuant to Section 4.14(d) for distribution in reduction of the Class A Note Principal Balance, the Class B Note Principal Balance, the Class C Note Principal Balance and the Class D Note Principal Balance

	4.	Amount on deposit in Cash Collateral Account after required withdrawals on the Distribution Date (1-(2+3))

	5.	Closing Required Cash Collateral Account Amount for the Distribution Date

	6.	The excess, if any (5 minus 4), of the Required Cash Collateral Account Amount over the Available Cash Collateral Account Amount

	7.	Amounts deposited pursuant to Section 4.05(k)

	8.	Remaining excess of the Required Cash Collateral Account Amount over the Available Cash Collateral Account Amount, if any (6 minus 7)

	9.	Cash Collateral Account Surplus, if any (4 minus 5), paid to the holder of the Transferor Interest

I.	INFORMATION REGARDING THE RESERVE ACCOUNT

	1.	Reserve Account Funding Date

	2.	Opening Available Reserve Account Amount on the Distribution Date

	3.	Aggregate amount required to be withdrawn pursuant to Section 4.12(d) for inclusion in Available Finance Charge Collections:
(a) Covered Amount
(b) Principal Funding Investment Proceeds
(c) Reserve Draw Amount (a MINUS b)

	4.	Amount on deposit in the Reserve Account after required withdrawals on the Distribution Date (2-3)

	5.	Closing Required Reserve Account Amount, if any, for the Distribution Date

	6.	The excess, if any (5 minus 4), of the Required Reserve Account Amount over the Available Reserve Account Amount

	7.	Amounts deposited pursuant to Section 4.05(i)

	8.	Remaining excess of the Required Reserve Account Amount over the Available Reserve Account Amount if any (6-7)

	9.	Reserve Account Surplus, if any (2-(5+3)), paid to the Issuer

J.	INFORMATION REGARDING ACCUMULATION PERIOD

	1.	Controlled Accumulation Period Length (months)

	2.	Controlled Accumulation Amount (as recalculated, if Accumulation Period Length is shortened pursuant to Section 4.03(a))

IN WITNESS thereof, the undersigned has duly executed and delivered this Certificate the    day of            , 20    .

WORLD’S FOREMOST BANK,
Servicer

By
Name
Title

ATTACHMENT 1

TO

FORM OF MONTHLY NOTEHOLDERS’ STATEMENT

SERVICER’S CERTIFICATE

The undersigned, a duly authorized representative of World’s Foremost Bank, as Servicer, does hereby certify as follows:

1.	The Transferor Interest is less than Minimum Transferor Interest	[Yes][No]

(a) Transferor Interest as of the Determination Date
(b) Minimum Transferor Interest as of the Determination Date

2.	The Aggregate Principal Receivables is less than the Minimum Aggregate Principal Receivables	[Yes][No]

(a) Aggregate Principal Receivables as of the Determination Date
(b) Minimum Aggregate Principal Receivables as of the Determination Date

3.	The Minimum Net Worth Covenant has not been satisfied as of the last day of the Related Fiscal Quarter	[Yes][No]

(a) Consolidated Net Worth
(b) Minimum Net Worth Covenant

4.	Are there any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments? If the answer is yes, please describe.	[Yes][No]

5.	Are there any material breaches of representations and warranties relating to the pool assets or material breaches of covenants under the Transaction Documents? If the answer is yes, please describe.	[Yes][No]

6.	Are there any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new pool assets? If the answer is yes, please describe.	[Yes][No]

7.	Are there any material changes to the pool assets? If the answer is yes, please describe.	[Yes][No]

IN WITNESS thereof, the undersigned has duly executed and delivered this Certificate the     day of             , 20    .

WORLD’S FOREMOST BANK,
Servicer

By
Name
Title

EXHIBIT D

FORM OF INVESTMENT LETTER

INVESTOR REPRESENTATION LETTER

March 16, 2015

U.S. Bank National Association

as Indenture Trustee

60 Livingston Avenue, EP-MN-WS3D

St. Paul, Minnesota 55107

Attention: Structured Finance/Cabela’s Credit Card Master Note Trust, Series 2015-I

Cabela’s Credit Card Master Note Trust

c/o Wells Fargo Delaware Trust Company, National Association

919 Market Street, Suite 1600

Wilmington, Delaware 19801

Attention: Corporate Trust Administration

World’s Foremost Bank

4800 N.W. 1st Street,

Suite 300

Lincoln, Nebraska 68521

Attention: Kevin J. Werts

Re:	Cabela’s Credit Card Master Note Trust

U.S. $10,313,000 Class D Fixed Rate Asset-Backed Notes, Series 2015-I (the “Class D notes”)

Ladies and Gentlemen:

The undersigned (the “Purchaser”) proposes to purchase the Class D notes identified below issued by Cabela’s Credit Card Master Note Trust (the “issuer”), pursuant to the Series 2015-I Indenture Supplement, dated as of March 16, 2015 (the “Supplement”), among the issuer, World’s Foremost Bank, as servicer, and U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”). Capitalized terms not defined herein shall have the meaning set forth in the Cabela’s Credit Card Master Note Trust Prospectus, dated March 3, 2015 (the “prospectus”). In connection with our proposed purchase of such Class D notes, we acknowledge, represent, agree and confirm the following statements:

The Class D notes will be offered and may be resold only to: (1) the issuer or “a person involved in the organization or operation of the issuer or an affiliate of such a person” within the meaning of Rule 3a-7 under the 1940 Act, and (2) “qualified institutional buyers” (“QIBs”) pursuant to Rule 144A of the Securities Act.

The Class D notes have not been and will not be registered under the Securities Act or any state or other applicable securities law and that the Class D notes, or any interest therein, may not be offered, sold, pledged or otherwise transferred unless registered pursuant to, or exempt from registration under, the Securities Act and any other applicable securities law, and such transfer will not require the issuer to register under the 1940 Act.

None of the owner trustee, the indenture trustee or the initial purchasers or any person representing the issuer, the owner trustee, the indenture trustee or the initial purchasers has made any representation to the Purchaser with respect to the offering or sale of any of the Class D notes. The Purchaser has had access to such financial and other information concerning the issuer, Cabela’s Master Credit Card Trust, and the Class D notes as the Purchaser has deemed necessary in connection with its decision to purchase such notes.

The Class D notes will bear a legend to the following effect unless WFB Funding, LLC determines otherwise, consistent with applicable law:

“THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE, OR ANY INTEREST HEREIN, MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) TO THE ISSUER OR “A PERSON INVOLVED IN THE ORGANIZATION OR OPERATION OF THE ISSUER OR AN AFFILIATE OF SUCH A PERSON” WITHIN THE MEANING OF RULE 3A-7 UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED OR (2) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A “QIB”) PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT. EACH NOTE OWNER BY ACCEPTING A BENEFICIAL INTEREST IN THIS NOTE IS DEEMED TO REPRESENT THAT IT IS (A) “A PERSON INVOLVED IN THE ORGANIZATION OR OPERATION OF THE ISSUER OR AN AFFILIATE OF SUCH A PERSON” WITHIN THE MEANING OF RULE 3A-7 UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, OR (B) EITHER A QIB PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF ANOTHER QIB.

THIS NOTE MAY NOT BE SOLD OR TRANSFERRED TO ANY “BENEFIT PLAN INVESTOR” AS DEFINED IN U.S. DEPARTMENT OF LABOR REGULATION 29 C.F.R. SECTION 2510.3-101 AND ERISA SECTION 3(42), WHICH INCLUDES ANY EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I, SUBTITLE B, PART 4

OF ERISA, ANY PLAN TO WHICH SECTION 4975 OF THE INTERNAL REVENUE CODE APPLIES, OR ANY ENTITY THE UNDERLYING ASSETS OF WHICH INCLUDE PLAN ASSETS BY REASON OF A PLAN’S INVESTMENT IN THE ENTITY, INCLUDING CERTAIN INSURANCE COMPANY GENERAL ACCOUNTS, INSURANCE COMPANY SEPARATE ACCOUNTS AND BANK COLLECTIVE TRUSTS IN WHICH PLANS INVEST, EXCEPT IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE SUPPLEMENT. FURTHER, THE HOLDER HEREOF, BY PURCHASING THIS NOTE, REPRESENTS AND WARRANTS EITHER (1) IT IS NOT ACTING ON BEHALF OF A GOVERNMENTAL, CHURCH OR NON-US PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE, LOCAL OR NON-US LAW THAT IS SUBSTANTIALLY SIMILAR TO THE PROVISIONS OF ERISA SECTION 406 OR CODE SECTION 4975 (“SIMILAR LAW”) AND IS NOT ACQUIRING THIS NOTE WITH ANY ASSETS OF ANY SUCH PLAN, OR (2) ITS ACQUISITION AND HOLDING OF THIS NOTE DOES NOT AND WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT VIOLATION OF SIMILAR LAW.

REGISTRATION OF TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WILL REQUIRE DELIVERY OF SUCH CERTIFICATES AND OTHER REQUIREMENTS AS ARE REQUIRED BY THE SUPPLEMENT, AS MORE SPECIFICALLY SET FORTH THEREIN.

BEFORE PURCHASING THIS NOTE, PURCHASERS SHOULD CONSULT COUNSEL WITH RESPECT TO THE AVAILABILITY AND CONDITIONS OF EXEMPTION FROM THE RESTRICTION ON RESALE OR TRANSFER. THE ISSUER HAS NOT AGREED TO REGISTER THIS NOTE UNDER THE SECURITIES ACT, TO QUALIFY THIS NOTE UNDER THE SECURITIES LAWS OF ANY STATE OR JURISDICTION OR TO PROVIDE REGISTRATION RIGHTS TO ANY PURCHASER.

AS SET FORTH HEREIN, THE OUTSTANDING PRINCIPAL BALANCE OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

EACH HOLDER AND EACH BENEFICIAL OWNER OF THIS NOTE, BY ACQUIRING THIS NOTE OR ITS INTEREST IN THIS NOTE, AS THE CASE MAY BE, SHALL BE DEEMED TO HAVE AGREED TO TREAT, AND SHALL TREAT, THIS NOTE AS DEBT FOR U.S. FEDERAL INCOME TAX PURPOSES AND, TO THE EXTENT PERMITTED BY LAW, STATE AND LOCAL INCOME AND FRANCHISE TAX PURPOSES AND SHALL TAKE NO ACTION INCONSISTENT WITH SUCH TREATMENT UNLESS REQUIRED BY ANY RELEVANT TAXING AUTHORITY.”

If we are acquiring any Class D note, or any interest therein, as a fiduciary or agent for one or more investor accounts, that we have sole investment discretion with respect to that account and that we have full power to make the acknowledgments, representations and agreements contained herein on behalf of each of those accounts.

We (1) are “a person involved in the organization or operation of the issuer or an affiliate of such a person” within the meaning of Rule 3a-7 under the 1940 Act or (2) (a) are a QIB, (b)

are aware that the sale to us is being made in reliance on Rule 144A and if we are acquiring those Class D notes or any interest therein for the account of another QIB, that the other QIB is aware that the sale is being made in reliance on Rule 144A and (c) are acquiring those Class D notes or any interest therein for our own account or for the account of a QIB.

We are purchasing the Class D notes for our own account, or for one or more investor accounts for which we are acting as fiduciary or agent, in each case for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, subject to any requirements of law that the disposition of our property or the property of that investor account or accounts be at all times within our or their control and subject to our or their ability to resell those Class D notes, or any interest therein, as described herein and as provided in the master indenture or the Supplement.

We agree that if in the future we should offer, sell or otherwise transfer that Class D note or any interest therein, we will do so only (A) to the issuer or “a person involved in the organization or operation of the issuer or an affiliate of such a person” within the meaning of Rule 3a-7 under the 1940 Act or its affiliates or (B) pursuant to Rule 144A to a person who we reasonably believe is a QIB in a transaction meeting the requirements of Rule 144A, purchasing for its own account or for the account of a QIB, whom we have informed that such offer, sale or other transfer is being made in reliance on Rule 144A.

WFB Funding, LLC, the owner trustee, the indenture trustee and others will rely on the truth and accuracy of the foregoing acknowledgments, representations and agreements, and agree that if any of the foregoing acknowledgments, representations and agreements deemed to have been made by us are no longer accurate, we shall promptly notify WFB Funding, LLC, the owner trustee and the indenture trustee.

We agree that we will not transfer any Class D notes or any interest therein without the prior written consent of WFB Funding, LLC, which consent shall not be unreasonably withheld (it being understood that such consent shall be considered to be withheld reasonably on the basis that following such proposed transfer the number of Private Holders would exceed 80 or the issuer would otherwise be in jeopardy of being treated as a publicly traded partnership pursuant to Section 7704 of the Code).

We are and will remain the beneficial owner for United States Federal income tax purposes and we are and will remain a “United States person” for such purposes, in each case for so long as we hold any interest in a Class D note.

By our acceptance of an interest in the Class D notes, we agree to treat the Class D notes for Federal, state and local income and franchise tax purposes as indebtedness of the transferor.

We are properly classified as, and shall remain classified as, a “corporation” as described in Section 7701(a)(3) of the Code and are not, and so long as we shall be an owner of the Class D notes will not become, an “S Corporation” (within the meaning of Section 1361(a) of the Code) for U.S. Federal income tax purposes, a “partnership” or a grantor trust, in each case as described in the Code. In the event of any breach of our representation, warranty and covenant in this paragraph, we will (i) notify WFB Funding, LLC promptly upon us becoming aware of such breach, and we will use reasonable efforts to procure a replacement investor not so affected that is acceptable to WFB Funding, LLC to replace us, and (ii) take all actions necessary to permit a replacement investor to succeed to its rights under the Class D notes. In any such event we agree that WFB Funding, LLC may procure such replacement investor.

We represent, warrant and covenant that we have not acquired, and shall not sell, trade or transfer any interest in the Class D notes, nor cause any interest in the Class D notes to be marketed on or through either (i) an “established securities market (or the substantial equivalent thereof)” within the meaning of Section 7704(b)(1) of the Internal Revenue Code of 1986, as amended (the “Code”) and any Treasury Regulation thereunder (including an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise) or (ii) a “secondary market (or the substantial equivalent thereof)” within the meaning of Code Section 7704(b)(2) of the Code and any Treasury Regulation thereunder (including a market wherein interests in the Class D notes are regularly quoted by any person making a market in such interests and a market wherein any person regularly makes available bid or offer quotes with respect to interests in the Class D notes and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others).

Either [check one]—

☐	we are not a “benefit plan investor” as defined in U.S. Department of Labor Regulation 29 C.F.R. Section 2510.3-101 and ERISA Section 3(42) (“Benefit Plan Investor”), which includes any employee benefit plan subject to Part 4, Subtitle B of Title I of ERISA, any plan to which Section 4975 of the Internal Revenue Code applies (each, a “Plan”), or any entity the underlying assets of which include Plan assets by reason of a Plan’s investment in the entity, including certain insurance company general accounts, insurance company separate accounts and bank collective trusts in which Plans invest; OR

☐	we are acquiring Class D notes and the Class D notes will be held by or on behalf of, or with “plan assets” of, a Benefit Plan Investor and

(a)(1) we are purchasing the Class D notes with assets of an “insurance company general account” (within the meaning of DOL Prohibited Transaction Class Exemption (“PTCE”) 95-60 (a “General Account”); (2) our purchase of the Class D notes is eligible for the exemptive relief afforded under Section I of PTCE 95-60; and (3) less than     % (enter a percentage not in excess of 25%) of the assets of such General Account constitute “plan assets” of Benefit Plan Investors; and

(b) we understand that our proposed purchase of the Class D notes will not be accepted unless, immediately after the most recent acquisition of Class D notes of the issuer, less than 25% of the total value of the Class D notes is held by Benefit Plan Investors.

We are ☐ or are not ☐ [check one] any person who has discretionary authority with respect to the management, or renders investment advice for a fee (direct or indirect) with respect to the assets of the issuer or any affiliate thereof.

We represent to you and warrant that we will not assign or transfer the Class D notes to any person unless such person has executed and delivered an investment letter to the issuer, the servicer and the Indenture Trustee substantially in the form of this Investment Letter and otherwise satisfactory to WFB Funding, LLC.

We represent to you and warrant that we understand that the Class D notes will be definitive, certificated securities and will not be represented by any certificate held through The Depository Trust Company or any other depository or clearing corporation.

Registration of transfer of any Class D note or any interest therein will require delivery of such certificates and other requirements as are required by the Supplement, as more specifically set forth therein.

Transfers of the Class D notes or any interest shall otherwise be subject in all respects to the restrictions applicable thereto contained in the indenture or the Supplement.

We agree (for the benefit of the issuer, the Indenture Trustee, the servicer and WFB Funding, LLC) to promptly provide IRS form W-9 and to comply with all applicable U.S. laws and regulations with regard to the related withholding tax exemptions.

Very truly yours,

(Name of Investor)

By:
Name:
Title:

NOTES TO BE PURCHASED

U.S. $10,313,000 aggregate principal amount of Class D Fixed Rate Asset-Backed Notes, 2015-I